Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”) is executed as of January 22, 2024, by and among KODIAK GAS SERVICES, INC. (as successor borrower to Frontier Intermediate Holding, LLC), a Delaware corporation (“Kodiak Corp”), KODIAK GAS SERVICES, LLC, a Delaware limited liability company (the “Kodiak Borrower” and, together with Kodiak Corp, each a “Borrower” and, collectively, the “Borrowers”), the other Obligors party hereto, JPMORGAN CHASE BANK, N.A., a national banking association, in its capacity as administrative agent (in such capacity, the “Administrative Agent”), and the Lenders party hereto. Unless otherwise defined herein, all capitalized terms used herein which are defined in the Amended Credit Agreement (as defined below) shall have the meanings given such terms in the Amended Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrowers, the other Obligors, the Administrative Agent and the Lenders are parties to that certain Fourth Amended and Restated Credit Agreement dated as of March 22, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended by this Third Amendment, the “Amended Credit Agreement”), pursuant to which the Lenders have agreed to make certain loans and other extensions of credit to the Borrowers in accordance with the terms and conditions set forth therein; and

WHEREAS, the Borrowers, the Administrative Agent and the Required Lenders desire to amend the Credit Agreement as set forth herein.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Third Amendment, but subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, effective as of the Third Amendment Effective Date (as defined below):

1.1 the Credit Agreement is hereby amended to read in its entirety in the form attached as Annex A hereto;

1.2 a new Schedule 1.01 is hereby added and deemed attached to the Amended Credit Agreement and shall read in its entirety as set forth on Schedule 1.01 hereto; and

1.3 a new Exhibit G is hereby added and deemed attached to the Amended Credit Agreement and shall read in its entirety as set forth on Exhibit G hereto.

SECTION 2. Conditions Precedent. The effectiveness of this Third Amendment is subject to the satisfaction (or waiver by the Required Lenders) of the following conditions precedent (the date on which such conditions precedent are satisfied, the “Third Amendment Effective Date”):

2.1 Counterparts: The Administrative Agent (or its counsel) shall have received duly executed counterparts of this Third Amendment from the Borrowers, the other Obligors and Lenders constituting at least the Required Lenders.

2.2 Representations and Warranties. Each representation and warranty contained in Section 3 of this Third Amendment shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof.

2.3 Fees. The Administrative Agent and the Lenders party hereto, as applicable, shall have received (i) all fees required to be paid on the Third Amendment Effective Date and (ii) all other amounts due and payable on or prior to the Third Amendment Effective Date for which invoices have been presented to the Borrower Representative at least one (1) Business Day prior to the Third Amendment Effective Date (or such shorter period of time as may be agreed to by the Borrower Representative), including, without limitation, the reimbursement or payment of all reasonable out-of-pocket fees and expenses required to be reimbursed or paid by the Borrowers under the Amended Credit Agreement (including the fees and expenses of Vinson & Elkins L.L.P., counsel to the Administrative Agent).

2.4 Closing Certificate. The Administrative Agent shall have received a certificate, signed by a Financial Officer of the Borrower Representative, dated as of the Third Amendment Effective Date (i) stating that as of the Third Amendment Effective Date before and after giving effect to this Third Amendment, no Default or Event of Default has occurred and is continuing, (ii) stating that the representations and warranties contained in Section 3 of this Third Amendment are true and correct in all material respects as of the Third Amendment Effective Date (it being understood and agreed that any representation or warranty that is subject to any materiality qualifier shall be required to be true and correct in all respects), and (iii) certifying that attached thereto is a true, correct and complete copy of the Burro Merger Agreement as in effect on the Third Amendment Effective Date.

2.5 Evidence of Merger. The Administrative Agent shall have received reasonably satisfactory evidence of the merger of (i) each of Frontier Intermediate GP, Inc., Frontier Intermediate, L.P. and Frontier Parent, Inc. ultimately into Kodiak Corp (with Kodiak Corp as the surviving entity), (ii) each of Pegasus EOR, LLC and Pegasus Optimization Employer, LLC ultimately into the Kodiak Borrower (with the Kodiak Borrower as the surviving entity) and (iii) PRM Compression II, LLC into Pegasus Optimization Managers, LLC (with Pegasus Optimization Managers, LLC as the surviving entity).

Without limiting the generality of the provisions of Article VIII of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Third Amendment shall be deemed to have consented to, approved or accepted or be satisfied with, each document or other matter required under this Section 2 to be consented to or approved by or be acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Third Amendment Effective Date specifying its objection thereto. All documents executed or submitted pursuant to this Section 2

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by and on behalf of any of the Obligors shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel. The Administrative Agent shall notify the Borrower Representative and the Lenders of the Third Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 3. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Third Amendment, the Obligors hereby jointly and severally represent and warrant to the Administrative Agent and the Lenders that:

3.1 Accuracy of Representations and Warranties. Both before and after giving effect to this Third Amendment, each of the representations and warranties of each Obligor contained in the Loan Documents is true and correct in all material respects (without duplication of any materiality qualifier contained therein) (except that any representation or warranty that by its terms is made as of a specified earlier date is true and correct in all material respects (without duplication of any materiality qualifier contained therein) only as of such specified earlier date) as of the date hereof.

3.2 Due Authorization, No Conflicts. The execution, delivery and performance of this Third Amendment by each Obligor (a) are within each Obligor’s limited liability company or corporate power and have been duly authorized by all necessary limited liability company or corporate action, (b) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except where the failure to do so, individually or in the aggregate, would not be reasonably expected to result in a Material Adverse Effect, (c) do not violate or constitute a default under any provision of applicable law or any material indenture, agreement or other instrument binding upon any Obligor or any of its Restricted Subsidiaries or the assets of any Obligor or any of its Restricted Subsidiaries (other than any indenture, agreement or other instrument the violation of which could not reasonably be expected to be materially adverse to any Secured Party), or give rise to a right thereunder to require any payment to be made by any Obligor or any of its Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Obligor or any of its Restricted Subsidiaries, except for Liens created pursuant to the Loan Documents.

3.3 Validity and Binding Effect. As of the date hereof, this Third Amendment constitutes the valid and binding obligations of each of the Obligors enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.4 Absence of Defaults. Both immediately before and immediately after giving effect to this Third Amendment, no Default or Event of Default has occurred and is continuing.

3.5 No Defense. No Obligor has any defense to payment, counterclaim or rights of set-off with respect to the Secured Obligations on the date hereof.

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SECTION 4. Miscellaneous.

4.1 Reaffirmation of Loan Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as amended hereby, remain in full force and effect. The Obligors hereby extend the Liens securing the Secured Obligations until the Secured Obligations have been paid in full, and agree that the amendments and waivers herein contained shall in no manner affect or impair the Secured Obligations or the Liens securing payment and performance thereof, all of which are ratified and confirmed. This Third Amendment constitutes a Loan Document.

4.2 Parties in Interest. All of the terms and provisions of this Third Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

4.3 Counterparts. This Third Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Third Amendment that is an Electronic Signature transmitted by facsimile, emailed “.pdf” or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Third Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Third Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed “.pdf” or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or any other Obligor without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart.

4.4 COMPLETE AGREEMENT. THIS THIRD AMENDMENT, THE AMENDED CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREOF.

4.5 Headings. The headings, captions and arrangements used in this Third Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Third Amendment, nor affect the meaning thereof.

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4.6 No Implied Waivers. No failure or delay on the part of the Administrative Agent or any Lender in exercising, and no course of dealing with respect to, any right, power or privilege under this Third Amendment, the Amended Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Third Amendment, the Amended Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege, all of which are cumulative and may be exercised without notice except to the extent notice is expressly required (and has not been waived) under the Amended Credit Agreement, the other Loan Documents and applicable law.

4.7 Review and Construction of Documents. Each Obligor hereby acknowledges, and represents and warrants to the Administrative Agent and the Lenders, that (a) such Obligor has had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Third Amendment with its legal counsel, (b) such Obligor has reviewed this Third Amendment and fully understands the effects thereof and all terms and provisions contained herein, (c) such Obligor has executed this Third Amendment of its own free will and volition, and (d) this Third Amendment shall be construed as if jointly drafted by the Obligors and the Lenders. The recitals contained in this Third Amendment shall be construed to be part of the operative terms and provisions of this Third Amendment.

4.8 Arms-Length/Good Faith. This Third Amendment has been negotiated at arms-length and in good faith by the parties hereto.

4.9 Interpretation. Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa.

4.10 Severability. In case any one or more of the provisions contained in this Third Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Third Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

4.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS THIRD AMENDMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS THIRD AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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4.12 Governing Law. This Third Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks.

4.13 Amendments to the Security Agreement. The Lenders party hereto, constituting the Required Lenders, hereby consent to and instruct the Administrative Agent, with the consent of the Obligors only, to enter into an amendment to the Security Agreement to effectuate certain modifications thereto substantially consistent with those (a) disclosed to the Lenders on or prior to the Third Amendment Effective Date or (b) contemplated in the Amended Credit Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers on the date and year first above written.

BORROWERS:

KODIAK GAS SERVICES, INC.

By:	/s/ John B. Griggs
Name: John B. Griggs
Title: Executive Vice President and Chief Financial Officer

KODIAK GAS SERVICES, LLC

By:	/s/ John B. Griggs
Name: John B. Griggs
Title: Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – KODIAK]

OTHER OBLIGORS:

PEGASUS OPTIMIZATION MANAGERS, LLC

By:	/s/ John B. Griggs
Name: John B. Griggs
Title: Executive Vice President and Chief Financial Officer

FRONTIER ACQUISITION I, INC.

By:	/s/ John B. Griggs
Name: John B. Griggs
Title: Executive Vice President and Chief Financial Officer

FRONTIER ACQUISITION II, INC.

By:	/s/ John B. Griggs
Name: John B. Griggs
Title: Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – KODIAK]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, an Issuing Bank, Swingline Lender and a Lender

By:	/s/ Umar Hassan
Name: Umar Hassan
Title: Authorized Officer

[SIGNATURE PAGE TO THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – KODIAK]

BANK OZK, as a Lender

By:	/s/ Michael Song
Name:	Michael Song
Title:	Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – KODIAK]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Griffin Bayoud
Name:	Griffin Bayoud
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – KODIAK]

FLAGSTAR SPECIALTY FINANCE COMPANY, LLC (formerly known as NYCB Specialty Finance Company, LLC), as a Lender

By:	/s/ Willard Dickerson
Name:	Willard Dickerson
Title:	Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – KODIAK]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brad Miller
Name:	Brad Miller
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – KODIAK]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ William Kane
Name:	William Kane
Title:	Vice president

[SIGNATURE PAGE TO THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – KODIAK]

REGIONS BANK, as a Lender

By:	/s/ Eric Morse
Name:	Eric Morse
Title:	Managing Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – KODIAK]

TRUIST BANK, as a Lender

By:	/s/ Melissa Mok
Name:	Melissa Mok
Title:	Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – KODIAK]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – KODIAK]

CATERPILLAR FINANCIAL SERVICES CORPORATION, as a Lender

By:	/s/ Pasqual Slaughter
Name:	Pasqual Slaughter
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – KODIAK]

FIRST HORIZON BANK, as a Lender

By:	/s/ Robert Scott Chidgey
Name:	Robert Scott Chidgey
Title:	Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – KODIAK]

TEXAS CAPITAL BANK, as a Lender

By:	/s/ Dan Clubb
Name:	Dan Clubb
Title:	Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – KODIAK]

FIRST-CITIZENS BANK & TRUST COMPANY, as a Lender

By:	/s/ Christopher Solley
Name:	Christopher Solley
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – KODIAK]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Priyankush Goswami
Name:	Priyankush Goswami
Title:	Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – KODIAK]

WEBSTER BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Lawrence J. Cannariato
Name:	Lawrence J. Cannariato
Title:	Managing Director - Portfolio Management

[SIGNATURE PAGE TO THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – KODIAK]

COMERICA BANK, as a Lender

By:	/s/ Walter F Rodee III
Name:	Walter F Rodee III
Title:	Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – KODIAK]

BOKF, NA DBA BOK FINANCIAL, as a Lender

By:	/s/ David Risen
Name:	David Risen
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – KODIAK]

CADENCE BANK, as a Lender

By:	/s/ Daryn Veney
Name:	Daryn Veney
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – KODIAK]

SUNFLOWER BANK, N.A., as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT – KODIAK]

EXECUTION VERSION

ANNEX A

Amended Credit Agreement

[See attached]

Annex A to Third Amendment

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

March 22, 2023

among

KODIAK GAS SERVICES, INC. (AS SUCCESSOR BORROWER TO FRONTIER

INTERMEDIATE HOLDING, LLC)

and

KODIAK GAS SERVICES, LLC,

as Borrowers,

The Other Obligors Party Hereto,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

as Lead Left Lead Arranger and Joint Bookrunner

BANK OZK, BANK OF AMERICA, N.A., NYCB SPECIALTY FINANCE COMPANY, LLC and

PNC BANK, NATIONAL ASSOCIATION,

as Joint Lead Arrangers, Joint Bookrunners, and Co-Syndication Agents

FIFTH THIRD BANK, NATIONAL ASSOCIATION, REGIONS BANK and TRUIST

SECURITIES, INC.,

as Joint Lead Arranger and Joint Bookrunner

FIFTH THIRD BANK, NATIONAL ASSOCIATION, REGIONS BANK, TRUIST BANK and

BARCLAYS BANK PLC,

as Co-Documentation Agents

TABLE OF CONTENTS

		Page

ARTICLE I DEFINITIONS		2

Section 1.01	Defined Terms	2
Section 1.02	Classification of Loans and Borrowings	57
Section 1.03	Terms Generally	57
Section 1.04	Accounting Terms; GAAP	59
Section 1.05	Pro Forma Adjustments for Acquisitions and Dispositions	58
Section 1.06	Status of Obligations	59
Section 1.07	Interest Rates; Benchmark Notifications	60
Section 1.08	Divisions	60

ARTICLE II THE CREDITS		60

Section 2.01	Commitments	60
Section 2.02	Loans and Borrowings	61
Section 2.03	Requests for Borrowings	61
Section 2.04	Protective Advances	62
Section 2.05	Swingline Loans	63
Section 2.06	Letters of Credit	65
Section 2.07	Funding of Borrowings	72
Section 2.08	Interest Elections	72
Section 2.09	Termination and Reduction of Commitments; Increase in Commitments	73
Section 2.10	Repayment of Loans; Evidence of Debt	76
Section 2.11	Prepayment of Loans	77
Section 2.12	Fees	78
Section 2.13	Interest	79
Section 2.14	Alternate Rate of Interest; Illegality	81
Section 2.15	Increased Costs	83
Section 2.16	Break Funding Payments	85
Section 2.17	Withholding of Taxes; Gross-Up	85
Section 2.18	Payments Generally; Allocation of Proceeds; Sharing of Set-offs	89
Section 2.19	Mitigation Obligations; Replacement of Lenders	91
Section 2.20	Defaulting Lenders	92
Section 2.21	Returned Payments	95
Section 2.22	Banking Services and Swap Agreements	95
Section 2.23	Extension Offers	96

ARTICLE III REPRESENTATIONS AND WARRANTIES		98

Section 3.01	Organization; Powers	98
Section 3.02	Authorization; Enforceability	98
Section 3.03	Governmental Approvals; No Conflicts	99
Section 3.04	Financial Condition; No Material Adverse Change	99
Section 3.05	Properties	99
Section 3.06	Litigation and Environmental Matters	100
Section 3.07	Compliance with Laws and Agreements; No Default	100
Section 3.08	Investment Company Status	100

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SCHEDULES:

Commitment Schedule
Schedule 1.01	–	Approved Foreign Subsidiaries
Schedule 2.02	–	Existing Term Benchmark Loans
Schedule 2.06	–	Existing Letters of Credit
Schedule 3.05	–	Properties
Schedule 3.06	–	Disclosed Matters
Schedule 3.09	–	Tax Claims
Schedule 3.12	–	Material Agreements
Schedule 3.14	–	Insurance
Schedule 3.15	–	Capitalization and Subsidiaries
Schedule 3.18	–	Affiliate Transactions
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.04	–	Existing Investments
Schedule 6.10	–	Existing Restrictions

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B	–	Form of Borrowing Base Certificate
Exhibit C	–	Form of Compliance Certificate
Exhibit D	–	Joinder Agreement
Exhibit E-1	–	U.S. Tax Certificate (For Foreign Lenders that are not Partnerships)
for U.S. Federal Income Tax Purposes)
Exhibit E-2	–	U.S. Tax Certificate (For Foreign Participants that are not
Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-3	–	U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-4	–	U.S. Tax Certificate (For Foreign Lenders that are Partnerships for
U.S. Federal Income Tax Purposes)
Exhibit F-1	–	Form of Commitment Increase Agreement
Exhibit F-2	–	Form of Additional Lender Agreement
Exhibit G	–	Form of Amended LLC Agreement

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THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 22, 2023 (as it may be amended, restated, amended and restated, supplemented or modified from time to time, this “Agreement”) among KODIAK GAS SERVICES, INC. (as successor borrower to Frontier Intermediate Holding, LLC), a Delaware corporation (“Kodiak Corp”), KODIAK GAS SERVICES, LLC, a Delaware limited liability company (the “Kodiak Borrower”), the other Obligors party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Existing Borrowers, the other Obligors party thereto, the Administrative Agent and certain Lenders were parties to that certain Third Amended and Restated Credit Agreement dated as of October 24, 2019 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”, and all indebtedness arising pursuant to the Existing Credit Agreement, the “Existing Indebtedness”), pursuant to which such Lenders provided certain loans and extensions of credit to the Existing Borrowers; and

WHEREAS, subject to the conditions precedent set forth herein, the parties hereto desire to amend and restate the Existing Credit Agreement in its entirety in the form of this Agreement, and the Existing Borrowers desire to extend and continue the Existing Indebtedness as Loans hereunder and obtain additional Loans and Letters of Credit for the purposes permitted herein; and

WHEREAS, after giving effect to the amendment and restatement of the Existing Credit Agreement pursuant to the terms hereof, the Commitments (as defined below) of the Lenders hereunder will be as set forth on the Commitment Schedule attached hereto; and

NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the satisfaction of each condition precedent contained in Section 4.01 hereof, the Existing Credit Agreement shall be amended and restated in its entirety as of the Effective Date (as defined below) in the form of this Agreement. It is the intention of the Existing Borrowers and the Lenders, and such parties hereby agree, that this Agreement supersedes and replaces the Existing Credit Agreement in its entirety, and that (i) such amendment and restatement shall operate to renew, amend and modify certain of the rights and obligations of the parties under the Existing Credit Agreement as provided herein, but shall not act as a novation thereof, and (ii) the Liens securing the “Secured Obligations” under and as defined in the Existing Credit Agreement shall not be extinguished, but shall be carried forward and shall secure such obligations and indebtedness as renewed, amended, restated and modified hereby.

The parties hereto further agree that the Existing Credit Agreement shall be amended and restated in its entirety to read as follows:

ARTICLE I

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account” has the meaning assigned to such term in the Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Loan Party (a) acquires any going concern or on-going business or all or substantially all of the assets of any Person that is intended to be the sale of an entire business/division, whether through purchase of assets, merger or otherwise; provided that the purchase of one or more Compressor Units in the ordinary course of business that represents all or substantially all of the assets of any Person shall not constitute an Acquisition or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person which has ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.

“Acquisition Payment Conditions” means, with respect to any Permitted Acquisition to be made pursuant to Section 6.04(l), if the total consideration (including the maximum potential total amount of all deferred payment obligations (including earn-outs) and Indebtedness assumed or incurred) for all Permitted Acquisitions made pursuant to Section 6.04(l) during the term of this Agreement (a) does not exceed $50,000,000, (i) the Borrowers shall have Availability (calculated on a pro forma basis after giving effect to such Permitted Acquisition) exceeding $125,000,000 and (ii) the Interest Coverage Ratio (calculated on a pro forma basis after giving effect to such Permitted Acquisition) shall be greater than 2.50 to 1.00 or (b) exceeds $50,000,000, (i) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition, (ii) the Borrowers shall have Availability (calculated on a pro forma basis after giving effect to such Permitted Acquisition), exceeding (1) $125,000,000 or (2) $100,000,000 so long as, on the date that the definitive binding agreement with respect to such Acquisition is executed, the Adjusted Leverage Ratio (calculated on a pro forma basis after giving effect to such Permitted Acquisition and all related transactions) is at least 0.25 to 1.00 less than the Leverage Ratio calculated as of the last day of the most recently ended fiscal quarter prior to such execution for which financial statements have been delivered in accordance with this Agreement and (iii) the Borrowers shall be in pro forma compliance (on a pro forma basis after giving effect to such Permitted Acquisition) with the financial covenants contained in Section 6.12; provided, however, that if the Burro Mergers do not occur on or prior to the Reversion Date, “Acquisition Payment Conditions” shall instead mean, with respect to any Permitted Acquisition to be made pursuant to Section 6.04(l), if the total consideration (including the maximum potential total amount of all deferred payment obligations (including earn-outs) and Indebtedness assumed or incurred) for all Acquisitions made during the term of this Agreement (a) does not exceed $50,000,000, (i) the Borrowers shall have Availability, on a pro forma basis and at all times during the Pro Forma Period prior to the consummation of such Acquisition, exceeding the greater of (x) $50,000,000 and (y) 10% of the Aggregate Commitment in effect at such time and (ii) the Interest Coverage Ratio calculated on a pro forma basis after giving effect to the Acquisition at the beginning of the Pro Forma Period shall be greater than 2.50 to 1.00 or (b) exceeds $50,000,000, (i) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Acquisition, (ii) the Borrowers shall have Availability, on a pro forma basis and at all times during the Pro Forma Period prior to the consummation of such Acquisition, exceeding (1) the greater of (x) $200,000,000 and (y) 10% of the Aggregate Commitment in effect at such time or (2) $100,000,000 so long as, on the date that the definitive binding agreement with respect to such Acquisition is executed, the Adjusted Leverage Ratio calculated after giving effect to such Acquisition and all related transactions is at least 0.25 to 1.00 less than the Leverage Ratio calculated as of the last day of the most recently ended fiscal quarter prior to such execution for which financial statements have been delivered in accordance with this Agreement and (iii) the Borrowers shall be in pro forma compliance (on a pro forma basis after giving effect to the Acquisition at the beginning of the Pro Forma Period) with the financial covenants contained in Section 6.12. For purposes of this definition, Availability shall be calculated on a pro forma basis giving effect to all consideration given in connection with the applicable Permitted Acquisition, other than Equity Interests of Kodiak Corp delivered to the seller(s) in such Acquisition, as having been paid in cash at the time of making such Acquisition. For purposes of this definition, “Adjusted Leverage Ratio” means, with respect to any Permitted Acquisition, the ratio of (a) Total Indebtedness calculated as of the last day of the most recently ended fiscal quarter prior to the date that the definitive binding agreement with respect to such Acquisition is executed for which financial statements have been delivered in accordance with this Agreement, plus total consideration (including the maximum potential total amount of all deferred payment obligations (including earn-outs) and Indebtedness assumed or incurred) for such Acquisition, minus the amount of such total consideration funded with equity, including any new cash equity investment and any rollover equity invested, in each case, in connection with the consummation of such Acquisition, to (b) EBITDA calculated for the most recently ended fiscal quarter prior to such execution for which financial statements have been delivered in accordance with this Agreement multiplied by four (4), calculated after giving pro forma effect to such Acquisition in accordance with Section 1.05.

“Activation Period” means any period commencing on the first date on which Availability is less than $125,000,000, and continuing until the date on which Availability is equal to or greater than $125,000,000; provided, however, that if the Burro Mergers do not occur on or prior to the Reversion Date, “Activation Period” shall instead mean any period commencing either (a) on the first date on which a Default or an Event of Default has occurred and is continuing or (b) when Availability is less than the greater of $200,000,000 and ten percent (10%) of the Aggregate Commitment in effect at such time for a period of three (3) consecutive Business Days, and continuing until the date upon which both (i) Availability has been equal to or greater than the greater of $200,000,000 and ten percent (10%) of the Aggregate Commitment in effect at such time at all times during the preceding thirty (30) consecutive day period, and (ii) no Default or Event of Default has occurred and is continuing during such thirty (30) consecutive day period.

“Additional Lender Agreement” has the meaning assigned to such term in Section 2.09(f).

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) Daily Simple SOFR, plus (b) 0.10%; provided that if Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Leverage Ratio” has the meaning assigned to such term in the definition of the “Acquisition Payment Conditions”.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMCB (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person; provided that, except for purposes of Section 6.09, no Person shall be an Affiliate of Kodiak Corp or any of its Subsidiaries solely because it is a portfolio company of the Sponsor.

“Agent Indemnitee” has the meaning assigned to such term in Section 9.03(c).

“Aggregate Commitment” means, at any time, the aggregate of the Commitments of all the Lenders, as increased or reduced from time to time pursuant to the terms and conditions hereof. As of the Third Amendment Effective Date, the Aggregate Commitment is $2,200,000,000.

“Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders at such time.

“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all the Lenders at such time.

“Agreement” has the meaning assigned to such term in the preamble hereof.

“Amended LLC Agreement” means that certain Sixth Amended and Restated Limited Liability Company Agreement of the Kodiak Borrower substantially in the form attached hereto as Exhibit G.

“Ancillary Document” has the meaning assigned to such term in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Parties” has the meaning assigned to such term in Section 8.03(c).

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure, Overadvance Exposure or Swingline Loans, a percentage equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment (provided that, if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the Aggregate Revolving Exposure at that time), and (b) with respect to Protective Advance Exposure or with respect to the Aggregate Credit Exposure, a percentage based upon its share of the Aggregate Credit Exposure and the unused Commitments; provided that, in accordance with Section 2.20, so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Commitment shall be disregarded in the calculations under clauses (a) and (b) above (except with respect to any waiver, amendment, or modification with respect to which a Defaulting Lender is entitled to vote pursuant to Section 2.20(c)).

“Applicable Rate” means, for any day, with respect to any Loan, the applicable rate per annum set forth below under the caption “Term Benchmark/RFR Applicable Rate” or “CBFR Applicable Rate”, as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that until delivery to the Administrative Agent, pursuant to Section 5.01, of the Kodiak Borrower’s consolidated financial information for the fiscal quarter ending on June 30, 2023, the “Applicable Rate” shall be the applicable rate per annum set forth below in Level V:

LEVELS	LEVERAGE RATIO	TERM BENCHMARK/RFR APPLICABLE RATE	CBFR APPLICABLE RATE
Level I	Leverage Ratio is < 3.00 to 1.00	2.00%	1.00%
Level II	Leverage Ratio is < 4.00 to 1.00 but > 3.00 to 1.00	2.25%	1.25%
Level III	Leverage Ratio is < 5.00 to 1.00 but > 4.00 to 1.00	2.50%	1.50%
Level IV	Leverage Ratio is < 5.50 to 1.00 but > 5.00 to 1.00	2.75%	1.75%
Level V	Leverage Ratio is > 5.50 to 1.00	3.00%	2.00%

For purposes of the foregoing, (a) the Applicable Rate shall be determined on a quarterly basis based upon Kodiak Corp’s consolidated financial statements delivered for the last month of each fiscal quarter from time to time delivered pursuant to Section 5.01 and (b) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Leverage Ratio shall be deemed to be in Level V at the option of the Administrative Agent or at the request of the Required Lenders if the Kodiak Borrower fails to deliver the consolidated financial statements for the last month of each fiscal quarter required to be delivered by it pursuant to Section 5.01 during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

In the event that any consolidated financial statements or Compliance Certificate required to be delivered pursuant to Section 5.01 is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, and only in such case, then the Kodiak Borrower shall immediately (i) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (ii) determine the Applicable Rate for such Applicable Period based upon the corrected Compliance Certificate, and (iii) immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.18. The preceding sentence is in addition to the rights of the Administrative Agent and the Lenders with respect to Section 2.13 and Article VII and other of their respective rights under this Agreement.

“Approved Electronic Platform” has the meaning assigned to such term in Section 8.03(a).

“Approved Foreign Subsidiaries” means (a) from and after the Burro Mergers Effective Date, each Foreign Subsidiary acquired, directly or indirectly, by Kodiak Corp pursuant to the Burro Merger Agreement and listed on Schedule 1.01 and (b) each other Subsidiary incorporated under the laws of (i) the Netherlands, (ii) Luxembourg, (iii) Canada, (iv) Australia, (v) New Zealand and (vi) any other jurisdiction acceptable to the Administrative Agent in its reasonable discretion.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Asset Disposition Limitation” has the meaning assigned to such term in Section 6.05(g).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Availability” means, at any time, an amount equal to (a) the lesser of (i) the Aggregate Commitment and (ii) the Borrowing Base minus (b) the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings and the aggregate LC Exposure) minus (c) Availability Reserves.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments (and, if such day is not a Business Day, then on the immediately preceding Business Day); provided that, for the avoidance of doubt, the Availability Period may be extended for Extended Commitments pursuant to an Extension Amendment in accordance with Section 2.23.

“Availability Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to establish with respect to the maximum amount available for borrowing under the Commitments. Such Availability Reserves include, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, reserves for Swap Obligations, Banking Services Reserves, Rent Reserves and reserves for taxes, fees, assessments, and other governmental charges; provided, that Availability Reserves shall not include any reserves included in any contemporaneously effective calculation of “Borrowing Base Reserves”.

“Availability Trigger Period” means any period commencing on the first date on which Availability is less than the greater of (a) $200,000,000 and (b) 10% of the Aggregate Commitment in effect at such time, and continuing until the date on which Availability is equal to or greater than the greater of (i) $200,000,000 and (ii) 10% of the Aggregate Commitment in effect at such time.

“Available Revolving Commitment” means, at any time, the Aggregate Commitment minus the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to any Obligor or Restricted Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts, cash pooling services and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Obligors or their Restricted Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserves” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Bankruptcy Plan” has the meaning assigned to such term in Section 9.04(g)(iii).

“Benchmark” means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)	Adjusted Daily Simple SOFR;

(2)

the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Representative for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “CB Floating Rate,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)

in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower Representative” has the meaning assigned to such term in Section 11.01.

“Borrowers” means Kodiak Corp and the Kodiak Borrower, and “Borrower” means either of them.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect (including the borrowing of an Extended Loan), (b) a Swingline Loan, (c) a Protective Advance and (d) an Overadvance.

“Borrowing Base” means, at any time, the sum of:

(a)    90% of the Loan Parties’ Eligible Accounts at such time which are owing by Investment Grade Account Debtors, plus

(b)    85% of the Loan Parties’ Eligible Accounts at such time which are owing by Non-Investment Grade Account Debtors, plus

(c)    80% of the Loan Parties’ Eligible Compressor Components, valued at cost (excluding any costs for capitalized interest or other non-cash capitalized costs (collectively, the “Soft Costs”)) on a FIFO Basis at such time, plus

(d)    50% of the Loan Parties’ Eligible Inventory, valued at the lower of cost (on a FIFO Basis and excluding any Soft Costs) or market value (which approximates average cost) at such time; provided that the maximum amount of Loan Parties’ Eligible Inventory (after giving effect to the advance rate) which may be included as part of this component of the Borrowing Base shall not exceed $25,000,000, plus

(e)    the lesser of (i) 95% of the net book value of the Loan Parties’ Eligible Rental Compressors, valued at the lower of cost (on a FIFO Basis and excluding any Soft Costs) or market value (which approximates average cost) with depreciation calculated in accordance with GAAP, at such time and (ii) the product of 80% multiplied by the applicable Net Orderly Liquidation Value percentage identified in the most recent rental compressor fleet appraisal ordered with respect to the applicable Eligible Rental Compressors, received and relied upon by the Administrative Agent pursuant to Section 5.12 multiplied by the net book value of the Loan Parties’ Eligible Rental Compressors relating to such applicable Net Orderly Liquidation Value percentage, valued at the lower of cost (on a FIFO Basis) or market value (which approximates average cost) with depreciation calculated in accordance with GAAP, at such time, plus

(f)    80% of the value at cost of Eligible New Rental Fleet, minus

(g)    Borrowing Base Reserves.

Notwithstanding anything contained herein to the contrary, (x) the Loan Parties’ Eligible Inventory may only be included without duplication and will not be included in more than one component of the Borrowing Base (i.e. Eligible Compressor Components, Eligible Inventory, Eligible Rental Compressors or Eligible New Rental Fleet) based on eligibility criteria and (y) no Specified Compressor Engine Package will be included in any component of the Borrowing Base if a Specified Compressor Engine Transaction with respect to the Specified Compressor Engine included in such Specified Compressor Engine Package is in effect or outstanding at such time. The Administrative Agent may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Borrowing Base Reserves or reduce one or more of the other elements used in computing the Borrowing Base. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(f) of this Agreement; provided that, prior to the first such certificate being delivered, the Borrowing Base shall be determined by reference to the Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 4.01(k) of this Agreement.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B or another form which is acceptable to the Administrative Agent in its sole discretion.

“Borrowing Base Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to establish with respect to the Borrowing Base and which will be deducted in the calculation thereof, as applicable. Such Borrowing Base Reserves include, without limitation, reserves for contingent liabilities of any Loan Party, volatility reserves, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for uninsured losses of any Loan Party and reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation with respect to the Collateral or any Loan Party; provided, that Borrowing Base Reserves shall not include any reserves included in any contemporaneously effective calculation of “Availability Reserves”.

“Borrowing Request” means a request by the Borrower Representative for a Borrowing in accordance with Section 2.03.

“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 6.10.

“Burro Credit Facilities” means the “Burro Credit Facilities” as defined in the Burro Merger Agreement.

“Burro Debt” means, collectively, (a) the Burro Credit Facilities and (b) the Burro Notes.

“Burro Entity” means each of (a) CSI Compressco LP, (b) CSI Compressco GP LLC and (c) each other direct or indirect subsidiary of CSI Compressco LP immediately prior to the consummation of the Burro Mergers.

“Burro Existing Letters of Credit” means, collectively, each letter of credit issued on behalf of a Burro Entity by Bank of America, N.A. (or one of its affiliates or branch offices) under the Burro Credit Facilities and outstanding as of the Burro Mergers Effective Date.

“Burro Merger Agreement” means the Agreement and Plan of Merger, dated as of December 19, 2023 by and among Kodiak Corp, Kodiak Borrower, Kick Stock Merger Sub LLC, Delaware limited liability company and an indirect wholly-owned Subsidiary of Kodiak Gas Services, Inc., Kick LP Merger Sub LLC, Delaware limited liability company and an indirect wholly-owned Subsidiary of Kodiak Gas Services, Inc., Kick GP Merger Sub LLC, a Delaware limited liability company and an indirect wholly-owned Subsidiary of Kodiak Gas Services, Inc., CSI Compressco LP, a Delaware limited partnership, and CSI Compressco GP LLC, a Delaware limited liability company and general partner of CSI Compressco LP.

“Burro Mergers” means the “Mergers” as defined in the Merger Agreement.

“Burro Mergers Effective Date” means the date on which the Burro Mergers are consummated in accordance with the Burro Merger Agreement.

“Burro Notes” means the “Burro Notes” as defined in the Burro Merger Agreement.

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is only an U.S. Government Securities Business Day.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Dominion Trigger Period” means (a) each period commencing on any date on which Availability shall have been less than $125,000,000 for more than five (5) consecutive Business Days and continuing until Availability shall have been equal to or greater than $125,000,000 for twenty (20) consecutive days and (b) each period commencing on any date on which a Specified Event of Default shall have occurred and be continuing until no Event of Default shall have existed during the preceding twenty (20) consecutive days; provided, however, that if the Burro Mergers do not occur on or prior to the Reversion Date, “Cash Dominion Trigger Period” shall instead mean any period of time commencing when either (x) an Event of Default has occurred and is continuing or (y) Availability is less than the greater of (i) $200,000,000 and (ii) 10% of the Aggregate Commitment in effect at such time, and continuing until such subsequent date on which both Availability has been equal to or greater than the greater of (i) $200,000,000 and (ii) 10% of the Aggregate Commitment in effect at such time and no Default or Event of Default has occurred and is continuing, in each case, during a forty-five (45) consecutive day period.

“CB Floating Rate” means the greater of the Prime Rate or 2.5%. Any change in the CB Floating Rate due to a change in the Prime Rate shall be effective from and including the effective date of such change in the Prime Rate.

“CBFR”, when used in reference to: (a) a rate of interest, refers to the CB Floating Rate and (b) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the CB Floating Rate.

“Change in Control” means the occurrence of any of the following, whether voluntary or involuntary, including by the operation of law: (a) the Borrowers becoming aware that (by way of a report or any other filing pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, proxy, vote, written notice or otherwise) any “person” or “group” (within the meaning of Rules 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Sponsor, shall have acquired, beneficially or of record, direct or indirect ownership (as defined in SEC Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act of 1934, as amended) of more than 50% of the total voting power of all of the outstanding Equity Interests in Kodiak Corp on a fully diluted basis; (b) Kodiak Corp shall cease to own 100% of the outstanding Equity Interests (other than the KGS Units) in the Kodiak Borrower; or (c) a “change in control” or any comparable term occurs under any Material Indebtedness.

Notwithstanding anything to the contrary in this definition or any provision of Rule 13d-3 or 13(d)-5 of the Securities Exchange Act of 1934, as amended, (a) a Person or group shall not be deemed to beneficially own the voting power in the Equity Interest (x) to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the voting power in the Equity Interest in connection with the transactions contemplated by such agreement or (y) solely as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement, (b) a Person or group (other than the Sponsor) will not be deemed to beneficially own the voting power in the Equity Interest of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s parent (or related contractual rights) unless it owns more than 50% of the total voting power in the Equity Interest of such Person’s parent, and (c) the right to acquire the voting power in the Equity Interest (so long as such Person does not have the right to direct the voting of the voting interest in the Equity Interest subject to such right) or any veto power in connection with the acquisition or disposition of the voting power in the Equity Interest will not cause a party to be a beneficial owner.

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements, or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charged Amounts” has the meaning assigned to such term in Section 9.17.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Existing Loans, Extended Loans (of the same Extension Series), Swingline Loans, Protective Advances or Overadvances.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Documentation Agents” means Fifth Third Bank, National Association, Regions Bank, Truist Bank and Barclays Bank PLC, each in its capacity as a co-documentation agent.

“Co-Syndication Agents” means each of Bank OZK, Bank of America, N.A., NYCB Specialty Finance Company, LLC and PNC Bank, National Association, each in its capacity as a co-syndication agent.

“Collateral” means any and all property owned, leased or operated by a Person subject to a Lien created under the Collateral Documents and any and all other property of any Obligor, now existing or hereafter acquired, that may at any time be, become or be intended to be, subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Lenders and other Secured Parties, to secure the Secured Obligations; provided, however, that “Collateral” shall not include any Excluded Property.

“Collateral Access Agreement” has the meaning assigned to such term in the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement, any Deposit Account Control Agreement, any Securities Account Control Agreement, any Commodity Account Control Agreement, and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, financing statements and other written matter executed by any Obligor and delivered to the Administrative Agent that are intended to create, perfect or evidence Liens to secure the Secured Obligations.

“Collection Account” has the meaning assigned to such term in the Security Agreement.

“Commercial LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding commercial Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements relating to commercial Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Commercial LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Commercial LC Exposure at such time.

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans, together with the commitment of such Lender to acquire participations in Letters of Credit, Swingline Loans, Overadvances and Protective Advances hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Commitment, as applicable. Unless the context shall otherwise require, the term “Commitment” shall include any Extended Commitment of such Lender.

“Commitment Fee Rate” means the applicable rate per annum set forth below under the caption “Commitment Fee Rate” as determined based on the average utilization of the Commitments during a calendar month:

Category	Average Amount Utilized	Commitment Fee Rate
1	Less than or equal to 50% of the Commitments	0.50%
2	Greater than 50% of the Commitments	0.25%

“Commitment Increase Agreement” has the meaning assigned to such term in Section 2.09(f).

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Commodity Account Control Agreement” has the meaning assigned to such term in the Security Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 8.03(c).

“Competitor” means any Person that is a bona fide direct competitor of Kodiak Corp or any Restricted Subsidiary of Kodiak Corp in the same industry or a substantially similar industry which offers a substantially similar product or service as Kodiak Corp or any Restricted Subsidiary of Kodiak Corp.

“Compliance Certificate” means a certificate of a Financial Officer of the Borrower Representative in substantially the form of Exhibit C.

“Compressor Components” means each of the major serial numbered components of a Compressor Package, including an engine, compressor, compressor cylinders, natural gas and engine jacket cooler, control devices and ancillary piping mounted on a metal skid.

“Compressor Packages” means natural gas compression equipment generally consisting of an engineered package of Compressor Components.

“Compressor Units” means Inventory of any Loan Party consisting of completed Compressor Packages.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Tangible Assets” means, at any date of determination, the aggregate amount of total assets included in Kodiak Corp’s most recent quarterly or annual consolidated balance sheet delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, less applicable reserves reflected in such balance sheet, after deducting (a) all current liabilities in respect of clauses (a) and (b) of the definition of “Indebtedness” outstanding on such date of determination calculated on a pro forma basis in accordance with Section 1.05 and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; provided that unless based on a contractual right, including a contractual voting right, the Borrowers or Sponsor, as applicable, must own directly or indirectly a majority of the ownership rights in such Person to have Control of such Person by ownership alone. Without limiting the generality of the foregoing, any Person that owns directly or indirectly more than fifty percent (50%) of the Equity Interests of another Person will be deemed to “Control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Disbursement Account” means one or more accounts of the Borrowers maintained with the Administrative Agent as a zero balance, cash management account pursuant to and under any agreement between a Borrower and the Administrative Agent, as modified and amended from time to time, and through which all disbursements of a Borrower, any other Loan Party and any designated Restricted Subsidiary of a Borrower are made and settled on a daily basis with no uninvested balance remaining overnight.

“Copyrights” has the meaning assigned to such term in the Security Agreement.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Conversion Event” means the issuance or borrowing by Kodiak Corp of any Unsecured Debt.

“Coverage Ratio Financial Covenant” has the meaning assigned to such term in Section 7.02(a).

“Covered Entity” means any of the following:

(a)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.23.

“Credit Exposure” means, as to any Lender at any time, the sum of such Lender’s (a) Revolving Exposure, and (b) Protective Advance Exposure, in each case outstanding at such time.

“Credit Party” means the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender.

“Cure Notice” has the meaning assigned to such term in the definition of “EBITDA Curative Equity”.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers.

“DDA Access Product” means the bank service provided to any Loan Party by JPMCB in its sole discretion consisting of direct access to schedule payments from the Funding Account by electronic, internet or other access mechanisms that may be agreed upon from time to time by JPMCB and the funding of such payments under the Loan Borrowing Option in the DDA Access Product Agreement.

“DDA Access Product Agreement” means JPMCB’s Treasury Services End of Day Investment & Loan Sweep Service Terms, as in effect on the date of this Agreement, as the same may be amended from time to time.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, (b) has notified any Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has or has a Parent that has become the subject of a Bankruptcy Event or a Bail-In Action.

“Deficiency Funding Date” has the meaning assigned to such term in Section 2.05(a).

“Deposit Account Control Agreement” has the meaning assigned to such term in the Security Agreement.

“Disclosed Matters” means the actions, suits, proceedings and environmental matters disclosed in Schedule 3.06.

“Disqualified Institution” means, as of any date, (a) (i) those institutions designated as “Disqualified Institutions” in writing from the Borrower Representative to the Administrative Agent on or prior to the Effective Date or (ii) on or after the Effective Date, any Competitor which has been designated by the Borrower Representative as a “Disqualified Institution” by written notice to the Administrative Agent in accordance with Section 9.01(a)(ii) (which such notice shall specify such Person by exact legal name) and the Lenders (including by posting such notice to the Approved Electronic Platform) and (b) any Affiliate of any Person (other than any Person described in subclause (iii) below) described in clause (a)(ii) that is (x) designated by the Borrower Representative as specified in clause (a) or (y) clearly identifiable as an Affiliate of such Person solely on the basis of the similarity of its name; provided, that (i) no designation of a Person as a “Disqualified Institution” pursuant hereto shall be effective until five (5) Business Days following the receipt of such written notice by the Administrative Agent and the Lenders, (ii) “Disqualified Institutions” shall exclude any Person that the Borrower Representative has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time and (iii) any bona fide debt fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person Controlling, Controlled by or under common Control with such Person or its Controlling owner shall be deemed not to be a Disqualified Institution solely by reason of clause (b).

“Document” has the meaning assigned to such term in the Security Agreement.

“Dollars”, “dollars” or “$” refers to lawful money of the U.S.

“Domestic Restricted Subsidiary” means a Domestic Subsidiary that is also a Restricted Subsidiary.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the U.S.

“DQ List” has the meaning assigned to such term in the definition of “Ineligible Institution” hereof.

“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, Tax expense associated with Taxes deemed the equivalent to income taxes pursuant to GAAP (e.g. Texas gross receipts tax) for such period, sales tax expense for such period, in each case net of any tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary, non-recurring or unusual non-cash charges (including any non-cash extraordinary, non-recurring or unusual losses) for such period, (v) any other non-cash charges for such period, including, for the avoidance of doubt, any non-cash charge that relates to the write-down or write-off of inventory, including, without limitation, Compressor Components or Compressor Units (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period), (vi) any reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with (x) the negotiation and documentation of the Loan Documents entered into on the Effective Date, (y) the consummation of the Qualified IPO (including, for the avoidance of doubt, any Public Company Costs), the Term Loan Refinancing and the Burro Mergers and (z) the negotiation and documentation related to the Third Amendment, the Burro Merger Agreement and the Senior Notes, (vii) any reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with the consummation of any transaction outside the ordinary course of business (including any such transaction undertaken but not completed), including any incurrence, repayment, refinancing, amendment or modification of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or any similar transaction and/or any Permitted Acquisition or other investment or purchase (in one transaction or a series of transactions) of any other interest in any other Person or any assets of any other Person (whether through purchase of assets, merger or otherwise) in an amount, when combined with fees, costs and expenses added back pursuant to clause (a)(viii) below, not to exceed $30,000,000 in the aggregate during any consecutive twelve-month period, (viii) fees, costs and expenses incurred or paid in connection with operating improvements, restructurings, cost savings initiatives and/or any similar transactions or initiatives in an amount, when combined with fees, costs and expenses added back pursuant to clause (a)(vii) above, not to exceed $30,000,000 in the aggregate during any consecutive twelve-month period, (ix) equity-based compensation in connection with a long term incentive plan to certain executives and other key employees of Kodiak Corp or any of its Restricted Subsidiaries, and (x) the amount of “run rate” cost savings, operating expense reductions and synergies resulting from Acquisitions with total consideration (including the maximum potential total amount of all deferred payment obligations (including earn-outs) and Indebtedness assumed or incurred in connection therewith) exceeding $45,000,000, in each case projected by Kodiak Corp in good faith to be realized, as a result of actions taken or initiated or expected to be taken, within 12 months of the end of such period (calculated on a pro forma basis as though such “run rate” cost savings, operating expense reductions and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (1) such “run rate” cost-savings, operating expense reductions and synergies are reasonably identifiable and factually supportable by a quality of earnings report prepared by a nationally recognized accounting firm or other third party advisor acceptable to the Administrative Agent, (2) no “run rate” cost-savings, operating expense reductions or synergies may be included pursuant to this clause (a)(x) to the extent duplicative of any expenses or charges relating thereto that are either excluded in computing Net Income or included (i.e., added back) in computing EBITDA for such period, (3) such adjustments may be incremental to (but not duplicative of) pro forma adjustments made pursuant to Section 1.05 and (4) the aggregate amount of “run rate” cost savings, operating expense reductions and synergies pursuant to this clause (a)(x) shall not exceed 10% of EBITDA for such period (without giving effect to any adjustments pursuant to this clause (a)(x)), minus (b) without duplication and to the extent included in Net Income (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and (ii) any extraordinary non-cash gains (excluding gains on asset sales in the ordinary course of business) and any non-cash items of income for such period, all calculated for Kodiak Corp and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

“EBITDA Curative Equity” means cash contributions in respect of common equity or other Equity Interests (such other Equity Interests to be on terms reasonably acceptable to the Administrative Agent) in Kodiak Corp made after the Effective Date by the direct equityholders of Kodiak Corp (including, for the avoidance of doubt, Sponsor) in immediately available funds received by Kodiak Corp and which are (a) designated, by written notice to the Administrative Agent as “EBITDA Curative Equity” by the Kodiak Borrower under Section 7.02 at the time such funds are contributed (such written notice, a “Cure Notice”) and (b) used to prepay Loans outstanding at such time in accordance with Section 2.11(c).

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electing Unitholders” has the meaning given to such term in the Burro Merger Agreement.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for such Borrower and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any Issuing Bank and any of their respective Related Parties or any other Person, providing for access to data (or transmission of data, in the case of electronic mail) protected by passcodes or other security systems.

“Eligible Accounts” means, at any time, the Accounts of any Loan Party which the Administrative Agent determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans and Swingline Loans and the issuance of Letters of Credit. Without limiting the Administrative Agent’s discretion provided herein, Eligible Accounts shall not include any Account:

(a)    which is not subject to a first priority perfected security interest in favor of the Administrative Agent;

(b)    which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent;

(c)    (i) with respect to which the scheduled due date is more than forty-five (45) days after the date of the original invoice therefor, (ii) which is unpaid more than ninety (90) days after the date of the original invoice therefor or more than sixty (60) days after the original due date therefor (“Overage”) (when calculating the amount under this clause (ii), for the same Account Debtor, the Administrative Agent shall include the net amount of such Overage and add back any Account credits, but only to the extent that such Account credits do not exceed the total gross receivables from such Account Debtor), or (iii) which has been written off the books of the applicable Loan Party or otherwise designated as uncollectible;

(d)    which is owing by an Account Debtor for which more than fifty percent (50%) of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e)    which is owing by (i) an Account Debtor whose securities are rated BBB- (or then equivalent rating) or better by S&P or Baa3 (or then equivalent rating) or better by Moody’s (an “Investment Grade Account Debtor”) or whose credit rating or credit quality has the characteristics of an Investment Grade Account Debtor as determined by the Administrative Agent in its Permitted Discretion to the extent the aggregate amount of Accounts owing from such Investment Grade Account Debtor and its Affiliates to the Loan Parties exceeds forty percent (40%) of the aggregate amount of Eligible Accounts of the Loan Parties or (ii) which are owing by any other Account Debtor (a “Non-Investment Grade Account Debtor”) to the extent the aggregate amount of Accounts owing from such Non-Investment Grade Account Debtor and its Affiliates to the Loan Parties exceed thirty percent (30%) of the aggregate amount of Eligible Accounts of the Loan Parties;

(f)    with respect to which any covenant, representation or warranty contained in this Agreement or in the Security Agreement has been breached or is not true;

(g)    which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the applicable Loan Parties’ completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

(h)    (i) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the applicable Loan Party; provided that services will be considered to have been performed for the following month for any Compressor Unit located at a customer location to the extent such services are billed for while the Compressor Unit is operating or is in place and intended to be operated at such customer location, or (ii) if such Account was invoiced more than once;

(i)    with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j)    which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) admitted in writing its inability, or is generally unable, to pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(k)    which is owed by any Account Debtor which has sold all or substantially all of its assets;

(l)    which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada or (ii) is not organized under applicable law of the U.S., any state of the U.S., or the District of Columbia, Canada, or any province of Canada unless, in any such case, such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent;

(m)    which is owed in any currency other than U.S. dollars;

(n)    which is owed by (i) any Governmental Authority (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent, or (ii) any Governmental Authority of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction;

(o)    which is owed by any Affiliate of any Loan Party or any employee, officer, director, agent or holder of Equity Interests of any Loan Party or any of its Affiliates;

(p)    which, for any Account Debtor, exceeds a credit limit determined by the Administrative Agent in its Permitted Discretion, to the extent of such excess;

(q)    which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(r)    which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

(s)    which is evidenced by any promissory note, chattel paper or instrument (unless consent is provided by the Administrative Agent in writing);

(t)    which is owed by an Account Debtor (i) located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit the applicable Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Loan Party has filed such report or is qualified to do business in such jurisdiction or (ii) which is a Sanctioned Person;

(u)    with respect to which the applicable Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business but only to the extent of any such reduction, or any Account which was partially paid and the applicable Loan Party created a new receivable for the unpaid portion of such Account;

(v)    which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Federal Reserve Board;

(w)    which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than the applicable Loan Party has or has had an ownership interest in such goods, or which indicates any party other than the applicable Loan Party as payee or remittance party;

(x)    which was created on cash on delivery terms; or

(y)    which the Administrative Agent determines in its Permitted Discretion may not be paid by reason of the Account Debtor’s inability to pay.

In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the applicable Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the applicable Loan Party to reduce the amount of such Account.

“Eligible Compressor Components” means the Eligible Inventory owned by any Loan Party consisting of Compressor Components.

“Eligible Inventory” means, at any time, the Inventory of any Loan Party which the Administrative Agent determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans and Swingline Loans and the issuance of Letters of Credit. Without limiting the Administrative Agent’s discretion provided herein, Eligible Inventory shall not include any Inventory:

(a)    which is not subject to a first priority perfected Lien in favor of the Administrative Agent;

(b)    which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent;

(c)    which is, in the Administrative Agent’s opinion based on its Permitted Discretion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

(d)    with respect to which any covenant, representation or warranty contained in this Agreement or in the Security Agreement has been breached or is not true and which does not conform to all standards imposed by any Governmental Authority;

(e)    in which any Person other than the applicable Loan Party shall (i) have any direct or indirect ownership, interest or title or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f)    which (i) constitutes work-in-process or raw materials; provided that Compressor Components are not raw materials, or (ii) constitutes packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type (x) held for sale, lease or rental or (y) to be used to provide compression services, in each case in the ordinary course of business;

(g)    which is not located in the U.S. or is in transit with a common carrier from vendors and suppliers, provided that, up to $10,000,000 of Inventory in transit between any fleet lessee customers and/or the Loan Parties may be included as eligible pursuant to this clause (g) so long as the Administrative Agent shall have received evidence of satisfactory casualty insurance naming the Administrative Agent as lender loss payee and otherwise covering such risks as the Administrative Agent may reasonably request;

(h)    which is located in any location leased by a Loan Party unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Rent Reserve for rent, charges and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion;

(i)    which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may reasonably require or (ii) an appropriate Rent Reserve for rent, charges and other amounts due or to become due with respect to such location has been established by the Administrative Agent in its Permitted Discretion;

(j)    which is being processed offsite at a third party location or outside processor, or is in-transit to or from such third party location or outside processor, unless (i) such processor or other third party has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may reasonably require or (ii) an appropriate Rent Reserve has been established by the Administrative Agent in its Permitted Discretion;

(k)    which is located at any customer site or location or is in the possession of a customer of a Loan Party, unless such customer has delivered to the Administrative Agent a Collateral Access Agreement or such other documentation as the Administrative Agent may reasonably require, including, without limitation, a gas compression agreement with terms acceptable to the Administrative Agent; provided that this subsection (k) shall not apply to Inventory (other than Compressor Units) that is both (x) located at a customer site or location and (y) that is affixed to a Loan Party’s Compressor Units or located in a conex box or unit leased or owned by a Loan Party, in each case on a customer site or location;

(l)    which is a discontinued product or component thereof;

(m)    which is the subject of a consignment by any Loan Party as consignor;

(n)    which is perishable;

(o)    which contains or bears any intellectual property rights licensed to a Loan Party unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(p)    which is not reflected in a current perpetual inventory report of the Loan Parties (unless such Inventory is reflected in a report to the Administrative Agent as “in transit” Inventory);

(q)    for which reclamation rights have been asserted by the seller; or

(r)    which has been acquired from a Sanctioned Person.

In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.

“Eligible New Rental Fleet” means Eligible Rental Compressors, whether held or deployed by any Loan Party in the ordinary course of business, and which are not included in a recent appraisal delivered with respect to the applicable Eligible Rental Compressors, which is prepared on a basis satisfactory to the Administrative Agent, and ordered and received by the Administrative Agent pursuant to Section 5.12.

“Eligible Rental Compressors” means the Eligible Inventory owned by any Loan Party consisting of Compressor Units.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning assigned to such term in the Security Agreement.

“Equity Cure Period” has the meaning assigned to such term in Section 7.02.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any debt securities convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure of a Plan to meet the minimum funding standards under Section 412 of the Code or Section 302 of ERISA (determined without regard to any waiver of the funding provisions therein or in Section 430 of the Code or Section 303 of ERISA); (c) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in critical status or in reorganization within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Accounts” has the meaning assigned to such term in the Security Agreement.

“Excluded Property” has the meaning assigned to such term in the Security Agreement.

“Excluded Subsidiary” means any Subsidiary (i) that is not permitted to become a Loan Party pursuant to any contractual obligation applicable thereto that exists at the time such Subsidiary is acquired and which contractual obligation was not entered into in contemplation of such acquisition and only for so long as such prohibition is continuing; provided that, the Borrowers shall use commercially reasonable efforts to obtain any consents necessary to discontinue such prohibition and to enable such Subsidiary to become a Loan Party, (ii) with respect to which a guarantee by it of the Obligations could result in material adverse tax consequences to Kodiak Corp or any of its Subsidiaries, as reasonably determined by the Borrowers in consultation with the Administrative Agent, including as a result of the operation of

Section 956 of the Code, (iii) that is not, directly or indirectly, a wholly-owned Subsidiary, (iv) that is a Foreign Subsidiary or a direct or indirect Subsidiary of a Foreign Subsidiary, (v) that is a FSHCO, (vi) with respect to which the burden or cost of becoming a Loan Party outweighs the benefits afforded thereby in the reasonable judgment of the Administrative Agent, (vii) is an Immaterial Subsidiary or (viii) that is an Unrestricted Subsidiary. Notwithstanding anything to the contrary herein, (A) in no event shall the Kodiak Borrower be an Excluded Subsidiary, (B) clause (iii) of the preceding sentence will only apply if the transaction causing such Subsidiary to not be a wholly-owned Subsidiary is entered into for a bona fide business purpose and, for the avoidance of doubt, not for the primary purpose of causing such Subsidiary to be an Excluded Subsidiary and (C) clause (iii) of the preceding sentence will not apply if such Subsidiary is not, directly or indirectly, a wholly-owned Subsidiary solely because Equity Interests in such Subsidiary are owned by an Affiliate of Kodiak Corp.

“Excluded Swap Obligation” means, with respect to any Obligor individually determined on an Obligor by Obligor basis, any Swap Obligation if, and solely to the extent that, all or a portion of the Guarantee of such Obligor of, or the grant by such Obligor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Obligor’s failure for any reason to constitute an ECP at the time the Guarantee of such Obligor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Obligor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Obligor becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f); and (d) any withholding Taxes imposed under FATCA.

“Existing Amended Credit Agreement” means the Existing Credit Agreement as amended by the First Amendment and as further amended by the Second Amendment.

“Existing Borrowers” has the meaning set forth in the Existing Amended Credit Agreement.

“Existing Class” shall have the meaning provided in Section 2.23.

“Existing Commitment” shall have the meaning provided in Section 2.23.

“Existing Credit Agreement” has the meaning assigned to such term in the recitals hereto.

“Existing Indebtedness” has the meaning assigned to such term in the recitals hereto.

“Existing Letters of Credit” means, collectively, (a) each letter of credit issued prior to the Effective Date by a Person that shall be an Issuing Bank and listed on Schedule 2.06 and (b) each Burro Existing Letter of Credit.

“Existing Loans” shall have the meaning provided in Section 2.23.

“Existing Members” has the meaning set forth in the Existing Amended Credit Agreement.

“Existing Term Benchmark Loans” has the meaning assigned to such term in Section 2.02(b).

“Exiting Lender” has the meaning assigned to such term in Section 9.25.

“Extended Commitments” shall have the meaning provided in Section 2.23.

“Extended Loans” shall have the meaning provided in Section 2.23.

“Extending Lender” shall have the meaning provided in Section 2.23.

“Extension Amendment” shall have the meaning provided in Section 2.23.

“Extension Date” shall have the meaning provided in Section 2.23.

“Extension Election” shall have the meaning provided in Section 2.23.

“Extension Request” shall have the meaning provided in Section 2.23.

“Extension Series” shall mean all Extended Commitments that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Commitments provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, maturity and other terms.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as shall be set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” means any letter agreement entered into on the date hereof, prior hereto or at any time hereafter between the Kodiak Borrower and the Administrative Agent, the Lead Left Lead Arranger and/or any of their Affiliates providing for the payment of fees to the Administrative Agent, the Lead Left Lead Arranger and/or any of their Affiliates in connection with this Agreement or any transactions contemplated hereby or related thereto, as such letter agreement and such other agreements may from time to time be amended, restated, supplemented or modified.

“FIFO Basis” means a determination made on a first-in, first-out basis in accordance with GAAP.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of a Borrower.

“First Amendment” means that certain First Amendment to Fourth Amended and Restated Credit Agreement dated as of the First Amendment Effective Date, by and among the Existing Borrowers, the other Obligors party thereto, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means May 31, 2023.

“Fixtures” has the meaning assigned to such term in the Security Agreement.

“Flood Laws” means the National Flood Insurance Reform Act of 1994 and related legislation.

“Floor” means the benchmark rate floor, if any, provided in this Agreement (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt, the Floor for each of the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be 0.00%.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which a Borrower is located. For purposes of this definition, the United States of America, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Restricted Subsidiary” means a Foreign Subsidiary that is also a Restricted Subsidiary.

“Foreign Subsidiary” means any Subsidiary of Kodiak Corp which is not a Domestic Subsidiary.

“Frontier Borrower” has the meaning set forth in the Existing Amended Credit Agreement.

“FSHCO” means a Person substantially all of whose assets (whether held directly or indirectly) consist of Equity Interests and/or indebtedness of one or more Foreign Subsidiaries.

“Funding Account” has the meaning assigned to such term in Section 4.01(g).

“GAAP” means generally accepted accounting principles in the U.S.

“Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“IFRS” means the body of pronouncements issued by the International Accounting Standards Board (IASB), including International Financial Reporting Standards and interpretations approved by the IASB, International Accounting Standards and Standing Interpretations Committee interpretations approved by the predecessor International Accounting Standards Committee and adapted for use in the European Union.

“Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary of Kodiak Corp that has been designated as such by Kodiak Corp and does not have total assets, total revenue or EBITDA that accounts for more than 5.0% of the total assets, total revenue or EBITDA, respectively, of Kodiak Corp and its Restricted Subsidiaries measured on a consolidated basis for the most recently ended Test Period; provided that all such Restricted Subsidiaries designated as “Immaterial Subsidiaries” shall not have total assets, total revenue or EBITDA in the aggregate that accounts for more than 10.0% of the total assets, total revenue or EBITDA, respectively, of Kodiak Corp and its Restricted Subsidiaries measured on a consolidated basis for the most recently ended Test Period.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that the amount of Indebtedness for purposes of this clause (e) shall be an amount equal to the lesser of the unpaid amount of such Indebtedness and the fair market value of the encumbered property, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) obligations under any liquidated earn-out and (k) all net mark to market obligations under any and all Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(a).

“Information” has the meaning assigned to such term in Section 9.12.

“Intellectual Property” means, collectively, Patents, Trademarks and Copyrights.

“Interest Coverage Ratio” means, at any date, the ratio of (a) EBITDA for the fiscal quarter then ended as of such date multiplied by four (4) to (b) cash Interest Expense calculated for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, EBITDA and Interest Expense shall be calculated in accordance with Section 1.05).

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Expense” means, for any period, total interest expense (including that attributable to Capital Lease Obligations) of Kodiak Corp and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of Kodiak Corp and its Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for Kodiak Corp and its Restricted Subsidiaries for such period in accordance with GAAP. Notwithstanding anything herein to the contrary, Interest Expense shall exclude any interest expense related to the Term Loan Credit Agreement.

“Interest Payment Date” means (a) with respect to any CBFR Loan (other than a Swingline Loan), the first Business Day of each calendar month, upon any prepayment and the Maturity Date of the applicable Class of Revolving Loans, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date of the applicable Class of Revolving Loans, (c) with respect to any Term Benchmark Loan, (1) the last day of each Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period), upon any prepayment and (2) the Maturity Date of the applicable Class of Revolving Loans, and (d) with respect to any Swingline Loan, (1) the day that such Swingline Loan is required to be repaid and (2) the Maturity Date of the applicable Class of Revolving Loans.

“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing that is continued or converted, the date of such Borrowing thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning assigned to such term in the Security Agreement.

“Investment” has the meaning assigned to such term in Section 6.04.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank Sublimits” means, as of the Third Amendment Effective Date, (i) in the case of JPMCB, $35,000,000, (ii) in the case of Bank of America, N.A., $10,000,000 and (iii) in the case of each Issuing Bank (other than JPMCB or Bank of America, N.A.), such amount as shall be designated to the Administrative Agent and the Borrower Representative in writing by such Issuing Bank; provided that any Issuing Bank shall be permitted at any time to increase or reduce its Issuing Bank Sublimit upon providing five (5) days’ prior written notice thereof to the Administrative Agent and the Borrower Representative.

“Issuing Banks” means, individually and collectively, each of (i) JPMCB, in its capacity as an issuer of Letters of Credit hereunder, (ii) Bank of America, N.A., in its capacity as an issuer of Letters of Credit hereunder, and (iii) any other Lender from time to time designated by the Borrower Representative as an Issuing Bank (in each case, through itself or through one of its designated affiliates or branch offices), with the consent of such Lender and the Administrative Agent, and their respective successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.06 with respect to such Letters of Credit), and the term “Issuing Bank” means each or any one of them individually, as the context may require. At any time there is more than one Issuing Bank, all singular references to the Issuing Bank shall mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit D.

“Joint Bookrunners” means JPMCB, Bank OZK, Bank of America, N.A., NYCB Specialty Finance Company, LLC, PNC Bank, National Association, Fifth Third Bank, National Association, Regions Bank and Truist Securities, Inc., each in its capacity as a joint bookrunner.

“Joint Lead Arrangers” means Bank OZK, Bank of America, N.A., NYCB Specialty Finance Company, LLC, PNC Bank, National Association, Fifth Third Bank, National Association, Regions Bank and Truist Securities, Inc., each in its capacity as a joint lead arranger.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“KGS Omnibus Plan” means the Kodiak Gas Services, Inc. Omnibus Incentive Plan in effect as of June 20, 2023, as amended from time to time, and/or such other equity incentive compensation plan(s) as have been or may be adopted by any Loan Party.

“KGS Units” means the “Units” as defined in the Amended LLC Agreement which are owned by Spartan, CSI Compressco Investments, LLC or any Electing Unitholders.

“Kodiak Borrower” has the meaning set forth in the introductory paragraph hereto.

“Kodiak Cares Foundation” means Kodiak Cares Foundation, a 501(c)(3) organization which is a wholly-owned direct subsidiary of the Kodiak Borrower.

“Kodiak Corp” means Kodiak Gas Services, Inc. (f/k/a Frontier Topco, Inc.), a Delaware corporation.

“Kodiak Corp Intermediate Entities” means each subsidiary of Kodiak Corp that, directly or indirectly, owns equity interests of the Kodiak Borrower.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.

“Lead Left Lead Arranger” means JPMCB in its capacity as lead left lead arranger.

“Lenders” means, as of any date of determination, the Persons listed on the Commitment Schedule attached hereto and any other Person that shall have become a Lender hereunder pursuant to an Additional Lender Agreement or an Assignment and Assumption or otherwise (other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption or otherwise); provided that if the Commitments have terminated or expired, a Lender means any of the foregoing Persons with Revolving Exposure. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks.

“Letters of Credit” means the letters of credit issued (or deemed issued) pursuant to this Agreement and shall include each Existing Letter of Credit, and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require.

“Leverage Financial Covenant” has the meaning assigned to such term in Section 7.02(a).

“Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness on such date to (b) EBITDA for the fiscal quarter then ended as of such date multiplied by four (4) (or, if such date is not the last day of a fiscal quarter, Total Indebtedness and EBITDA shall be calculated in accordance with Section 1.05).

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset in the nature of security.

“LLC Agreement” means that certain Fifth Amended and Restated Limited Liability Company Agreement of the Kodiak Borrower dated as of February 8, 2019, as may be amended, restated, supplemented or otherwise modified pursuant to the terms of this Agreement.

“Loan Borrowing Option” has the meaning assigned to such term in the DDA Access Product Agreement.

“Loan Documents” means, collectively, this Agreement, the First Amendment, the Second Amendment, the Third Amendment, any Commitment Increase Agreements, any Additional Lender Agreements, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents, each Compliance Certificate, the Loan Guaranty, any Fee Letter, the Perfection Certificate and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lender and including all other pledges, powers of attorney, consents, assignments, fee letters, contracts, notices, letter of credit agreements, letter of credit applications and any agreements between the Borrower Representative and any Issuing Bank regarding such Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the Borrowers and any Issuing Bank in connection with the issuance of Letters of Credit executed by or on behalf of any Obligor and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means, collectively, the Borrowers, each Restricted Subsidiary of Kodiak Corp that guarantees the Secured Obligations pursuant to Section 10.01 and any other Person who becomes a Loan Party pursuant to a Joinder Agreement and their respective successors and assigns.

“Loan Guaranty” means Article X of this Agreement.

“Loan Parties” means, collectively, Kodiak Corp, the Kodiak Borrower and the other Loan Guarantors (other than the Kodiak Corp Intermediate Entities) at any time party hereto, and, in each case, the term “Loan Party” means any one of them or all of them individually, as the context may require.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans, Overadvances and Protective Advances, and shall include each Extended Loan made in extension thereof in accordance with Section 2.23.

“Margin Stock” means margin stock within the meaning of Regulations T, U and X of the Federal Reserve Board, as applicable.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Obligors and their Restricted Subsidiaries taken as a whole, (b) the ability of any Obligor to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral or the Administrative Agent’s Liens (on behalf of itself and the Lenders and other Secured Parties) on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Administrative Agent, the Issuing Banks or the Lenders under any of the Loan Documents.

“Material Agreements” means, as of any date of determination, the agreements and contracts representing (a) the ten (10) most significant customer agreements or contracts of the Obligors assessed by revenue as of such date and (b) the ten (10) most significant agreements or contracts with any vendors or suppliers of the Obligors assessed by Obligor spend as of such date.

“Material Designated Contract” means any contract or agreement (a) to which Kodiak Corp or any of its Restricted Subsidiaries is party, (b) that pertains to a material portion of the assets given credit in the then-current Borrowing Base and (c) as to which the termination, cancellation or failure to renew (if not replaced within ninety (90) days) would reasonably be expected to result in a Material Adverse Effect pursuant to clause (a) or (b) of the definition thereof.

“Material Domestic Subsidiary” means each Domestic Subsidiary of Kodiak Corp that is not an Excluded Subsidiary; provided that, notwithstanding the foregoing, if any Domestic Subsidiary of Kodiak Corp guarantees any other third party Material Indebtedness of any Loan Party, such Domestic Subsidiary shall constitute a Material Domestic Subsidiary.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrowers and their Restricted Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the obligations of any Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Intellectual Property” means any Intellectual Property owned by Kodiak Corp or any Restricted Subsidiary that is material to the business of Kodiak Corp and its Restricted Subsidiaries, taken as a whole.

“Maturity Date” means, with respect to any Commitments other than Extended Commitments, March 22, 2028 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof. With respect to Extended Commitments, the “Maturity Date” means the maturity date related to the Extension Series of such Extended Commitments.

“Maximum Liability” has the meaning assigned to such term in Section 10.10.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, for any period, the consolidated net income (or loss) of Kodiak Corp and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) except as otherwise permitted for pro forma adjustments made in connection with any acquisition, the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Kodiak Corp or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which Kodiak Corp or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Kodiak Corp or a Restricted Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary and (d) any Public Company Costs.

“Net Orderly Liquidation Value” means, with respect to Inventory of any Person, the orderly liquidation value thereof as set forth on the most recent appraisal delivered with respect to such Inventory and determined, in each case, in a manner acceptable to the Administrative Agent by an appraiser acceptable to the Administrative Agent in its Permitted Discretion, net of all costs of liquidation thereof.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Borrower Representative).

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding (or could accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not allowed in such proceeding), obligations and liabilities of any of the Obligors to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents, provided, however, that solely with respect to any Loan Guarantor that is not an ECP, Excluded Swap Obligations of such Loan Guarantor shall in any event be excluded from “Obligations” owing by such Loan Guarantor.

“Obligors” means collectively, the Loan Parties and Kodiak Corp Intermediate Entities, and, in each case, the term “Obligor” means any one of them or all of them individually, as the context may require.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Original Indebtedness” has the meaning assigned to such term in Section 6.01(f).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overadvance” has the meaning assigned to such term in Section 2.05(b).

“Overadvance Exposure” means, as to any Lender at any time, an amount equal to its Applicable Percentage, if any, of the aggregate principal amount of Overadvances outstanding at such time.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Paid in Full” or “Payment in Full” means, (a) the indefeasible payment in full in cash of all outstanding Loans and LC Disbursements, together with accrued and unpaid interest thereon, (b) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit, or at the discretion of the Administrative Agent a backup standby letter of credit satisfactory to the Administrative Agent and the applicable Issuing Bank, in an amount equal to 105% of the LC Exposure as of the date of such payment), (c) the indefeasible payment in full in cash of any accrued and unpaid fees payable hereunder, (d) the indefeasible payment in full in cash of all reimbursable expenses and other Obligations (other than Unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon (if applicable), and (e) the termination of all Commitments.

“Parent” means, with respect to any Lender, the Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(d).

“Participant Register” has the meaning assigned to such term in Section 9.04(e).

“Patents” has the meaning assigned to such term in the Security Agreement.

“Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“Payment” has the meaning assigned to such term in Section 8.06(d).

“Payment Conditions” means, with respect to any Investment to be made pursuant to Section 6.04(m), any asset sale, transfer and other disposition under Section 6.05(l), any Restricted Payment to be made pursuant to Section 6.08(a)(v) or any payment of Indebtedness under Section 6.08(b)(viii) (in each case, a “Specified Transaction”), the satisfaction of the following conditions: (a) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Specified Transaction, (b) the Borrowers shall have Availability (calculated on a pro forma basis after giving effect to such Specified Transaction) of not less than

$125,000,000, (c) the Borrowers shall be in pro forma compliance (calculated on a pro forma basis after giving effect to such Specified Transaction) with the financial covenants contained in Section 6.12 and (d) if the amount of such Specified Transaction exceeds $25,000,000, the Borrower Representative shall have delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent certifying as to the items described in the foregoing clauses (a), (b) and (c) and attaching calculations demonstrating compliance with the conditions set forth in clauses (b) and (c); provided, however, that if the Burro Mergers do not occur on or prior to the Reversion Date, “Payment Conditions” shall instead mean, with respect to any Specified Transaction, the satisfaction of the following conditions: (w) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Specified Transaction, (x) the Borrowers shall have Availability (calculated on a pro forma basis and at all times during the Pro Forma Period prior to the consummation of such Specified Transaction) exceeding the greater of (i) $200,000,000 and (ii) 10% of the Aggregate Commitment in effect at such time, (y) the Borrowers shall be in pro forma compliance (calculated on a pro forma basis after giving effect to such Specified Transaction) with the financial covenants contained in Section 6.12 and (z) the Borrower Representative shall have delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent certifying as to the items described in the foregoing clauses (w), (x) and (y) and attaching calculations demonstrating compliance with the conditions in clauses (x) and (y).

“Payment Notice” has the meaning assigned to such term in Section 8.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means that certain Perfection Certificate dated as of the date hereof, executed by each Obligor and addressed to the Administrative Agent.

“Permitted Acquisition” means any Acquisition by any Loan Party in a transaction that satisfies each of the following requirements:

(a) such Acquisition is not a hostile or contested acquisition;

(b) the business acquired in connection with such Acquisition is not engaged, directly or indirectly, in any line of business other than a Permitted Business;

(c) if the Accounts and Inventory (other than Eligible New Rental Fleet) acquired in connection with such Acquisition are proposed to be included in the determination of the Borrowing Base (including, to the extent applicable, any amount of or increase in the Borrowing Base to be utilized to make Loans being applied to finance any such Acquisition on the date of the consummation of any such Acquisition and provided that, for the avoidance of doubt, no Accounts or Inventory may be included in the determination of the Borrowing Base unless they are held by a Loan Party at or immediately following completion of such Permitted Acquisition), the Administrative Agent shall have conducted an audit and field examination of such Accounts and Inventory (other than Eligible New Rental Fleet) of a type and scope substantially consistent with the audit and field examinations previously conducted by the Administrative Agent hereunder, the results of which shall be reasonably satisfactory to the Administrative Agent;

(d) if such Acquisition is an acquisition of Equity Interests, such Acquisition will not result in any violation of Regulation U;

(e) if such Acquisition involves a merger or a consolidation involving the Kodiak Borrower or any other Loan Party, the Kodiak Borrower or such Loan Party, as applicable, shall be the surviving entity or the surviving entity shall become a Loan Party, as applicable;

(f) no Loan Party shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that would reasonably be expected to have a Material Adverse Effect;

(g) in connection with an Acquisition of the Equity Interests of any Person, all Liens on property of such Person shall be terminated unless either (i) such Liens are permitted under Section 6.02 or (ii) the Administrative Agent and the Lenders in their sole discretion consent otherwise;

(h) the Borrower Representative shall certify to the Administrative Agent and the Lenders (and provide the Administrative Agent and the Lenders with a pro forma calculation in form and substance reasonably satisfactory to the Administrative Agent and the Lenders) that, after giving effect to the completion of such Acquisition, the Acquisition Payment Conditions are satisfied; and

(i) all actions required to be taken with respect to any newly acquired or formed wholly-owned Restricted Subsidiary of the Kodiak Borrower or a Loan Party, as applicable, shall be taken in accordance with Section 5.15.

“Permitted Business” means each business in which the Obligors are engaged on the Third Amendment Effective Date and any business or business activities that are complementary, similar, related, or incidental thereto or any reasonable extensions, developments or expansions thereof or ancillary thereto, including natural gas or other hydrocarbon gathering, processing, treating, production and transportation businesses.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment (as such judgment is applied to comparable asset-based lending transactions).

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, landlord’s, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Restricted Subsidiary;

(g) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by any Borrower or any Restricted Subsidiary, as lessees, in the ordinary course of business covering only the property of the lessor under such lease;

(h) contractual landlord’s Liens which arise in the ordinary course of business provided that any such Lien referred to in this clause (h) does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by Kodiak Corp or any Restricted Subsidiary or materially impair the value of such Property subject thereto;

(i) Liens (i) arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrowers or the Restricted Subsidiaries in the ordinary course of business and (ii) arising by operation of law under Article 2 of the UCC;

(j) operating leases, subleases, licenses or sublicenses (by an Obligor or Restricted Subsidiary as lessor, sublessor, licensor or sublicensor) of property in the ordinary course of business or rights reserved to or vested in any Person by the terms of any operating lease, license, franchise, grant or permit held by Kodiak Corp or any Restricted Subsidiary or by a statutory provision to terminate any such operating lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof; and

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, except with respect to clauses (e) and (k) above.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) money market funds that (i) in the case of domestic banks, comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) and (iii) have portfolio assets of at least $1,000,000,000 for domestic banks (or the equivalent Dollar Amount in the case of foreign banks); and

(f) in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States of America, other investments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (e) customarily utilized in the countries where such Foreign Subsidiary is located or in which such investment is made.

“Permitted Liens” means any Liens permitted under Section 6.02.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Prepayment Event” means:

(a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Obligor (to the extent such assets are included in the Borrowing Base), other than dispositions described in Section 6.05(a), which results in Net Proceeds in any fiscal year of Kodiak Corp in excess of $60,000,000 individually or in the aggregate; or

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Obligor (to the extent such assets are included in the Borrowing Base) which results in Net Proceeds in any fiscal year of Kodiak Corp in excess of $60,000,000;

(c) the receipt by any Borrower of any EBITDA Curative Equity proceeds; or

(d) the incurrence by any Obligor or Restricted Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Period” means the period commencing forty-five (45) days prior to the date of any Specified Transaction.

“Projections” has the meaning assigned to such term in Section 5.01(e).

“Protective Advance” has the meaning assigned to such term in Section 2.04.

“Protective Advance Exposure” means, as to any Lender at any time, an amount equal to its Applicable Percentage, if any, of the aggregate principal amount of Protective Advances outstanding at such time.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means one-time costs associated with commencing compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the provisions of the Securities Act of 1933, as amended, and the Exchange Act of 1934, as amended, and the rules of national securities exchange listed companies (in each case, as applicable to companies with equity or debt securities held by the public), including procuring directors’ and officers’ insurance, legal and other professional fees, and listing fees.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.23.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Obligor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified IPO” has the meaning set forth in the Existing Amended Credit Agreement.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, or any of the foregoing or any combination thereof (as the context requires).

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, (b) if the RFR for such Benchmark is Daily Simple SOFR, then four (4) Business Days prior to such setting or (c) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Refinance Indebtedness” has the meaning assigned to such term in Section 6.01(f).

“Register” has the meaning assigned to such term in Section 9.04.

“Regulated Lender Entity” has the meaning assigned to such term in Section 5.15(c).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of any substance into the environment.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing, Adjusted Daily Simple SOFR, as applicable.

“Rent Reserve” means, with respect to any facility, warehouse distribution center, regional distribution center or depot where any Inventory subject to Liens arising by operation of law is located and with respect to which no Collateral Access Agreement is in effect, a reserve equal to (a) in the case of any leased location, all rent, charges and fees scheduled or customarily falling due for payment during (i) a three (3) month period at such facility, warehouse distribution center, regional distribution center or depot where any Inventory (other than Compressor Units) is stored or located and (ii) a six (6) month period at such facility, warehouse distribution center, regional distribution center or depot where any Compressor Units are stored or located, and (b) in the case of any other location, an amount determined by the Administrative Agent in its Permitted Discretion in respect of liabilities owed to the applicable consignee, bailee, processor or warehouseman.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Loan Parties from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Credit Exposure and unused Commitments representing more than fifty percent (50%) of the sum of the Aggregate Credit Exposure and unused Commitments; provided that, if there are only two non-affiliated Lenders at any time, Required Lenders shall mean both Lenders.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the president, Financial Officer or other executive officer of a Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Obligor or Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in any Obligor or Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary of Kodiak Corp (unless otherwise specified) that is not an Unrestricted Subsidiary.

“Reversion Date” means the earlier of (a) the Special Mandatory Redemption Date and (b) January 1, 2025.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, LC Exposure, Overadvance Exposure and Swingline Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan” means a Loan that bears interest at a rate based on Adjusted Daily Simple SOFR.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.06.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission of the U.S.

“Second Amendment” means that certain Second Amendment to Fourth Amended and Restated Credit Agreement dated as of June 27, 2023, by and among the Existing Borrowers, the other Obligors party thereto, the Administrative Agent and the Lenders party thereto.

“Section 2.23 Additional Amendment” shall have the meaning provided in Section 2.23.

“Secured Leverage Ratio” means, on any date, the ratio of (a) Senior Secured Debt on such date to (b) EBITDA for the fiscal quarter then ended as of such date multiplied by four (4) (or if such date is not the last day of a fiscal quarter, Senior Secured Debt and EBITDA shall be calculated in accordance with Section 1.05).

“Secured Obligations” means all Obligations, together with all (a) Banking Services Obligations and (b) Swap Obligations owing to (i) one or more Lenders or their respective Affiliates, (ii) a Person who becomes a Lender or an Affiliate of a Lender after entering into any such Swap Agreement as the swap provider or (iii) a Person who was a Lender or an Affiliate of a Lender at time of entering into any such Swap Agreement as the swap provider (but excluding any transaction or confirmation under any Swap Agreement entered into (x) after such swap provider ceases to be a Lender or an Affiliate of a Lender or (y) after assignment by such swap provider to another swap provider that is not a Lender of an Affiliate of a Lender); provided, however, that the definition of “Secured Obligations” shall not create any guarantee by any Obligor of (or grant of security interest by any Obligor to support, as applicable) any Excluded Swap Obligations of such Obligor for purposes of determining any obligations of any Obligor.

“Secured Parties” means (a) the Administrative Agent, (b) the Lenders, (c) the Issuing Banks, (d) each provider of Banking Services Obligations, to the extent such Banking Services Obligations in respect thereof constitute Secured Obligations, (e) each counterparty to any Swap Agreement, to the extent the obligations thereunder constitute Secured Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Obligor under any Loan Document, and (g) the successors and assigns of each of the foregoing that are Lenders or Affiliates of Lender; provided that for purposes of clause (d) and clause (e) above, only to the extent the Banking Services Obligations and or obligations under any Swap Agreement, as applicable, owing to any such successor or assign constitute Secured Obligations.

“Securities Account Control Agreement” has the meaning assigned to such term in the Security Agreement.

“Security Agreement” means that certain Third Amended and Restated Security and Pledge Agreement, dated as of October 24, 2019, between the Obligors and the Administrative Agent, for the benefit of the Administrative Agent and the Lenders and the other holders of the Secured Obligations, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the Lenders and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time, including pursuant to that certain First Amendment to Third Amended and Restated Security and Pledge Agreement dated as of the Third Amendment Effective Date.

“Senior Notes” means the senior unsecured notes constituting Unsecured Debt to be issued by Kodiak Corp or the Kodiak Borrower on or prior to the Burro Mergers Effective Date.

“Senior Secured Debt” means all Indebtedness of Kodiak Corp and its Restricted Subsidiaries included in the calculation of Total Indebtedness (including the outstanding principal amount of the Loans) that is secured and that is not expressly subordinated by its terms to the Obligations.

“Settlement” has the meaning assigned to such term in Section 2.05(d).

“Settlement Date” has the meaning assigned to such term in Section 2.05(d).

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Soft Costs” has the meaning assigned to such term in the definition of “Borrowing Base”.

“Special Mandatory Redemption” means a special mandatory redemption requirement applicable to the Senior Notes due to the failure of the Burro Mergers to be consummated on or prior to a date certain or the Burro Merger Agreement being terminated without the Burro Mergers being consummated prior to a date certain.

“Special Mandatory Redemption Date” means the first date on which the issuer of the Senior Notes is required to redeem the Senior Notes in full pursuant to a Special Mandatory Redemption.

“Specified Compressor Engine” means any compressor engine subject to a Specified Compressor Engine Transaction.

“Specified Compressor Engine Package” means any Compressor Package consisting of a Specified Compressor Engine and other Compressor Components.

“Specified Compressor Engine Transaction” means a transaction consisting of (a) the leasing by any Loan Party of one or more compressor engines from third parties or (b) the incurrence of Indebtedness by any Loan Party in order to finance the acquisition of one or more compressor engines from third parties.

“Specified Event of Default” means any Event of Default under Section 7.01(a), (b), (h) or (i), any Event of Default arising from a breach by any Obligor of Section 5.01(f) or Section 6.12, or any Event of Default arising from a breach by any Obligor of Section 7.3 of the Security Agreement.

“Specified Existing Commitment” shall mean any Existing Commitments belonging to a Specified Existing Commitment Class.

“Specified Existing Commitment Class” shall have the meaning provided in Section 2.23.

“Specified Financial Statements” has the meaning assigned to it in Section 4.01(b).

“Specified Transaction” has the meaning assigned to such term in the definition of “Payment Conditions”.

“Spartan” means Spartan Energy Holdco LLC, a Delaware limited liability company.

“Sponsor” means, collectively, EQT AB and its Affiliates (provided that for the purpose of this definition, such term will include only such Persons as are exclusively Controlled, directly or indirectly, by EQT AB), together with the funds, partnerships or other co-investment vehicles managed, advised or Controlled thereby (but excluding any operating portfolio company of the foregoing).

“Standby LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding standby Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements relating to standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Standby LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Standby LC Exposure at such time.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is contractually subordinated to payment of the Secured Obligations to the written satisfaction of the Administrative Agent in its Permitted Discretion.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of Kodiak Corp or a Loan Party, as applicable. Notwithstanding the foregoing, Kodiak Cares Foundation shall not be a Subsidiary for any purposes under this Agreement.

“Successful IPO” has the meaning set forth in the Existing Amended Credit Agreement.

“Supported QFC” has the meaning assigned to it in Section 9.23.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act); provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Obligor shall be a Swap Agreement.

“Swap Obligations” means any and all obligations of the Obligors, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans pursuant to Section 2.05 in an aggregate principal amount at any one time outstanding not to exceed the greater of (a) $25,000,000 and (b) 10% of the Aggregate Commitment. The Swingline Commitment is part of, and not in addition to, the Aggregate Commitment.

“Swingline Exposure” means, at any time, the aggregate principal amount of all outstanding Swingline Loans. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” means JPMCB (or any of its designated branch offices or affiliates), in its capacity as lender of Swingline Loans hereunder. Any consent required of the Administrative Agent or the Issuing Banks shall be deemed to be required of the Swingline Lender and any consent given by JPMCB in its capacity as Administrative Agent or an Issuing Bank shall be deemed given by JPMCB in its capacity as Swingline Lender.

“Swingline Loan” has the meaning assigned to such term in Section 2.05(a).

“Target Balance” has the meaning assigned to such term in the DDA Access Product Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Loan Credit Agreement” has the meaning set forth in the Existing Amended Credit Agreement.

“Term Loan Refinancing” has the meaning set forth in the Existing Amended Credit Agreement.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of “Term SOFR Reference Rate”.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of Kodiak Corp ending on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 5.01(a) or 5.01(b).

“Third Amendment” means that certain Third Amendment to Fourth Amended and Restated Credit Agreement dated as of the Third Amendment Effective Date, by and among the Borrowers, the other Obligors party thereto, the Administrative Agent and the Lenders party thereto.

“Third Amendment Effective Date” means January 22, 2024.

“Total Indebtedness” means, at any date (without duplication), the aggregate outstanding principal amount of all Indebtedness of Kodiak Corp and its Restricted Subsidiaries described in clauses (a), (b) and (g) of the definition thereof (including the outstanding principal amount of the Loans on such date) and any Guarantees of the foregoing, determined on a consolidated basis in accordance with GAAP.

“Trade Date” has the meaning assigned to such term in Section 9.04(g)(i).

“Trademarks” has the meaning assigned to such term in the Security Agreement.

“Transactions” means the execution, delivery and performance by the Obligors of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, Adjusted Daily Simple SOFR or the CB Floating Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (a) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (b) any other obligation (including any guarantee) that is contingent in nature at such time; or (c) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unrestricted Subsidiary” means any Subsidiary which Kodiak Corp has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 5.16.

“Unsecured Debt” has the meaning assigned to it in Section 6.01(m).

“U.S.” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.23.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Obligor and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof Kodiak Corp migrates to IFRS or there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of such migration to IFRS or change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such migration to IFRS or change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such migration or change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Kodiak Corp or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding anything to the contrary contained in this Section 1.04 or the definitions of GAAP or of Capital Lease Obligations, in no event will any lease that would have been categorized as an operating lease as determined in accordance with GAAP prior to giving effect to the Financial Accounting Standards Board Accounting Standard Update 2016-02, Leases (Topic 842), issued in February 2016, or any other changes in GAAP subsequent to the Effective Date be considered a Capital Lease for purposes of such definitions or this Agreement.

Section 1.05 Pro Forma Adjustments for Acquisitions and Dispositions. To the extent Kodiak Corp or any Restricted Subsidiary makes any Acquisition permitted pursuant to Section 6.04 or disposition of assets outside the ordinary course of business permitted by Section 6.05 or to the extent the financial covenants set forth in Section 6.12 are otherwise required under this Agreement to be calculated on a pro forma basis, then in each case for purposes of making any calculation of EBITDA or Interest Expense with respect to financial ratios required by this Agreement, such calculation shall be made for the previous fiscal quarter of Kodiak Corp most recently ended for which financial statements have been delivered in accordance with Section 5.01(a) or Section 5.01(b), as applicable; provided, for the avoidance of doubt, that (x) any calculation of Indebtedness with respect to such financial ratios shall be made as of the date of such transaction and shall include any incurrence and repayment of Indebtedness as of such date, (y) each of the Leverage Ratio, the Secured Leverage Ratio and the Interest Coverage Ratio, to the extent applicable, shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are attributable to the Acquisition or the disposition of assets, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a Financial Officer of the Borrower Representative), as if such Acquisition or such disposition (and any related incurrence, repayment or assumption of Indebtedness) had occurred on the first day of such period and (z) with respect to any designation of an Unrestricted Subsidiary as a Restricted Subsidiary, effect shall be given to such designation and all other designations of Unrestricted Subsidiaries as Restricted Subsidiaries after the first (1st) day of such four (4) fiscal quarter period (or, with respect to EBITDA, for the most recently ended fiscal quarter) and on or prior to the date of the then applicable designation of an Unrestricted Subsidiary as a Restricted Subsidiary, collectively. For Acquisitions with total consideration (including the maximum potential total amount of all deferred payment obligations (including earn-outs) and Indebtedness assumed or incurred in connection therewith) exceeding $45,000,000, any pro forma calculations shall be made in good faith by a Financial Officer of the Borrower Representative and may include, without duplication, “run rate” cost savings, operating expense reductions and synergies resulting from such Acquisition, in each case in the manner described in the definition of EBITDA.

Section 1.06 Status of Obligations. In the event that any Borrower or any other Obligor shall at any time issue or have outstanding any Subordinated Indebtedness, such Borrower shall take or cause such other Obligor to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

Section 1.07 Interest Rates; Benchmark Notifications. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.08 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans in dollars to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Exposure exceeding such Lender’s Commitment or (b) the Aggregate Revolving Exposure exceeding (i) the lesser of (A) the Aggregate Commitment and (B) the Borrowing Base minus (ii) the Availability Reserves, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Section 2.04 and Section 2.05; provided that, notwithstanding the foregoing, the Lenders are not required to make Revolving Loans to the Borrowers on or after the Effective Date. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Any Extended Loans made in accordance with Section 2.23 and an Extension Amendment shall be subject to this Article II and shall constitute Loans for all purposes hereunder.

Section 2.02 Loans and Borrowings.

(a) Each Loan (other than a Swingline Loan and Extended Loans) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Each Borrowing of Extended Loans under this Agreement shall be made by the Lenders of the relevant Extension Series thereof pro rata on the basis of their then-applicable Extended Commitments for the applicable Extension Series. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Protective Advance, any Overadvance and any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.04 and Section 2.05.

(b) Subject to Section 2.14, each Borrowing shall be comprised entirely of CBFR Loans or Term Benchmark Loans as the Borrower Representative may request in accordance herewith; provided that the parties hereto agree and acknowledge that the current Term SOFR Rate on each Term Benchmark Loan (each as defined in the Existing Credit Agreement) outstanding on the Effective Date under the Existing Credit Agreement (as set forth on Schedule 2.02 attached hereto) (each, an “Existing Term Benchmark Loans”) shall continue to represent the Term SOFR Rate for such Loan until the date the Interest Period (as defined in the Existing Credit Agreement) for such Loan expires in accordance with its terms or, if earlier, as of the date of any acceleration or prepayment of such Loan. Each Swingline Loan shall be a CBFR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. CBFR Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six (6) Term Benchmark Borrowings or RFR Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower Representative shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower Representative or by telephone or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, not later than (a) (i) in the case of a Term Benchmark Borrowing, 10:00 a.m., Chicago time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing (or, solely in the case of a Term Benchmark Borrowing on the Effective Date, 10:00 a.m., Chicago time, one (1) U.S. Government Securities Business Day before the Effective Date (or such later time agreed by the

Administrative Agent in its sole discretion)) or (ii) in the case of an RFR Borrowing, not later than 10:00 a.m., Chicago time, five (5) U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of a CBFR Borrowing, noon, Chicago time, on the date of the proposed Borrowing; provided that any such notice of a CBFR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., Chicago time, on the date of such proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or a communication through Electronic System to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower Representative. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01 and Section 2.02:

(i) the name of the applicable Borrower(s);

(ii) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be a CBFR Borrowing, a Term Benchmark Borrowing or, if applicable, an RFR Borrowing; and

(v) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a CBFR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower Representative shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Protective Advances.

(a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrowers, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, to the extent the Administrative Agent has provided the Borrower Representative with three (3) Business Days’ notice before making such Loan; provided that no notice is necessary if an Event of Default has occurred and is continuing, or (ii) so long as an Event of Default has occurred and is continuing, (x) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (y) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents) (any such Loans made pursuant to clauses (i) or (ii) are herein referred to as

“Protective Advances”); provided that, (1) the aggregate amount of Protective Advances and Overadvances outstanding at any time shall not at any time exceed the greater of (x) $25,000,000 and (y) five percent (5%) of the lesser of the Borrowing Base and the Aggregate Commitment in effect at such time and (2) the aggregate amount of outstanding Protective Advances plus the Aggregate Revolving Exposure shall not exceed the Aggregate Commitment. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion. All Protective Advances shall be CBFR Borrowings. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b). The Administrative Agent will provide the Borrower Representative with notice promptly after any Protective Advance is made pursuant to this Section 2.04.

(b) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

Section 2.05 Swingline Loans.

(a) The Administrative Agent, the Swingline Lender and the Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests a CBFR Borrowing, the Swingline Lender may, but shall have no obligation to, elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the Lenders and in the amount requested, same day funds to the Borrowers, on the date of the applicable Borrowing to the Funding Account (each such Loan made solely by the Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a “Swingline Loan”), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.05(d). Each Swingline Loan shall be subject to all the terms and conditions applicable to other CBFR Loans funded by the Lenders, except that all payments thereon shall be payable to the Swingline Lender solely for its own account. In addition, the Borrowers hereby authorize the Swingline Lender to, and the Swingline Lender may, subject to the terms and conditions set forth herein (but without any further written notice required), not later than 12:00 p.m., Chicago time, on each Business Day, make available to the Borrowers by means of a credit to the Funding Account, the proceeds of a Swingline Loan to the extent necessary to pay items to be drawn on any Controlled Disbursement Account that Business Day; provided that, if on any Business Day there is insufficient borrowing capacity to permit the Swingline Lender to make available to the Borrowers a Swingline Loan in the amount necessary to pay all items to be so drawn on any such Controlled Disbursement Account on such Business Day, then the Borrowers shall be deemed to have requested a CBFR Borrowing pursuant to Section 2.03 in the amount of such deficiency to be made on such Business Day. In addition, the Borrowers hereby authorize the Swingline Lender to, and the Swingline Lender shall, subject to the terms and conditions set forth herein (but without any further written notice required), to the extent that from time to time on any Business Day funds are required under the DDA Access Product to reach the Target Balance (a “Deficiency Funding Date”), make available to the applicable Borrower the proceeds of a Swingline Loan in the amount of such deficiency, by means of a credit to the Funding Account on or before the start of business on the next succeeding Business Day, and such Swingline Loan shall be deemed made on such Deficiency Funding Date. The aggregate amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment. The Swingline Lender shall not make any Swingline Loan if the requested Swingline Loan exceeds Availability (after giving effect to such Swingline Loan). All Swingline Loans shall be CBFR Borrowings.

(b) Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation), on behalf of the Lenders, (x) make Revolving Loans to the Borrowers in amounts that exceed Availability (any such excess Revolving Loans are herein referred to collectively as “Overadvances”) or (y) deem the amount of Revolving Loans outstanding to the Borrowers that are in excess of Availability to be Overadvances; provided that, no Overadvance shall result in a Default due to Borrowers’ failure to comply with Section 2.01 for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied. All Overadvances shall constitute CBFR Borrowings. The making of an Overadvance on any one occasion shall not obligate the Administrative Agent to make any Overadvance on any other occasion. The authority of the Administrative Agent to make Overadvances is limited so that (i) the aggregate amount of Protective Advances and Overadvances outstanding at any time shall not exceed the greater of (x) $25,000,000 and (y) five percent (5%) of the lesser of the Borrowing Base and the Aggregate Commitment in effect at such time, (ii) no Overadvance may remain outstanding for more than thirty (30) days, (iii) only one Overadvance may be outstanding at any time, (iv) no Overadvance may be made for thirty (30) days after an Overadvance has been repaid and (v) no Overadvance shall cause any Lender’s Revolving Exposure to exceed its Commitment; provided that, the Required Lenders may at any time revoke the Administrative Agent’s authorization to make Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.

(c) Upon the making of a Swingline Loan or an Overadvance (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan or Overadvance), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender or the Administrative Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Swingline Loan or Overadvance in proportion to its

Applicable Percentage of the Commitment. The Swingline Lender or the Administrative Agent may, at any time, require the Lenders to fund their participations. From and after the date, if any, on which any Lender is required to fund its participation in any Swingline Loan or Overadvance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Swingline Loan or Overadvance.

(d) The Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement”) with the Lenders on at least a weekly basis or on any date that the Administrative Agent elects, by notifying the Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon Chicago time on the date of such requested Settlement (the “Settlement Date”). Each Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 2:00 p.m., Chicago time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Lender on such Settlement Date, the Swingline Lender shall be entitled to recover from such Lender on demand such amount, together with interest thereon, as specified in Section 2.07.

Section 2.06 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit as the applicant thereof for the support of the Borrowers or the Restricted Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period, and any Issuing Bank may, but shall have no obligation, to issue such requested Letters of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower Representative to, or entered into by the Borrower Representative with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Requirement of Law relating to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall deliver by hand or facsimile (or transmit by Electronic Systems, if arrangements for doing so have been approved by the applicable Issuing Bank) to the Issuing Bank and the Administrative Agent (prior to 9:00 am, Chicago time, at least three (3) Business Days prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by any Issuing Bank, the Borrower Representative also shall submit a letter of credit application or other letter of credit agreement on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed $45,000,000, (ii) no Lender’s Revolving Exposure shall exceed its Commitment and (iii) the Aggregate Revolving Exposure shall not exceed (A) the lesser of (x) the Aggregate Commitment and (y) the Borrowing Base minus (B) the Availability Reserves. Notwithstanding the foregoing or anything to the contrary contained herein, no Issuing Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding LC Exposure in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank’s Issuing Bank Sublimit. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that the Borrower Representative may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Sublimit in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Sublimit then in effect shall nonetheless constitute a Letter of Credit for all purposes of this Agreement, and shall not affect the Issuing Bank Sublimit of any other Issuing Bank, subject to the limitations on the aggregate LC Exposure set forth in clause (i) of this Section 2.06(b). Notwithstanding the above, each Burro Existing Letter of Credit shall be deemed to have been issued hereunder as of the Burro Mergers Effective Date.

(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination or non-renewal by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, including, without limitation, any automatic renewal provision, one year after such renewal or extension, but in no event beyond the date referred to in clause (ii) hereof) and (ii) the date that is five (5) Business Days prior to the earliest occurring Maturity Date. Notwithstanding the foregoing, the expiration date of any Letters of Credit may extend beyond the dates set forth in the immediately preceding sentence only so long as (1) the aggregate face amount of all such Letters of Credit shall not at any one time exceed $45,000,000 and (2) no expiration date of any such Letter of Credit shall extend more than one year beyond the earliest occurring Maturity Date; provided that any such Letters of Credit shall be cash collateralized in an amount equal to 105% of the LC Exposure of such Letters of Credit no later than the date that is thirty (30) days prior to the earliest occurring Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of any Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason, including after the Maturity Date. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement (i) not later than 11:00 a.m., Chicago time, on the date that such LC Disbursement is made, if the Borrower Representative shall have received notice of such LC Disbursement prior to 9:00 a.m., Chicago time, on such date, or, (ii) if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than 11:00 a.m., Chicago time, on (x) the Business Day that the Borrower Representative receives such notice, if such notice is received prior to 9:00 a.m., Chicago time, on the day of receipt, or (y) the Business Day immediately following the day that the Borrower Representative receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, the Borrower Representative may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.05 that such payment be financed with a CBFR Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting CBFR Borrowing or Swingline Loan. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of CBFR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrowers’ joint and several obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any letter of credit application or other letter of credit agreement or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank

(as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, any Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower Representative by telephone (confirmed by facsimile or through Electronic Systems) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to CBFR Revolving Loans and such interest shall be payable on the date when such reimbursement is due; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Addition, Replacement or Termination of an Issuing Bank.

(i) A Lender may be designated as an Issuing Bank by written notice of the Borrower Representative to the Administrative Agent, subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed) and the acceptance of such role by such Lender as an issuer of Letters of Credit hereunder. An Issuing Bank may be terminated at any time upon not less than ten (10) Business Days’ prior written notice by the Borrower Representative to the Administrative Agent and such Issuing Bank; provided that at the time of termination of such Issuing Bank, such Issuing Bank shall not have issued any Letter of Credit that is outstanding other than Letters of Credit which have been cash collateralized in accordance with the provisions of this Agreement or as to which other arrangements with respect thereto that are satisfactory to such Issuing Bank have been made. Any Issuing Bank may also be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank, so long as such successor Issuing Bank is a Lender hereunder. The Administrative Agent shall notify the Lenders of any such addition, replacement or termination of any Issuing Bank, as applicable. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced or terminated Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (A) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (B) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

(ii) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower Representative and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.06(i)(i) above.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Obligor described in clause (h) or (i) of Article VII. The Borrowers shall also deposit cash collateral in accordance with and to the extent required by Section 2.06(c), Section 2.10(b), Section 2.11(b) or Section 2.20. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. In addition, and without limiting the foregoing or paragraph (c) of this Section, if any LC Exposure remains outstanding after the expiration date specified in said paragraph (c), the Borrowers shall immediately deposit in the LC Collateral Account an amount in cash equal to 105% of such LC Exposure as of such date plus any accrued and unpaid interest thereon. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and each Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent acting in its Permitted Discretion and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the aggregate LC Exposure), be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower Representative within three (3) Business Days after all such Events of Default have been cured or waived as confirmed in writing by the Administrative Agent.

(k) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank (other than JPMCB) shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(l) LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

(m) Letters of Credit Issued for Account of Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Restricted Subsidiary, or states that a Restricted Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Restricted Subsidiary in respect of such Letter of Credit, the Borrowers (i) shall reimburse, indemnify and compensate the applicable Issuing Bank and the Lenders hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder and to pay interest and all applicable fees due hereunder) as if such Letter of Credit had been issued solely for the account of a Borrower and (ii) irrevocably waive any and all defenses that might otherwise be available to them as a guarantor or surety of any or all of the obligations of such Restricted Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of such Letters of Credit for its Restricted Subsidiaries inures to the benefit of the Borrowers, and that each Borrower’s business derives substantial benefits from the business of such Restricted Subsidiaries.

Section 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 p.m., Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that, Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower Representative by promptly crediting the amounts so received, in like funds, to the Funding Account; provided that CBFR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank and (ii) a Protective Advance or an Overadvance shall be retained by the Administrative Agent.

(a) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers each severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to CBFR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing, provided, that any interest received from a Borrower by the Administrative Agent during the period beginning when Administrative Agent funded the Borrowing until such Lender pays such amount shall be solely for the account of the Administrative Agent.

Section 2.08 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, Overadvances or Protective Advances, which may not be converted or continued.

(a) To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election by telephone or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, Electronic System or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower Representative.

(b) Each telephonic and written Interest Election Request (including requests submitted through Electronic System) shall specify the following information in compliance with Section 2.02:

(i) the name of the applicable Borrower;

(ii) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iv) and (v) below shall be specified for each resulting Borrowing);

(iii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iv) whether the resulting Borrowing is to be a CBFR Borrowing, a Term Benchmark Borrowing or, if applicable, an RFR Borrowing; and

(v) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

(c) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d) If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a CBFR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing or an RFR Borrowing and (ii) unless repaid, each Term Benchmark Borrowing and each RFR Borrowing shall be converted to a CBFR Borrowing at the end of the Interest Period or Interest Payment Date applicable thereto.

Section 2.09 Termination and Reduction of Commitments; Increase in Commitments.

(a) Unless previously terminated, the Commitments shall terminate on the applicable Maturity Date.

(b) The Borrowers may at any time terminate the Commitments upon Payment in Full (other than clause (e) of the definition thereof) of the Secured Obligations.

(c) The Borrowers may from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $5,000,000, (ii) the Borrowers shall not reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the Aggregate Revolving Exposures would exceed (A) the lesser of the Aggregate Commitment and the Borrowing Base at such time minus (B) the Availability Reserves and (iii) the Borrowers shall not reduce the Commitments if such reduction will make the Commitments less than $100,000,000.

(d) The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments; provided that the Borrowers may elect to terminate (and prepay the revolving exposure associated with) the Commitments constituting any Existing Commitment or Extended Commitment, as applicable, with the earliest occurring Maturity Date prior to terminating any other class of Commitments.

(e) The Borrowers shall have the right to increase the Commitments by obtaining additional Commitments, either from one or more of the Lenders or another lending institution; provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000, (ii) the Borrower Representative, on behalf of the Borrowers, may make a maximum of five (5) such requests after the Effective Date, (iii) the Administrative Agent and the Issuing Banks have approved the identity of any such new Lender, such approvals not to be unreasonably withheld, (iv) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, (v) the procedures described in Section 2.09(f) have been satisfied and (vi) any such increase shall not cause the Aggregate Commitment to exceed $2,450,000,000. Nothing contained in this Section 2.09 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.

(f) Any amendment hereto for such an increase or addition shall be in form and substance satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers and each Lender being added or increasing its Commitment, subject only to the approval of the Required Lenders if any such increase or addition would cause the Commitments to exceed $2,450,000,000. As a condition precedent to such an increase or addition, the Borrowers shall deliver to the Administrative Agent a certificate of each Obligor (in sufficient copies for each Lender) signed by an authorized officer of such Obligor

(i) certifying and attaching the resolutions adopted by such Obligor approving or consenting to such increase, and (ii) in the case of the Borrowers, certifying that, before and after giving effect to such increase or addition, (A) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and any representation or warranty which is subject to any materiality qualifier shall be true and correct in all respects, (B) no Default exists and (C) the Borrowers are in pro forma compliance (on a pro forma basis) with the financial covenants contained in Section 6.12. If the Borrowers elect to increase the Commitments by increasing the Commitment of a Lender, the Borrower Representative and such Lender shall execute and deliver to the Administrative Agent an agreement substantially in the form of Exhibit F-1 (a “Commitment Increase Agreement”) or in such form, including an amendment to this Agreement, otherwise acceptable to the Administrative Agent. If the Borrowers elect to increase the Commitments by causing an additional Lender to become a party to this Agreement and there is no increased Commitment by an existing Lender, then the Borrower Representative and such additional Lender shall execute and deliver to the Administrative Agent an agreement substantially in the form of Exhibit F-2 (an “Additional Lender Agreement”) or in such form, including an amendment to this Agreement, otherwise acceptable to the Administrative Agent. Each such additional Lender shall submit to the Administrative Agent an Administrative Questionnaire and a processing and recordation fee of $3,500. The Borrowers shall, if requested by the additional Lender, deliver a promissory note payable to such additional Lender in a principal amount equal to its Commitment, and otherwise duly completed.

(g) Within a reasonable time after the effective date of any increase, the Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrower Representative, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement. On the effective date of any such increase or addition, (i) any Lender increasing (or, in the case of any newly added Lender, extending) its Commitment shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Loans, and the Administrative Agent shall make such other adjustments among the Lenders with respect to the Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to effect such reallocation and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Loans as of the date of any increase (or addition) in the Commitments (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower Representative, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term Benchmark Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods.

Section 2.10 Repayment of Loans; Evidence of Debt.

(a) The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date applicable to such Class of Revolving Loans, (ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the earliest occurring Maturity Date and demand by the Administrative Agent and (iii) to the Administrative Agent the then unpaid principal amount of each Overadvance on the earliest of the earliest occurring Maturity Date, the thirtieth (30th) day after such Overadvance is made and demand by the Administrative Agent.

(b) At all times during a Cash Dominion Trigger Period, on each Business Day, the Administrative Agent shall apply all funds credited to the Collection Account on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available) first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, second to prepay the Revolving Loans (including Swingline Loans) and third, only after an Event of Default has occurred and is continuing, to cash collateralize outstanding LC Exposure in an amount equal to 105% of the LC Exposure. Notwithstanding the foregoing, to the extent any funds credited to the Collection Account constitute Net Proceeds, the application of such Net Proceeds shall be subject to Section 2.11(c).

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11 Prepayment of Loans.

(a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section and, if applicable, payment of any break funding expenses under Section 2.16.

(b) Except for Overadvances permitted by Section 2.05, in the event and on such occasion that the Aggregate Revolving Exposure exceeds (i) the lesser of (A) the Aggregate Commitment and (B) the Borrowing Base at such time minus (ii) the Availability Reserves, the Borrowers shall prepay, on demand, the Revolving Loans, LC Disbursements and/or Swingline Loans and/or cash collateralize the LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate amount equal to such excess.

(c) Subject to Section 2.11(b), in the event and on each occasion that any Net Proceeds are received by or on behalf of any Obligor or any Restricted Subsidiary in respect of any Prepayment Event, the Borrowers shall, within five (5) Business Days after such Net Proceeds are received by such Obligor or such Restricted Subsidiary, prepay the Obligations and cash collateralize the LC Exposure as set forth in Section 2.11(d) below in an aggregate amount equal to 100% of such Net Proceeds, provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Borrower Representative shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower Representative to the effect that the Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within three hundred sixty-five (365) days after receipt of such Net Proceeds, to acquire (or replace or rebuild) real property, equipment or other tangible assets to be used in the business of the Loan Parties, and certifying that no Default has occurred and is continuing, then either (i) so long as a Cash Dominion Trigger Period is not in effect, no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate or (ii) if a Cash Dominion Trigger Period is in effect, then such Net Proceeds shall be applied by the Administrative Agent to reduce the outstanding principal balance of the Revolving Loans (without a permanent reduction of the Commitments); provided that to the extent of any such Net Proceeds have not been so applied by the end of such three hundred sixty-five (365) day period, a prepayment shall be required at such time in an amount equal to such Net Proceeds that have not been so applied; provided, further, that if on such 365th day, such Loan Party has entered into a written contract providing for the acquisition (or replacement or rebuilding) of) real property, equipment or other tangible assets to be used in the business of the Loan Parties, such date for prepayment shall be extended by an additional 180 days after such 365th day.

(d) All such unapplied Net Proceeds amounts pursuant to Section 2.11(c) (as to any insurance or condemnation proceeds, to the extent they arise from casualties or losses to Equipment, Fixtures and real property) shall be applied, first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, second to prepay the Revolving Loans (including Swingline Loans) without a corresponding reduction in the Commitments and third to the extent required hereunder, to cash collateralize outstanding LC Exposure in an amount equal to 105% of the LC Exposure. All such unapplied Net Proceed amounts pursuant to Section 2.11(c) (as to any insurance or condemnation proceeds, to the extent they arise from casualties or losses to cash or Inventory) shall be applied, first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, second to prepay the Revolving Loans (including Swingline Loans) without a corresponding reduction in the Commitments and third to the extent required hereunder, to cash collateralize outstanding LC Exposure in an amount equal to 105% of the LC Exposure. If the precise amount of insurance or condemnation proceeds allocable to Inventory as compared to Equipment, Fixtures and real property is not otherwise determined, the allocation and application of those proceeds shall be determined by the Administrative Agent, in its Permitted Discretion.

(e) The Borrower Representative shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, of any prepayment hereunder not later than 10:00 a.m., Chicago time, (i) in the case of prepayment of a Term Benchmark Borrowing, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an RFR Borrowing, five (5) Business Days before the date of prepayment, or (iii) in the case of prepayment of a CBFR Borrowing, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (A) accrued interest to the extent required by Section 2.13 and (B) break funding payments pursuant to Section 2.15. Notwithstanding the foregoing, but except as provided in Section 2.09, the Borrowers may not prepay Extended Loans of any Extension Series unless such prepayment is accompanied by a pro rata repayment of Existing Loans of the Specified Existing Commitment Class of the Existing Class from which such Extended Loans and Extended Commitments were converted (or such Loans and Commitments of the Existing Class have otherwise been repaid and terminated in full).

Section 2.12 Fees.

(a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Commitments terminate. Accrued commitment fees shall be payable in arrears on the first Business Day of each calendar month and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that (x) any commitment fees payable in respect of each March, June, September and December shall be payable on the fifteenth (15th) day of the next succeeding calendar month and (y) any commitment fees accruing after the date on which the Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days (unless such computation would exceed the Maximum Rate, in which case the commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year)) and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Commitments terminate).

(b) The Borrowers agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the applicable Issuing Bank a fronting fee, which shall accrue at the rate of 0.125 % per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar month shall be payable on the first Business Day of each calendar month following such last day, commencing on the first such date to occur after the Effective Date; provided that (x) any participation fees and fronting fees payable in respect of each March, June, September and December shall be payable on the fifteenth (15th) day of the next succeeding calendar month and (y) all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days (unless such computation would exceed the Maximum Rate, in which case such fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year)) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrowers agree to pay to the Administrative Agent, for their own account, fees payable in the amounts and at the times separately agreed upon between the Borrower Representative and the Administrative Agent in the Fee Letter or otherwise.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.13 Interest.

(a) The Loans comprising each CBFR Borrowing (including each Swingline Loan) shall bear interest at the lesser of (i) the CB Floating Rate plus the Applicable Rate or (ii) the Maximum Rate.

(b) The Loans comprising each Term Benchmark Borrowing shall bear interest at the lesser of (i) the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate or (ii) the Maximum Rate. Each RFR Loan shall bear interest at a rate per annum equal to the lessor of (i) Adjusted Daily Simple SOFR plus the Applicable Rate or (ii) the Maximum Rate.

(c) Each Protective Advance and each Overadvance shall bear interest at the lesser of (i) CB Floating Rate plus the Applicable Rate for Revolving Loans plus 2% or (ii) the Maximum Rate.

(d) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower Representative (which notice (x) may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates and (y) shall not be required during the occurrence and continuance of an Event of Default of the type set forth in clauses (h) and (i) of Article VII), declare that (i) all Loans shall bear interest (including, without limitation, any and all interest and other amounts accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, irrespective of whether such interest and other amounts are allowed or allowable as claims in such proceedings) at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section, but in any event such rate shall not exceed the Maximum Rate or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder, but in any event such rate shall not exceed the Maximum Rate.

(e) Accrued interest on each Loan (for CBFR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a CBFR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days (unless such computation would exceed the Maximum Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year)); provided that interest computed by reference to the CB Floating Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable CB Floating Rate, Adjusted Daily Simple SOFR, Daily Simple SOFR, Adjusted Term SOFR Rate or Term SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14 Alternate Rate of Interest; Illegality.

(a) Subject to clauses (b), (c), (d), (e), and (f) of this Section 2.14, if:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR or Daily Simple SOFR; or

(ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders through Electronic Systems as provided in Section 9.01 as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower Representative delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) a CBFR Borrowing if Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for a CBFR Borrowing. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower Representative’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower Representative delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) a CBFR Loan if Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a CBFR Loan.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted (1) any such request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) a CBFR Borrowing if Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) a CBFR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day.

Section 2.15 Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Term SOFR Rate) or any Issuing Bank;

(ii) impose on any Lender or any Issuing Bank or the applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender, Issuing Bank or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise) in any case, in an amount equal to or greater than Ten Thousand Dollars ($10,000), then the Borrowers will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of, or the Loans made by, or participations in Letters of Credit, Overadvances, Protective Advances or Swingline Loans held by, such Lender, or the Letters of Credit issued by the applicable Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the applicable Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments.

(a) With respect to Loans that are not RFR Loans, in the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) or Section 2.11(e) and is revoked in accordance therewith), or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19, Section 9.02(d) or Section 9.04(g), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) or Section 2.11(e) and is revoked in accordance therewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19, Section 9.02(d) or Section 9.04(g), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 2.17 Withholding of Taxes; Gross-Up. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Obligor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of any Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Obligors. The Obligors shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Obligor to a Governmental Authority pursuant to this Section 2.17, such Obligor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Obligors. The Obligors shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Obligor by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Obligor has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Obligors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the applicable Withholding Agent, at the time or times reasonably requested by such Withholding Agent, such properly completed and executed documentation reasonably requested by the applicable Withholding Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by a Withholding Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Withholding Agent as will enable such Withholding Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Withholding Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Withholding Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Withholding Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Withholding Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Withholding Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document (including the Payment in Full of the Secured Obligations).

(i) Defined Terms. For purposes of this Section 2.17, the term “applicable law” includes FATCA.

Section 2.18 Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) The Borrowers shall make each payment or prepayment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, Section 2.16 or Section 2.17, or otherwise) prior to 2:00 p.m., Chicago time, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 South Dearborn Street, Floor L2, Chicago, Illinois, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.15, Section 2.16, Section 2.17, and Section 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Unless otherwise provided for herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower Representative), (B) a mandatory prepayment, including any Net Proceeds received pursuant to Section 2.11(c) (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the Collection Account during a Cash Dominion Trigger Period (which shall be applied in accordance with Section 2.10(b)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent and the Issuing Banks from the Borrowers (other than in connection with Banking Services Obligations or Swap Obligations), second, to pay any fees, indemnities or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services Obligations or Swap Obligations), third, to pay interest due in respect of the Overadvances and Protective Advances, fourth, to pay the principal of the Overadvances and Protective Advances, fifth, to pay interest then due and payable on the Loans (other than the Overadvances and Protective Advances) ratably, sixth, to prepay principal on the Loans (other than the Overadvances and Protective Advances) and unreimbursed LC Disbursements, ratably, seventh, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing with respect to Banking Services Obligations and Swap Obligations up to and

including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, and ninth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrowers. Notwithstanding the foregoing, amounts received from any Obligor that is not an ECP shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Secured Obligations other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause eighth above from amounts received from an ECP to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Secured Obligations described in clause eighth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Secured Obligations pursuant to clause eighth above). Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Term Benchmark Loan of a Class, except (a) on the expiration date of the Interest Period applicable thereto or (b) in the event, and only to the extent, that there are no outstanding CBFR Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Administrative Agent. The Borrowers hereby irrevocably authorize (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans and Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03, Section 2.04 or Section 2.05, as applicable, and (ii) the Administrative Agent to charge any deposit account of any Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(d) If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC

Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrowers or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or each of the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder; application of amounts pursuant to clause (i) and (ii) above shall be made in such order as may be determined by the Administrative Agent in its discretion.

Section 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or Section 2.17) and obligations under this Agreement and other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and in circumstances where its consent would be required under Section 9.04, the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

Section 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitments of such Defaulting Lender pursuant to Section 2.12(a);

(b) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.18(b) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower Representative may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower Representative, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(c) such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(a) or Section 9.02(b)) and the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02) or under any other Loan Document; provided, that, except as otherwise provided in Section 9.02, this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of all Lenders or each Lender affected thereby to the extent such amendment, waiver or other modification affects the Defaulting Lender;

(d) if any Swingline Exposure, LC Exposure, Overadvance Exposure or Protective Advance Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Exposure to exceed its Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure, Overadvance Exposure or Protective Advance Exposure, as applicable and (y) second, cash collateralize, for the benefit of the Issuing Banks, the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or clause (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend, renew, extend or increase any Letter of Credit, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(d), and Swingline Exposure related to any such newly made Swingline Loan or LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(d)(i) (and such Defaulting Lender shall not participate therein);

If (i) a Bankruptcy Event or a Bail-In Action with respect to the Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrowers, the Swingline Lender and the Issuing Banks agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Section 2.21 Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Secured Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Secured Party is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, (including pursuant to any settlement entered into by the Administrative Agent or such Secured Party in its discretion), then the Secured Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Secured Party. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Secured Party in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.

Section 2.22 Banking Services and Swap Agreements. At the request of the Administrative Agent, each Lender or Affiliate thereof (other than JPMCB and its Affiliates) providing Banking Services for, or having Swap Agreements with, any Loan Party or any Affiliate of a Loan Party shall deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Obligations of such Loan Party or Affiliate thereof to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In addition, if requested by the Administrative Agent, each such Lender or Affiliate thereof shall deliver to the Administrative Agent, following the end of each calendar month, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Obligations. If requested by the Administrative Agent, the most recent information provided to the Administrative Agent shall be used in determining the amounts to be applied in respect of such Banking Services Obligations and/or Swap Obligations pursuant to Section 2.18(b).

Section 2.23 Extension Offers. The Borrowers may at any time and from time to time request that all or a portion of the Commitments of any Class, existing at the time of such request (each, an “Existing Commitment” and any related revolving credit loans under any such facility, “Existing Loans”; each Existing Commitment and related Existing Loans together being referred to as an “Existing Class”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing Loans related to such Existing Commitments (any such Existing Commitments which have been so extended, “Extended Commitments” and any related revolving credit loans, “Extended Loans”) and to provide for other terms consistent with this Section 2.23. Prior to entering into any Extension Amendment with respect to any Extended Commitments, the Borrower Representative shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Commitments and which such request shall be offered ratably to all Lenders) (an “Extension Request”) setting forth the proposed terms of the Extended Commitments to be established thereunder, which terms shall be substantially similar to those applicable to the Existing Commitments from which they are to be extended (the “Specified Existing Commitment Class”) except that (i) all or any of the final maturity dates of such Extended Commitments may be delayed to later dates than the final maturity dates of the Existing Commitments of the Specified Existing Commitment Class, (ii) (A) the interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discounts and premiums with respect to the Extended Commitments may be different from those for the Existing Commitments of the Specified Existing Commitment Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Commitments in addition to or in lieu of any of the items contemplated by the preceding clause (A), (iii) (A) the undrawn revolving credit commitment fee rate with respect to the Extended Commitments may be different from such rate for Existing Commitments of the Specified Existing Commitment Class and (B) the Extension Amendment may provide for other covenants and terms that apply to any period after the final maturity dates of the Existing Commitments of the Specified Existing Commitment Class; provided that, notwithstanding anything to the contrary in this Section 2.23 or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments (which shall be governed by clause (3) below)) of the Extended Loans under any Extended Commitments shall be made on a pro rata basis with any borrowings and repayments of the Existing Loans of the Specified Existing Commitment Class (the mechanics for which may be implemented through the applicable Extension Amendment and may include technical changes related to the borrowing and replacement procedures of the Specified Existing Commitment Class), (2) assignments and participations of Extended Commitments and Extended Loans shall be governed by the assignment and participation provisions set forth in Section 9.04 and (3) subject to the applicable limitations set forth in Section 2.09, permanent repayments of Extended Loans (and corresponding permanent reduction in the related Extended Commitments) shall be permitted as may be agreed between the Borrowers and the Lenders thereof. No Lender shall have any obligation to agree to have any of its Loans or Commitments of any Existing Class converted into Extended Loans or Extended Commitments pursuant to any Extension Request. Any Extended Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from Existing Commitments of the Specified Existing Commitment Class and from any other Existing Commitments (together with any other Extended Commitments so established on such date).

(a) The Borrower Representative shall provide the applicable Extension Request at least five (5) Business Days (or such shorter period as the Administrative Agent may determine in its reasonable discretion) prior to the date on which Lenders under the Existing Class are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purpose of this Section 2.23. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Commitments (or any earlier Extended Commitments) of an Existing Class subject to such Extension Request converted into Extended Commitments shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Commitments (and/or any earlier Extended Commitments) which it has elected to convert into Extended Commitments (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate amount of Commitments (and any earlier Extended Commitments) subject to Extension Elections exceeds the amount of Extended Commitments requested pursuant to the Extension Request, Commitments and (and any earlier Extended Commitments) subject to Extension Elections shall be converted to Extended Commitments on a pro rata basis based on the amount of Commitments (and any earlier Extended Commitments) included in each such Extension Election or as may be otherwise agreed to in the applicable Extension Amendment. Notwithstanding the conversion of any Existing Commitment into an Extended Commitment, such Extended Commitment shall be treated identically to all Existing Commitments of the Specified Existing Commitment Class for purposes of the obligations of a Lender in respect of Letters of Credit under Section 2.06 and Swingline Loans under Section 2.05, except that the applicable Extension Amendment may provide that the Maturity Date for Swingline Loans and/or the last day for issuing Letters of Credit may be extended and the related obligations to make Swingline Loans and issue Letters of Credit may be continued (pursuant to mechanics to be specified in the applicable Extension Amendment) so long as the applicable Swingline Lender and/or the applicable Issuing Bank, as applicable, have consented to such extensions (it being understood that notwithstanding anything to the contrary set forth in Section 9.02, no consent of any other Lender shall be required in connection with any such extension). Any Lender that elects in its sole discretion not to become an Extending Lender shall cease to be a Lender hereunder and shall no longer have any Commitments, other obligations or rights (other than such Lender’s rights to indemnification under the Loan Documents which shall continue to remain in effect after such time as set forth in this Agreement) hereunder, in each case as of the applicable Maturity Date, so long as each such Lender has received payment in full in respect of its Applicable Percentage of all outstanding Obligations that are then due and owing as of such applicable Maturity Date.

(b) Extended Commitments shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, notwithstanding anything to the contrary set forth in Section 9.02, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Commitments established thereby) executed by the Obligors, the Administrative Agent and the Extending Lenders. It is understood and agreed that each Lender hereunder has consented, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.23 and the arrangements described above in connection therewith. No Extension Amendment shall provide for any tranche of Extended Commitments in an aggregate principal amount that is less than $250,000,000. Notwithstanding anything to the contrary in this Section 2.23(b) and without limiting the generality or applicability of Section 9.04 to any Section 2.23 Additional Amendments (as defined below), any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.23 Additional Amendment”) to this Agreement and the other Loan Documents;

provided that such Section 2.23 Additional Amendments are within the requirements of Section 2.23(a) and do not become effective prior to the time that such Section 2.23 Additional Amendments have been consented to (including, without limitation, pursuant to consents applicable to holders of any Extended Loans provided for in any Extension Amendment) by such of the Lenders, Obligors and other parties (if any) as may be required in order for such Section 2.23 Additional Amendments to become effective in accordance with Section 9.04.

(c) Notwithstanding anything to the contrary contained in this Agreement, (i) on any date on which any Class of Existing Commitments is converted to extend the related scheduled maturity date(s) in accordance with Section 2.23 above (an “Extension Date”), in the case of the Existing Commitments of each Extending Lender under any Specified Existing Commitment Class, the aggregate principal amount of such Existing Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Commitments so converted by such Lender on such date, and such Extended Commitments shall be established as a separate Class of revolving credit commitments from the Specified Existing Commitment Class and from any other Existing Commitments (together with any other Extended Commitments so established on such date) and (ii) if, on any Extension Date, any Existing Loans of any Extending Lender are outstanding under the Specified Existing Commitment Class, such Existing Loans (and any related participations) shall be deemed to be allocated as Extended Loans (and related participations) in the same proportion as such Extending Lender’s Specified Existing Commitments to Extended Commitments.

(d) No exchange of Loans or Commitments pursuant to any Extension Amendment in accordance with this Section 2.23 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

ARTICLE III

Representations and Warranties

Each Obligor represents and warrants to the Lenders that:

Section 3.01 Organization; Powers. Each of the Obligors and its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.

Section 3.02 Authorization; Enforceability. The Transactions are within each Obligor’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. Each Loan Document to which each Obligor is a party has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Obligor or any of its Restricted Subsidiaries, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon any Obligor or any of its Restricted Subsidiaries or the assets of any Obligor or any of its Restricted Subsidiaries (other than any indenture, agreement or other instrument the violation of which could not reasonably be expected to be materially adverse to any Secured Party), or give rise to a right thereunder to require any payment to be made by any Obligor or any of its Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Obligor or any of its Restricted Subsidiaries, except Liens created pursuant to the Loan Documents, except, in the case of clause (a) and clause (b) above, where the failure to do so, individually or in the aggregate, would not be reasonably expected to result in a Material Adverse Effect.

Section 3.04 Financial Condition; No Material Adverse Change.

(a) The Kodiak Borrower has heretofore furnished to the Lenders the Specified Financial Statements. The Specified Financial Statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Kodiak Borrower and its consolidated Subsidiaries as of the applicable dates and for the applicable periods in accordance with GAAP, subject to year-end audit adjustments (all of which, when taken as a whole, would not be materially adverse) and the absence of footnotes in the case of any unaudited financial statements constituting Specified Financial Statements.

(b) No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2022.

Section 3.05 Properties. (a) As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by any Obligor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, except as would not reasonably be expected to result in a Material Adverse Effect, and, to the knowledge of such Obligor, no default by any party to any such lease or sublease exists which would reasonably be expected to result in a Material Adverse Effect. Each of the Obligors and its Restricted Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property (except in cases where the failure to have said good and marketable title would not reasonably be expected to result in a Material Adverse Effect), free of all Liens other than those permitted by Section 6.02.

(b) Each of the Obligors and their Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted, except for such trademarks, tradenames, copyrights, patents and other intellectual property, the failure of which to own or license would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. A correct and complete list of which, as of the date of this Agreement, is set forth on Schedule 3.05, and, to the knowledge of any Obligor, the use thereof by each Obligor and each of its Restricted Subsidiaries does not infringe in any material respect upon the rights of any other Person, and each Obligor’s and each Restricted Subsidiary’s rights thereto are not subject to any licensing agreement or similar arrangement, in each case, except where such infringement agreement or arrangement, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

Section 3.06 Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Obligor, threatened against or affecting any Obligor or any of its Restricted Subsidiaries as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters).

(b) Except for the Disclosed Matters (i) no Obligor or any of its Restricted Subsidiaries has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Obligor or any of its Restricted Subsidiaries (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (2) has become subject to any Environmental Liability, (3) has received notice of any claim with respect to any Environmental Liability or (4) knows of any basis for any Environmental Liability.

Section 3.07 Compliance with Laws and Agreements; No Default. Each of the Obligors and their Restricted Subsidiaries is in compliance with (a) its charter, by-laws or other organizational documents, (b) all Requirements of Law applicable to it or its property, and (c) all indentures, agreements and other instruments binding upon it or its property, except with respect to each clause (a), (b) and (c), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 3.08 Investment Company Status. No Obligor or Restricted Subsidiary is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 3.09 Taxes. Each of the Obligors and their Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Obligor or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect. No tax liens have been filed and, to the knowledge of the Obligors, no claims are being asserted with respect to any such Taxes, except as set forth on Schedule 3.09 or as would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87 or FASB Accounting Standards Codification No. 715, as applicable) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than $50,000,000 (in the aggregate together with all amounts under clause (y) of this sentence), and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87 or FASB Accounting Standards Codification No. 715, as applicable) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $50,000,000 (in the aggregate together with all amounts under clause (x) of this sentence) the fair market value of the assets of all such underfunded Plans.

Section 3.11 Disclosure. None of the written reports, financial statements, certificates or other information furnished by or on behalf of any Obligor or any Restricted Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Obligors represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date (it being understood that actual results may vary from the projected financial information and that such variation may be material). As of the Effective Date, to the best knowledge of any Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement or the Existing Credit Agreement is true and correct in all material respects.

Section 3.12 Material Agreements. All Material Agreements as of the date of this Agreement are listed on Schedule 3.12. No Obligor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any Material Agreement to which it is a party or (ii) any agreement or instrument evidencing or governing Indebtedness, except in each case which would not reasonably be expected to result in a Material Adverse Effect.

Section 3.13 Solvency. (a) Immediately after the consummation of the Transactions, (i) the fair value of the assets of each Obligor, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Obligor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Obligor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) no Obligor will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date.

(a) No Obligor intends to, nor will such Obligor permit any of its Restricted Subsidiaries to, and no Obligor believes that it or any of its Restricted Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Restricted Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Restricted Subsidiary.

Section 3.14 Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Obligors and their subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The Borrowers believe that the insurance maintained by or on behalf of the Obligors and their subsidiaries is adequate.

Section 3.15 Capitalization and Subsidiaries. As of the Effective Date, Schedule 3.15 sets forth (a) a correct and complete list of the name and relationship to the Frontier Borrower of each of its subsidiaries, (b) a true and complete listing of each class of each of the Frontier Borrower and its subsidiaries’ authorized Equity Interests, all of which issued Equity Interests are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of the Frontier Borrower and each of its subsidiaries. All of the issued and outstanding Equity Interests owned by any Obligor have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable. Other than pursuant to the KGS Omnibus Plan, Burro Merger Agreement and the Amended LLC Agreement, there are no outstanding commitments or other obligations of any Obligor to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Obligor.

Section 3.16 Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and (a) when financing statements and other filings in appropriate form are filed in the offices specified in the Security Agreement and (b) upon the taking of possession or control by the Administrative Agent of the Collateral described therein with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by the Security Agreement), such Liens constitute perfected and continuing Liens on the Collateral (other than (i) such Collateral in which a Lien or a security interest cannot be perfected by filing, possession or control under the UCC as in effect at the relevant time in the relevant jurisdiction or (ii) any Excluded Account), securing the Secured Obligations, enforceable against the applicable Obligor and all third parties, and having priority over all other Liens on the Collateral except (a) Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral.

Section 3.17 Employment Matters. Except as would not reasonably be expected to result in a Material Adverse Effect, as of the Effective Date, (a) there are no strikes, lockouts or slowdowns against any Obligor or any of its Restricted Subsidiaries pending or, to the knowledge of any Obligor, threatened, (b) to the knowledge of any Obligor, the hours worked by and payments made to employees of the Obligors and the Obligor’s Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters and (c) all payments due from any Obligor or any of the subsidiaries, or for which any claim may be made against any Obligor or any of its Restricted Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Obligor or such Restricted Subsidiary.

Section 3.18 Affiliate Transactions. Except as set forth on Schedule 3.18, as of the Effective Date, there are no existing or proposed agreements, arrangements, understandings or transactions (other than ordinary course employment agreements) between any Obligor and any of the officers, members, managers, directors, stockholders, parents, holders of other Equity Interests, employees or Affiliates (other than Subsidiaries or the Kodiak Cares Foundation) of any Obligor or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Obligor or any Person with which any Obligor has a business relationship or which competes with any Obligor.

Section 3.19 Federal Reserve Regulations. No Obligor is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing or Letter of Credit hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of any Obligor only or of the Obligors and their subsidiaries on a consolidated basis) will be Margin Stock.

Section 3.20 Use of Proceeds. The proceeds of the Loans have been used and will be used, whether directly or indirectly as set forth in Section 5.08.

Section 3.21 No Burdensome Restrictions. No Obligor is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.10

Section 3.22 Anti-Corruption Laws and Sanctions. Each Obligor has implemented and maintains in effect policies and procedures designed to ensure compliance by such Obligor, its subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Obligor, its subsidiaries and their respective officers and employees and, to the knowledge of such Obligor, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Obligor, any Subsidiary of any Obligor or any of their respective directors, officers or employees, or (b) to the knowledge of any such Obligor or Subsidiary, any agent of such Obligor or Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds, Transaction or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

Section 3.23 Affected Financial Institutions. No Obligor is an Affected Financial Institution.

ARTICLE IV

Conditions

Section 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Other Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) either (A) a counterpart of each other Loan Document signed on behalf of each party thereto or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page thereof) that each such party has signed a counterpart of such Loan Document and (iii) such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10(f) payable to the order of each such requesting Lender and a written opinion of (A) Simpson Thacher & Bartlett LLP, special counsel to the Borrowers and the other Obligors and (B) Williams, Porter, Day & Neville P.C., special Wyoming counsel to the Borrowers and the other Obligors, in each case, addressed to the Administrative Agent, the Issuing Banks and the Lenders and other holders of the Secured Obligations.

(b) Financial Statements and Projections. The Lenders shall have received (i) audited consolidated financial statements of the Kodiak Borrower and its Subsidiaries as of and for the fiscal year ended December 31, 2021, (ii) audited consolidated financial statements of Kodiak Corp and its subsidiaries as of and for the fiscal year ended December 31, 2022, (iii) unaudited monthly interim consolidated financial statements of the Kodiak Borrower and its Subsidiaries for the fiscal months of January 2023 and February 2023, and such financial statements shall not, in the reasonable judgment of the Administrative Agent, reflect any material adverse change in the consolidated financial condition of the Kodiak Borrower and its Subsidiaries, as reflected in the audited consolidated financial statements described in clause (ii) of this paragraph (the financial statements described in clauses (i), (ii) and (iii) of this Section 4.01(b), collectively, the “Specified Financial Statements”) and (iv) satisfactory projections for the remainder of 2023 through and including the Kodiak Borrower’s fiscal year ending December 31, 2027, which shall include a balance sheet, income statement and statement of cash flows.

(c) Officer’s Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Obligor, the Existing Members and Kodiak Corp, dated the Effective Date and executed by its Secretary or Assistant Secretary or a Responsible Officer thereof (or other officer of such Person reasonably satisfactory to the Administrative Agent), which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Person authorized to sign the Loan Documents to which it is a party and, in the case of each Borrower, at least one of its Financial Officers, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Obligor certified by the relevant authority of the jurisdiction of organization of such Obligor and a true and correct copy of its by-laws or operating, management or partnership agreement or other organizational or governing documents, and (ii) where applicable, a long form good standing certificate for each Obligor from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Obligor from the appropriate governmental officer in such jurisdiction, in each case as of a recent date.

(d) Closing Certificate. The Administrative Agent shall have received a certificate, signed by a Financial Officer of the Borrower Representative, dated as of the Effective Date (i) stating that no Default has occurred and is continuing and (ii) stating that the representations and warranties contained in the Loan Documents are true and correct in all material respects as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(e) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Effective Date.

(f) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each jurisdiction where the Obligors are organized and where the assets of the Obligors are located, and such search shall reveal no Liens on any of the assets of the Obligors except for Liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.

(g) Funding Account. The Administrative Agent shall have received a notice setting forth the deposit account of the Kodiak Borrower (the “Funding Account”) to which the Lender is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(h) Customer List. The Administrative Agent shall have received a true and complete customer list for each Borrower and its subsidiaries, which list shall state the customer’s name, mailing address and phone number and shall be certified as true and correct by a Financial Officer of the Borrower Representative.

(i) Collateral Access and Control Agreements. To the extent applicable, the Administrative Agent shall have received each (i) Collateral Access Agreement required to be provided pursuant to Section 4.13 of the Security Agreement and (ii) Deposit Account Control Agreement, Securities Account Control Agreement and Commodity Account Control Agreement required to be provided pursuant to Section 4.14 of the Security Agreement.

(j) Solvency. The Administrative Agent shall have received a solvency certificate of the Obligors dated as of the Effective Date from a Financial Officer of each Borrower.

(k) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of a date specified by the Administrative Agent prior to the Effective Date with customary supporting documentation and supplemental reporting to be agreed upon between the Administrative Agent and the Borrower Representative.

(l) Pledged Equity Interests; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) if applicable, the certificates representing the shares of Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(m) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of itself, the Lenders and the other holders of the Secured Obligations, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

(n) Insurance. The Administrative Agent shall have received evidence of the insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.10 hereof and Section 4.12 of the Security Agreement. The Administrative Agent hereby agrees that the insurance certificates delivered most recently under the Existing Credit Agreement shall be deemed to satisfy this condition.

(o) Letter of Credit Application. If a Letter of Credit is requested to be issued on the Effective Date, the Administrative Agent shall have received a properly completed letter of credit application or other letter of credit agreement (whether standalone or pursuant to a master agreement, as applicable). The Borrowers shall have executed each Issuing Bank’s master agreement for the issuance of commercial Letters of Credit, if applicable.

(p) Tax Withholding. The Administrative Agent shall have received a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Obligor.

(q) Corporate Structure. The corporate structure, capital structure, other debt instruments, material accounts and governing documents of the Obligors and Kodiak Corp shall be acceptable to the Administrative Agent in its sole discretion (for the avoidance of doubt, this shall include a review of the Frontier Borrower’s and the Obligors’ proposed structure after giving effect to a Successful IPO).

(r) Field Examination. The Administrative Agent or its designee shall have received a field examination and audits of the Loan Parties’ Accounts, Inventory (including, without limitation, the rental fleet and related Compressor Components), related working capital matters and of the Loan Parties’ related data processing and other systems and such other information or materials as the Administrative Agent shall include within the scope of such field examinations and audits, the results of which shall be satisfactory to the Administrative Agent in its sole discretion. The Administrative Agent hereby agrees that the field examination previously delivered most recently under the Existing Credit Agreement shall be deemed to satisfy this condition.

(s) Legal Due Diligence. The Administrative Agent and its counsel shall have completed all legal and regulatory due diligence (including but not limited to compliance with all applicable requirements of Regulations T, U and X of the Federal Reserve Board), the results of which shall be satisfactory to Administrative Agent in its sole discretion.

(t) Appraisals. The Administrative Agent shall have received one or more asset appraisals of the Loan Parties’ rental fleet and the related Compressor Components from appraisers acceptable to the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisals to include, without limitation, information required by any applicable Requirement of Law. The Administrative Agent hereby agrees that the asset appraisal previously delivered most recently under the Existing Credit Agreement shall be deemed to satisfy this condition.

(u) USA PATRIOT Act, Etc. (i) The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and (ii) to the extent any Obligor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, each Lender that has requested at least five (5) Business Days prior to the Effective Date a Beneficial Ownership Certification in relation to the Kodiak Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (v)(ii) shall be deemed to be satisfied).

(v) Perfection Certificate. The Administrative Agent shall have received an executed copy of the Perfection Certificate.

(w) Certificated Equity. The Administrative Agent shall have received all certificates and other instruments (if any) representing Equity Interests pledged pursuant to the Collateral Documents, together with an undated stock power for each such certificate executed in blank by the pledgor thereof.

(x) Governmental and Third-Party Consents. All governmental and third-party consents and all equity holder and board of directors (or comparable governing body) authorizations that are necessary to consummate the Transactions shall have been obtained on terms satisfactory to the Administrative Agent and shall be in full force and effect.

(y) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent, any Issuing Bank, any Lender or their respective counsel may have reasonably requested.

Without limiting the generality of the provisions of Article VIII, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or be satisfied with, each document or other matter required under this Section 4.01 to be consented to or approved by or be acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto. All documents executed or submitted pursuant to this Section 4.01 by and on behalf of the Kodiak Borrower shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel. The Administrative Agent shall notify the Kodiak Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Upon the satisfaction of the conditions precedent set forth in this Section 4.01 on the Effective Date, (a) each Lender who holds Revolving Loans in an aggregate amount less than its Applicable Percentage (after giving effect to this amendment and restatement) of all Revolving Loans shall advance new Revolving Loans which shall be disbursed to the Administrative Agent and used to repay Revolving Loans outstanding to each Lender who holds Revolving Loans in an aggregate amount greater than its Applicable Percentage of all Revolving Loans, (b) each Lender’s participation in each Letter of Credit shall be automatically adjusted to equal its Applicable Percentage (after giving effect to this amendment and restatement), and (c) such other adjustments shall be made as the Administrative Agent shall specify so that each Lender’s Revolving Exposure equals its Applicable Percentage (after giving effect to this amendment and restatement).

Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit (excluding the deemed issuance of any Existing Letter of Credit), is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Obligors set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, (i) no Default shall have occurred and be continuing and (ii) no Protective Advance shall be outstanding.

(c) After giving effect to any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, Availability shall not be less than zero.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

Notwithstanding the failure to satisfy the conditions precedent set forth in paragraphs (a) or (b) of this Section, unless otherwise directed by the Required Lenders, the Administrative Agent may, but shall have no obligation to, continue to make Loans and an Issuing Bank may, but shall have no obligation to, issue, amend, renew or extend, or cause to be issued, amended, renewed or extended, any Letter of Credit for the ratable account and risk of Lenders from time to time if the Administrative Agent believes that making such Loans or issuing, amending, renewing or extending, or causing the issuance, amendment, renewal or extension of, any such Letter of Credit is in the best interests of the Lenders.

ARTICLE V

Affirmative Covenants

Until all of the Secured Obligations have been Paid in Full, each Obligor executing this Agreement covenants and agrees, jointly and severally with all of the other Obligors, with the Lenders that:

Section 5.01 Financial Statements; Borrowing Base and Other Information. The Borrowers will furnish to the Administrative Agent:

(a) within ninety (90) days after the end of each fiscal year of Kodiak Corp, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing or otherwise acceptable to the Required Lenders (without a “going concern”, or like qualification or exception other than solely with respect to an upcoming maturity date of Indebtedness or a potential inability to satisfy a financial covenant for a future test date, and without any qualification, commentary or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Kodiak Corp and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Kodiak Corp, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year all certified by a Financial Officer of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of Kodiak Corp and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes );

(c) within ten (10) Business Days after any delivery or deemed delivery of financial statements under clause (a) or clause (b) above, a Compliance Certificate (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of Kodiak Corp and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12, including setting forth reasonably detailed calculations of the Leverage Ratio for such period then ended and an indication of the Applicable Rate based on such calculation, (iv) unless disclosed in the financial statements accompanying such certificate, stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (v) providing a status report regarding each gas compression agreement covering any Compressor Unit, including whether such servicing agreement has been amended, restated, modified or terminated during such period; provided that the Borrowers shall only be required to deliver a copy of any new gas compression agreement or any amendment, modification or termination of any gas compression agreement if requested by the Administrative Agent in writing, (vi) setting forth, in form and detail reasonably satisfactory to the Administrative Agent, as of the date of such certificate a true and complete list of all Swap Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) to which any Obligor or any of its Restricted Subsidiaries is a party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), any credit support agreements relating thereto, any margin required or supplied under any credit support document, and the counterparty to each such agreement, (vii) at any time that any of the consolidated Subsidiaries of Kodiak Corp are not Restricted Subsidiaries, setting forth consolidating information that summarizes in reasonable detail the differences between the information relating to Kodiak Corp and its Restricted Subsidiaries, on the one hand, and all consolidated Unrestricted Subsidiaries, on the other hand, which consolidating information shall be certified by a Financial Officer of the Borrower Representative as having been fairly presented in all material respects, (viii) including notice if any Obligor, either directly or through any agent, employee, licensee or designee, filed an application for the registration of any Material Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency during such period and (ix) specifying whether any Loan Party has entered into any Specified Compressor Engine Transactions during such period and providing a list of Specified Compressor Engines subject thereto and the related Specified Compressor Engine Packages.

(d) [reserved];

(e) within thirty (30) days after the end of each fiscal year of the Kodiak Borrower, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and cash flow statement) of Kodiak Corp and its consolidated Restricted Subsidiaries for each month of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;

(f) as soon as available but in any event within twenty (20) Business Days after the end of each calendar month, at such time as delivery of an updated Borrowing Base Certificate is required by Section 6.05(g) and at such other times as may be reasonably necessary to redetermine Availability with respect to Loans or Letters of Credit hereunder or as may be requested by the Administrative Agent, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request; provided that, at any time an Activation Period exists, a Borrowing Base Certificate shall be delivered weekly within three (3) Business Days after the end of each calendar week;

(g) as soon as available but in any event within twenty (20) Business Days after the end of each calendar month (or within three (3) Business Days after the end of each calendar week during an Activation Period) and at such other times as may be requested by the Administrative Agent, as of the period then ended, all delivered electronically in a text formatted file acceptable to the Administrative Agent:

(i) a detailed aging of the Loan Parties’ Accounts, including all invoices aged by invoice date and due date, prepared in a manner reasonably acceptable to the Administrative Agent;

(ii) a schedule detailing the Loan Parties’ Inventory, in form satisfactory to the Administrative Agent, (A) by location (showing Inventory in transit and any Inventory located with a third party under any consignment, bailee arrangement or warehouse agreement), by product type (including Compressor Units and Compressor Components), and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a FIFO Basis) or market (which approximates cost) and adjusted for Borrowing Base Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, and (B) including a report of any variances or other results of Inventory counts performed by the Loan Parties since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by the Loan Parties and complaints and claims made against the Loan Parties);

(iii) a worksheet of calculations prepared by the Kodiak Borrower to determine Loan Parties’ Eligible Accounts, Eligible Inventory, Eligible Compressor Components, Eligible Rental Compressors and Eligible New Rental Fleet, such worksheets detailing the Accounts and Inventory (including Compressor Units and Compressor Components) excluded from Eligible Accounts, Eligible Inventory, Eligible Compressor Components, Eligible Rental Compressors and Eligible New Rental Fleet and the reason for such exclusion;

(iv) a reconciliation of the Loan Parties’ Accounts and Inventory between (A) the amounts shown in the Loan Parties’ general ledgers and financial statements and the reports delivered pursuant to clause (i) and clause (ii) above and (B) the amounts and dates shown in the reports delivered pursuant to clause (i) and clause (ii) above and the Borrowing Base Certificate delivered pursuant to clause (f) above as of such date; and

(v) a reconciliation of the loan balance per the Kodiak Borrower’s general ledger to the loan balance under this Agreement;

(h) as soon as available but in any event within twenty (20) Business Days after the end of each calendar month (or within three (3) Business Days after the end of each calendar week during an Activation Period) and at such other times as may be requested by the Administrative Agent, as of the month then ended, a schedule and aging of the Loan Parties’ accounts payable, delivered electronically in a text formatted file acceptable to the Administrative Agent;

(i) concurrently with the delivery of the Compliance Certificate pursuant to Section 5.01(c) relating to the fiscal quarters ending March 31 and September 30 of each fiscal year (or such later date as the Administrative Agent may agree in its sole discretion), an updated customer list for the Kodiak Borrower and its Restricted Subsidiaries, which list shall state the customer’s name, mailing address and phone number, delivered electronically in a text formatted file acceptable to the Administrative Agent;

(j) promptly upon the Administrative Agent’s request:

(i) copies of invoices issued by the Loan Parties in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

(ii) copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party; and

(iii) a schedule detailing the balance of all intercompany accounts of the Loan Parties;

(k) promptly after the same become publicly available, but in any event within fifteen (15) days following the date the same are required to be filed with the SEC, copies of all periodic and other reports, proxy statements and other materials filed by any Obligor or any Restricted Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by Kodiak Corp to its shareholders generally, as the case may be; provided that the Borrower Representative shall be deemed to have furnished the information required by this clause (k) if Kodiak Corp shall have timely made the same available on “EDGAR” (or any successor thereto) and/or on its home page on the worldwide web (currently located at http://www.kodiakgas.com); and

(l) promptly following any reasonable request therefor, (i) such other information regarding the operations, business affairs or financial condition of Kodiak Corp or any Restricted Subsidiary (including any Plan or Multiemployer Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA) as the Administrative Agent (or any Lender which has requested through the Administrative Agent) may reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

The obligation to provide the documents required to be delivered pursuant to Section 5.01(a) or (b) may be satisfied by the public filings of Kodiak Corp with the SEC (to the extent any such documents are included in materials otherwise filed with the SEC) and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on a Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that (A) upon written request by the Administrative Agent (or any Lender through the Administrative Agent) to the Borrower Representative, the Borrower Representative shall deliver paper copies of such documents to the Administrative Agent or such Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower Representative shall notify the Administrative Agent and each Lender (by fax or through Electronic Systems) of the posting of any such documents and provide to the Administrative Agent through Electronic Systems electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower Representative with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents to it and maintaining its copies of such documents.

Section 5.02 Notices of Material Events. Each of the Obligors will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders) prompt (but in any event within any time period that may be specified below) written notice of the following:

(a) the occurrence of any Default or Event of Default;

(b) receipt of any notice of any governmental investigation or any litigation or proceeding commenced or threatened against any Obligor or any Restricted Subsidiary that (i) seeks damages in excess of $50,000,000, (ii) seeks injunctive relief which would reasonably be expected to result in a Material Adverse Effect, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets which reasonably would be expected to result in a liability in excess of $50,000,000, (iv) alleges criminal misconduct by any Obligor or any Restricted Subsidiary, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws, in each case, in excess of $50,000,000 or (vi) contests any tax, fee, assessment, or other governmental charge in excess of $50,000,000;

(c) any loss, damage, or destruction to the Collateral in the amount of $50,000,000 or more, whether or not covered by insurance;

(d) within ten (10) Business Days of receipt thereof, any and all default notices received under or with respect to any leased location or public warehouse where Collateral with an aggregate book value of $2,500,000 or more is located;

(e) all material amendments to Material Indebtedness, together with a copy of each such amendment;

(f) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of any Borrower and any of their Restricted Subsidiaries in an aggregate amount exceeding $50,000,000;

(g) any other development that results, or could reasonably be expected to result, in a Material Adverse Effect;

(h) promptly after the furnishing thereof, copies of any statement or report furnished to any lender or holder of debt securities of any Obligor or any of the Restricted Subsidiaries pursuant to any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 5.01 or any other clause of this Section 5.02; and

(i) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Existence; Conduct of Business. Each Obligor will, and will cause each Restricted Subsidiary to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03, and (b) carry on any business other that a Permitted Business.

Section 5.04 Payment of Tax Obligations. Each Obligor will, and will cause each of its Restricted Subsidiaries to, pay its Taxes before the same shall become delinquent or in default, except where (a) (i)the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) such Obligor or Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the nonpayment of such Taxes could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05 Maintenance of Properties. Each Obligor will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and casualty and condemnation excepted, except where the failure to so keep and maintain such property would not reasonably be expected to result in a Material Adverse Effect.

Section 5.06 Books and Records; Inspection Rights. Each Obligor will, and will cause each of its Restricted Subsidiaries to, (a) keep proper books of record and account in which full, true and correct entries are made in accordance with GAAP of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice, to visit and inspect each Loan Party’s properties, to conduct at such Loan Party’s premises field examinations of such Loan Party’s assets, liabilities, books and records, including examining and making extracts from its books and records, environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. After the occurrence and during the continuance of any Event of Default, upon the Administrative Agent’s request, each Loan Party shall provide the Administrative Agent with access to its suppliers. Each Loan Party acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to such Loan Party’s assets for internal use by the Administrative Agent and the Lenders.

Section 5.07 Compliance with Laws. Each Obligor will, and will cause each Restricted Subsidiary to, (i) comply with each Requirement of Law applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Obligor will maintain in effect and enforce policies and procedures designed to ensure compliance by such Obligor, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.08 Use of Proceeds.

(a) The proceeds of the Loans and the Letters of Credit will be used only (i) to pay expenses incurred in connection with the Transactions, (ii) to repay the Burro Debt and fees and expenses incurred in connection therewith and (iii) for the working capital needs and for the general corporate purposes of the Loan Parties. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X.

(b) No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and each Borrower shall procure that its Subsidiaries and its and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.09 Accuracy of Information. The Obligors will ensure that any written information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that with respect to projected financial information, the Obligors will only ensure that such information is prepared in good faith based upon assumptions believed to be reasonable at the time delivered (it being understood that actual results may vary from the projected financial information and that such variation may be material).

Section 5.10 Insurance. Each Obligor will, and will cause each of its Restricted Subsidiaries to, maintain with financially sound and reputable carriers insurance in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of Kodiak Corp and its Restricted Subsidiaries. The Borrower Representative will furnish to the Administrative Agent, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

Section 5.11 Casualty and Condemnation. The Obligors will (a) furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

Section 5.12 Appraisals. At any time that the Administrative Agent requests, but in no event more than one (1) time per consecutive twelve-month period (increasing to two (2) times in any consecutive twelve-month period if at any time during such period an Availability Trigger Period commenced), Kodiak Corp will, and will cause each of its Restricted Subsidiaries to, provide the Administrative Agent with an appraisal or update thereof of the Loan Parties’ Inventory comprised of Compressor Units from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisal and update to include, without limitation, information required by any applicable Requirement of Law; provided, however, that if no Default has occurred and is continuing, one (1) such appraisal per consecutive twelve-month period (increasing to two (2) such appraisals in any consecutive twelve-month period if at any time during such period an Availability Trigger Period commenced) shall be at the sole expense of the Obligors. Notwithstanding the foregoing, if a Default has occurred and is continuing, such appraisals may be conducted up to one (1) time per fiscal quarter and the Obligors shall be responsible for the reasonable costs and expenses of all such appraisals commenced while a Default has occurred and is continuing.

Section 5.13 Field Examinations. At any time that the Administrative Agent requests, but in no event more than one (1) time per consecutive twelve-month period (increasing to two (2) times in any consecutive twelve-month period if at any time during such period an Availability Trigger Period commenced), the Loan Parties will permit the Administrative Agent to conduct a field examination, upon reasonable prior notice and reasonable coordination with and during normal business hours, with respect to the Loan Parties’ Accounts and Inventory (including Compressor Units) and such other matters regarding the Loan Parties or the Collateral as the

Administrative Agent shall reasonably require; provided, however, that the Obligors shall only be required to reimburse the Administrative Agent for the cost of one (1) field examination in any consecutive twelve-month period (increasing to two (2) field examinations in any consecutive twelve-month period if at any time during such period an Availability Trigger Period commenced) unless a Default has occurred and is continuing, at which time each field examination commenced during the existence of a Default shall be at the expense of the Obligors. Notwithstanding the foregoing, a field examination shall be conducted at any time the Administrative Agent reasonably requests if a Default has occurred and is continuing.

Section 5.14 Depository Banks. Subject to Section 5.17, the Obligors and the Restricted Subsidiaries will maintain JPMCB (or an Affiliate of JPMCB) as their principal depository bank for banking activity in the United States and in each other country in which JPMCB operates as a depository bank, including for the maintenance of operating, administrative, cash management, collection activity and other deposit accounts for the conduct of its business. For purposes of clarity, the preceding sentence does not prohibit (i) the Obligors and the Restricted Subsidiaries from maintaining deposit accounts at depository banks other than JPMCB (or an Affiliate of JPMCB), including Excluded Accounts and deposit accounts of a Burro Entity that is a Foreign Subsidiary as of the Burro Mergers Effective Date maintained in Mexico, Argentina, the Netherlands or Egypt, or (ii) the Obligors and the Restricted Subsidiaries from continuing to receive payments from any existing Account Debtor or other customer of a Burro Entity as of the Burro Mergers Effective Date in an existing deposit account of a Burro Entity as of the Burro Mergers Effective Date that is not maintained at JPMCB (or an Affiliate of JPMCB).

Section 5.15 Additional Collateral; Further Assurances.

(a) Upon the formation or acquisition of any Material Domestic Subsidiary (or upon a Restricted Subsidiary that is not a Material Domestic Subsidiary becoming a Material Domestic Subsidiary), each Obligor will cause each such Material Domestic Subsidiary within thirty (30) days (or in the case of any Material Domestic Subsidiary that is a Burro Entity, within one (1) Business Day) from its creation or acquisition (or such longer time period as the Administrative Agent may agree in its sole discretion) and subject to and solely to the extent permitted by applicable Requirements of Law, to become Loan Guarantor (but, for the avoidance of doubt, not a Borrower) by executing a Joinder Agreement and to become an Obligor by executing an “Assumption Agreement” (as defined in the Security Agreement). Upon execution and delivery thereof, each such Person (x) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties and obligations in such capacity under the Loan Documents and (y) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent, the Lenders and the other Secured Parties, in any property of such Person which constitutes Collateral.

(b) Subject to clause (a) above, Kodiak Corp and each Subsidiary that becomes an Obligor will cause (i) 100% of the issued and outstanding Equity Interests owned by such Obligor in each of its Domestic Restricted Subsidiaries (other than a FSHCO or a direct or indirect subsidiary of a Foreign Subsidiary) and (ii) 65% (or such greater percentage that, due to a change in applicable law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s U.S. parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in Foreign Restricted Subsidiaries or FSHCOs directly owned by Kodiak Corp or any Subsidiary that is an Obligor to be subject at all times to a first priority, perfected Lien (subject to Permitted Encumbrances) in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties.

(c) Without limiting the foregoing, each Obligor will, and will cause each of its Restricted Subsidiaries to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by any Requirement of Law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Obligors, and such other documents as the Administrative Agent may reasonably request on behalf of any Lender that is a regulated financial institution or any affiliate of such a Lender (each, a “Regulated Lender Entity”), in each case, to the extent such other documents are required for compliance by such Regulated Lender Entity with applicable Law with respect to flood insurance diligence, documentation and coverage under the Flood Laws. Prior to signing by the Obligors of any mortgage or deed of trust, the Obligors and the Administrative Agent shall have provided each Regulated Lender Entity a copy of the life of loan flood zone determination relative to any real property to be subject to such mortgage or deed of trust delivered to the Administrative Agent and copies of the other documents required by any such Regulated Lender Entity as provided in the preceding sentence and shall have received confirmation from each Regulated Lender Entity that flood insurance due diligence and flood insurance compliance has been completed by such Regulated Lender Entity (such confirmation not to be unreasonably withheld, conditioned or delayed, and shall be delivered promptly upon such completion by the applicable Regulated Lender Entity). Notwithstanding the foregoing, no Obligor will be required to execute or deliver a mortgage or deed of trust covering any real property or take perfection steps with respect to any Excluded Account.

(d) If any material assets (other than vehicles or real property or improvements thereto or any interest therein or any other asset not constituting Collateral) are acquired by any Obligor after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien in favor of the Security Agreement upon acquisition thereof), the Borrower Representative will (i) notify the Administrative Agent and the Lenders thereof and, if requested by the Administrative Agent or the Required Lenders, cause such assets to be subjected to a Lien securing the Secured Obligations and (ii) take, and cause each applicable Obligor to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Obligors.

(e) The provisions of this Section 5.14 need not be satisfied with respect to Excluded Assets (as defined in the Security Agreement).

Section 5.16 Unrestricted Subsidiaries.

(a) Unless designated as an Unrestricted Subsidiary in accordance with this Section 5.16, each Subsidiary of Kodiak Corp shall be classified as a Restricted Subsidiary. Kodiak Corp may at any time designate by written notification thereof to the Administrative Agent any Subsidiary (other than the Kodiak Borrower) as an Unrestricted Subsidiary if (i) prior, and after giving effect, to such designation (including after giving effect to the reclassification of any Investments in, Indebtedness of, and/or Liens on the assets of, such Subsidiary), no Event of Default exists, (ii) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the applicable Obligor’s direct and indirect ownership interest in such Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 6.04 and (iii) such Subsidiary is not a guarantor of any Indebtedness (other than of such Unrestricted Subsidiary’s own Subsidiaries) in excess of $75,000,000.

(b) Kodiak Corp may designate any Subsidiary which is then an Unrestricted Subsidiary to be a Restricted Subsidiary by (i) providing the Administrative Agent with written notice of such redesignation and thereafter (ii) causing such Subsidiary to comply with the requirements of Section 5.15, if applicable, at which time, such Subsidiary shall cease to be an “Unrestricted Subsidiary” and shall become a “Restricted Subsidiary” for purposes of this Agreement and the other Loan Documents without any amendment, modification or other supplement to any of the foregoing.

(c) No Obligor may (i) transfer any contract or agreement constituting a Material Designated Contract (as determined immediately prior to such transfer) to an Unrestricted Subsidiary (whether by Investment, Restricted Payment, disposition or otherwise) or (ii) designate a Restricted Subsidiary that is party to any contract or agreement constituting a Material Designated Contract (as determined immediately prior to such designation) as an Unrestricted Subsidiary.

(d) The Unrestricted Subsidiaries may not hold or exclusively license (or receive from the Obligors or any Restricted Subsidiary), individually or in the aggregate, any Material Intellectual Property.

(e) The Obligors will cause the management, business and affairs of Kodiak Corp and its Restricted Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate balance sheets and income statements of Unrestricted Subsidiaries to creditors and potential creditors thereof (to the extent required hereunder) and by not permitting properties of Unrestricted Subsidiaries to be commingled with those of the Obligors) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from Parent and its Restricted Subsidiaries. The Obligors will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Indebtedness of, Kodiak Corp, the Kodiak Borrower or any Restricted Subsidiary.

Section 5.17 Post-Closing Requirements. Within one hundred eighty (180) days after the Burro Mergers Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), Kodiak Corp shall cause the Burro Entities to maintain JPMCB (or an Affiliate of JPMCB) as its principal depository bank for banking activity in the United States and in each other country in which JPMCB operates as a depository bank, including for the maintenance of operating, administrative, cash management, collection activity and other deposit accounts for the conduct of its business. For purposes of clarity, the preceding sentence does not prohibit (i) the Burro Entities from maintaining deposit accounts at depository banks other than JPMCB (or an Affiliate of JPMCB), including Excluded Accounts and deposit accounts of a Burro Entity that is a Foreign Subsidiary as of the Burro Mergers Effective Date maintained in Mexico, Argentina, the Netherlands or Egypt, or (ii) the Burro Entities from continuing to receive payments from any existing Account Debtor or other customer of a Burro Entity as of the Burro Mergers Effective Date in an existing deposit account of a Burro Entity as of the Burro Mergers Effective Date that is not maintained at JPMCB (or an Affiliate of JPMCB).

ARTICLE VI

Negative Covenants

Until all of the Secured Obligations have been Paid in Full, each Obligor executing this Agreement covenants and agrees, jointly and severally with all of the other Obligors, with the Lenders that:

Section 6.01 Indebtedness. No Obligor will, nor will it permit any Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a) the Secured Obligations;

(b) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals, refinancings and replacements of any such Indebtedness in accordance with clause (f) hereof;

(c) Indebtedness of Kodiak Corp owing to any Restricted Subsidiary and of any Restricted Subsidiary owing to Kodiak Corp or any other Restricted Subsidiary, provided that (i) Indebtedness of any Restricted Subsidiary that is not an Obligor owing to Kodiak Corp or any Obligor shall be subject to Section 6.04 and (ii) Indebtedness of any Obligor owing to any Restricted Subsidiary that is not an Obligor shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent;

(d) Guarantees by Kodiak Corp of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of Kodiak Corp or any other Restricted Subsidiary, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by Kodiak Corp or any Restricted Subsidiary that is an Obligor of Indebtedness of any Restricted Subsidiary that is not an Obligor shall be subject to Section 6.04 and (iii) Guarantees permitted under this clause (d) shall be subordinated to the Secured Obligations of the applicable Subsidiary on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(e) Indebtedness of Kodiak Corp or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) below; provided that (i) such Indebtedness is incurred prior to or within one hundred eighty (180) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) together with any Refinance Indebtedness in respect thereof permitted by clause (f) below, shall not exceed the greater of (A) $75,000,000 and (B) $50,000,000 plus 1% of Consolidated Net Tangible Assets at the time of creation, incurrence or assumption of such Indebtedness;

(f) Indebtedness which represents extensions, renewals, refinancings and replacements (such Indebtedness, the “Refinance Indebtedness”) of any of the Indebtedness described in clauses (b), (e), (j) and (n) hereof (such Indebtedness so extended, renewed, refinanced or replaced being referred to herein as the “Original Indebtedness”); provided that (i) such Refinance Indebtedness does not increase the principal amount of the Original Indebtedness except by (A) an amount equal to unpaid accrued interest and premiums (including tender and call premiums) thereon plus underwriting discounts and other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement, (B) an amount equal to any existing commitments unutilized thereunder and (C) any additional amount otherwise permitted to be incurred pursuant to this Section 6.01 (which shall constitute a usage of such other permitted amount and if such additional Indebtedness is secured, the Lien securing such Refinance Indebtedness satisfies the applicable requirements of Section 6.02), (ii) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Loan Party or any of its Restricted Subsidiaries, (iii) no Loan Party or any of its Restricted Subsidiaries that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness, (iv) such Refinance Indebtedness does not result in a shortening of the average weighted maturity of such Original Indebtedness, (v) the terms of any Refinance Indebtedness (and, if applicable, subordination terms) are not, taken as a whole (as reasonably determined by the Borrower Representative), more favorable to the lenders providing such Indebtedness than those applicable to the relevant Original Indebtedness (other than any covenants or any other provisions applicable only to periods after the latest occurring Maturity Date as of such date of issuance or any covenants or provisions which are then current market terms for the applicable type of Indebtedness (as determined in good faith by the Borrower Representative)) and (vi) if such Original Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to such Original Indebtedness;

(g) Indebtedness under any Swap Agreement not entered into for speculative purposes and permitted pursuant to Section 6.07;

(h) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(i) Indebtedness of any Loan Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(j) Indebtedness of any Person that becomes a Subsidiary after the Effective Date; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) either the aggregate principal amount of Indebtedness permitted by this clause (i), together with any Refinance Indebtedness in respect thereof permitted by clause (f) above, shall not exceed the greater of (A) $75,000,000 and (B) $50,000,000 plus 1% of Consolidated Net Tangible Assets at the time of creation, incurrence or assumption of such Indebtedness;

(k) other Indebtedness in an aggregate principal amount not to exceed the greater of (i) $100,000,000 and (ii) $50,000,000 plus 1% of Consolidated Net Tangible Assets at the time of creation, incurrence or assumption of such Indebtedness;

(l) Indebtedness of any Burro Entity in respect of the Burro Debt; provided that (i) such Indebtedness exists at the time such Burro Entity becomes a Restricted Subsidiary pursuant to the Burro Mergers and is not created in contemplation of or in connection with the Burro Mergers, (ii) with respect to Indebtedness under the Burro Credit Facilities, such Indebtedness is repaid in full no later than one (1) Business Day after the Burro Mergers Effective Date and (iii) with respect to the Burro Notes, such Indebtedness is redeemed in full no later than three (3) Business Days after the Burro Mergers Effective Date and an amount necessary to redeem the Burro Notes in full is deposited with the applicable trustee or paying agent under the Burro Notes no later than one (1) Business Day after the Burro Mergers Effective Date;

(m) Subordinated Indebtedness in an aggregate principal amount not exceeding the greater of (i) $75,000,000 and (ii) $50,000,000 plus 1% of Consolidated Net Tangible Assets at the time of creation, incurrence or assumption of such Indebtedness;

(n) other unsecured Indebtedness of Kodiak Corp and its Restricted Subsidiaries (“Unsecured Debt”); provided that (i) on the date of incurrence thereof and after giving pro forma effect thereto and the use of proceeds thereof, the Borrowers are in pro forma compliance (on a pro forma basis) with the financial covenants contained in Section 6.12 at such time (and the Borrower Representative shall, on the date of incurrence of such Indebtedness, deliver a certificate of a Financial Officer in form and detail reasonably satisfactory to the Administrative Agent demonstrating compliance with such financial covenants), (ii) no Default or Event of Default shall exist or will result immediately after giving effect to the incurrence of such Indebtedness, (iii) the obligors with respect to such Indebtedness shall only be the Obligors (or if any other Person is a borrower or guarantor in respect of such Indebtedness, such other Person shall become a Loan Guarantor hereunder and under the other Loan Documents pursuant to Section 5.15) and (iv) the maturity of such Indebtedness is not prior to, and such Indebtedness does not require any scheduled amortization or other scheduled prepayments of principal, prior to, the date that is 120 days after the latest occurring Maturity Date as of the date of such issuance;

(o) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(p) Indebtedness incurred to finance insurance premiums in the ordinary course of business in an aggregate principal amount not to exceed the amount of such insurance premiums;

(q) Indebtedness in respect of letters of credit, bankers’ acceptances supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(r) Indebtedness representing deferred compensation to directors, officers, employees, members of management and consultants of any Borrower or any Restricted Subsidiary in the ordinary course of business;

(s) Banking Services Obligations and other Indebtedness in respect of netting services, overdraft protection and similar arrangements, in each case, in connection with cash management and deposit accounts;

(t) Capital Lease Obligations in respect of any Sale and Leaseback Transaction that is permitted under Section 6.06 and any Refinance Indebtedness in respect thereof;

(u) to the extent constituting Indebtedness, Indebtedness of any Loan Party in respect of any Specified Compressor Engine Transaction; provided that (i) such Indebtedness shall be secured solely by Liens permitted under Section 6.02(n) and (ii) the aggregate principal amount of Indebtedness permitted by this clause (u), when combined with the aggregate remaining lease payments in respect of any leases described in clause (a) of the definition of “Specified Compressor Engine Transaction” (discounted at a rate reasonably determined by Kodiak Corp in good faith), shall not exceed $100,000,000 at any time outstanding; and

(v) Indebtedness of any Foreign Subsidiary in an aggregate principal amount not exceeding $10,000,000 at any time outstanding, provided no Obligor has any liability with respect thereto.

Section 6.02 Liens. No Obligor will, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created pursuant to any Loan Document;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of Kodiak Corp or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Kodiak Borrower or such Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except, with respect to such principal amount, increases by the amounts described in clauses (A) through (C) of clause (i) to the proviso in Section 6.01(f));

(d) Liens on fixed or capital assets acquired, constructed or improved by Kodiak Corp or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.01(e), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within one hundred eighty (180) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of Kodiak Corp or such Restricted Subsidiary or any other Loan Party, except that individual financings otherwise permitted to be secured hereunder provided by any single Person (or its affiliates) may be cross collateralized to other such financings provided by such Person (or its affiliates);

(e) any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by Kodiak Corp or any Restricted Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes a Restricted Subsidiary after the Effective Date prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Restricted Subsidiary, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof and (iv) the aggregate principal amount of all Indebtedness secured under this clause (e) shall not exceed the greater of (A) $75,000,000 and (B) $50,000,000 plus 1% of Consolidated Net Tangible Assets at the time of such acquisition or such Person becoming a Restricted Subsidiary;

(f) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(g) Liens arising out of Sale and Leaseback Transactions permitted by Section 6.06;

(h) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of the Kodiak Borrower or another Loan Party in respect of Indebtedness or other obligations owed by such Restricted Subsidiary; and

(i) Liens existing on any property of the Burro Entities at the time of the Burro Mergers securing Indebtedness permitted under Section 6.01(l); provided that (i) such Liens are not created in contemplation of or in connection with the Burro Mergers, (ii) such Liens shall not apply to any other property or assets of the Burro Entities, (iii) such Liens shall secure only those obligations which they secure on the Burro Mergers Effective Date and (iv) with respect to Liens securing the Burro Credit Facilities, Kodiak Corp or its designee shall file, register or record customary Lien release documentation within one (1) Business Day after the Burro Mergers Effective Date (or such longer time period as may be acceptable to the Administrative Agent in its sole discretion) and, with respect to the Burro Notes, Kodiak Corp or its designee shall file, register or record customary Lien release documentation within three (3) Business Days after the Burro Mergers Effective Date (or such longer time period as may be acceptable to the Administrative Agent in its sole discretion), in each case, to evidence the full release of Liens securing such Indebtedness;

(j) Liens on insurance policies and the proceeds thereof securing the financing of the premiums thereof in an amount not to exceed the premiums of such insurance policies;

(k) Liens solely on any cash earnest money deposits made by Kodiak Corp or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any acquisition or other Investment permitted hereunder;

(l) Liens on assets of any Foreign Subsidiary that secures Indebtedness permitted under Section 6.01(v);

(m) Liens on Equity Interests in joint ventures or Unrestricted Subsidiaries that are permitted under Section 6.04 securing obligations of such joint venture or Unrestricted Subsidiaries, as applicable and customary rights of first refusal and tag, drag and similar rights in joint venture agreements;

(n) Liens solely on the Specified Compressor Engine Package (and proceeds thereof) securing Indebtedness permitted by Section 6.01(u) and other obligations in respect of any Specified Compressor Engine Transaction; and

(o) other Liens not otherwise permitted under clauses (a) through (n) of this Section 6.02, provided that the aggregate principal amount of the Indebtedness and other obligations secured by such Liens does not exceed the greater of (i) $100,000,000 and (ii) $50,000,000 plus 1% of Consolidated Net Tangible Assets at the time of creation, incurrence or assumption of such Lien;

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (1) Accounts, other than those permitted under clause (a), (c), (d), (g) of the definition of Permitted Encumbrances and clause (a) above and (2) Inventory, other than those permitted under clauses (a), (b), (c), (d), (g) and (k) of the definition of Permitted Encumbrances and clauses (a) and (n) above.

Section 6.03 Fundamental Changes.

(a) No Obligor will, nor will it permit any Restricted Subsidiary to, divide or merge into or consolidate with any other Person, or permit any other Person to divide or merge into or consolidate with it, or liquidate or dissolve, except that, (i) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (A) any Restricted Subsidiary of Kodiak Corp may divide or merge into the Kodiak Borrower or Kodiak Corp in a transaction in which the Kodiak Borrower or Kodiak Corp is the surviving entity, (B) any Obligor (other than the Kodiak Borrower and Kodiak Corp) may divide or merge into any Loan Party in a transaction in which the surviving entity is a Loan Party, (C) any Obligor that is not a Loan Party may merge into any other Obligor that is not a Loan Party, (D) any Restricted Subsidiary of Kodiak Corp (other than the Kodiak Borrower) may be (x) liquidated or dissolved, provided that all assets of such liquidated Subsidiary are (contemporaneously with such liquidation) contributed or otherwise transferred to a Loan Party or (y) merged into a Loan Party in a transaction in which the surviving entity is a Loan Party, and (E) any Restricted Subsidiary that is not a Loan Party may liquidate or dissolve if the Borrower Representative determines in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04, (ii) Kodiak Corp and any of its Restricted Subsidiaries may consummate the Burro Mergers in accordance with the Burro Merger Agreement, (iii) any Loan Party or any Restricted Subsidiary may merge or consolidate with any Person in order to effect an Investment permitted pursuant to Section 6.04 (provided that (x) if such merger or consolidation involves a Loan Party, the surviving entity shall be a Loan Party or shall become a Loan Party pursuant to (and in accordance with) Section 5.15(a) and (y) if such merger or consolidation involves any Borrower, such Borrower shall be the surviving entity) and (iv) any Loan Party (other than any Borrower) or any Restricted Subsidiary may merge or consolidate with any Person to effectuate a disposition permitted under Section 6.05.

(b) No Obligor will, nor will it permit any Restricted Subsidiary to, engage to any material extent in any business other than a Permitted Business.

(c) Unless otherwise agreed by the Administrative Agent, no Obligor shall change its fiscal year from ending on December 31st of each year or its fiscal quarters from ending on March 31st, June 30th, September 30th and December 31st of each year.

(d) No Obligor shall have any Foreign Subsidiaries other than Approved Foreign Subsidiaries, unless permitted by the Administrative Agent in its reasonable discretion.

(e) No Obligor will, nor will it permit any Restricted Subsidiary that is a Domestic Subsidiary to, re-domicile as not a U.S. Person unless permitted by the Administrative Agent in its reasonable discretion.

Section 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. No Obligor will, nor will it permit any Restricted Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not an Obligor and a wholly owned Subsidiary prior to such merger) any evidences of Indebtedness or Equity Interests or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise) (each of the foregoing, an “Investment”), except:

(a) Permitted Investments, subject to control agreements in favor of the Administrative Agent for the benefit of the Lenders and the other Secured Parties or otherwise subject to a perfected security interest in favor of the Administrative Agent for the benefit of the Lenders and the other Secured Parties to the extent required by Section 4.14 of the Security Agreement;

(b) Investments in existence on the date hereof and described in Schedule 6.04;

(c) Investments by Kodiak Corp and the Restricted Subsidiaries in Equity Interests in their respective Subsidiaries and joint ventures, provided that (i) to the extent constituting Collateral, any such Equity Interests held by an Obligor shall be pledged pursuant to the Security Agreement (subject to the limitations applicable to Equity Interests of such Person referred to in Section 5.15) and (ii) the aggregate amount of Investments by Obligors in Subsidiaries that are not Domestic Restricted Subsidiaries (together with outstanding intercompany loans permitted under clause (ii) to the proviso to Section 6.04(d) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed $50,000,000 at any time outstanding;

(d) loans or advances made by Kodiak Corp to any Subsidiary and made by any Restricted Subsidiary to Kodiak Corp or any other Subsidiary or joint venture, provided that (i) any such loans and advances made by an Obligor shall be evidenced by a promissory note pledged pursuant to the Security Agreement and (ii) the aggregate amount of such loans and advances made by Obligors in Subsidiaries that are not Domestic Restricted Subsidiaries (together with outstanding Investments permitted under clause (ii) to the proviso to Section 6.04(c) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) shall not exceed $50,000,000 at any time outstanding;

(e) Guarantees constituting Indebtedness permitted by Section 6.01, provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Domestic Restricted Subsidiaries that is Guaranteed by any Obligor (together with outstanding investments permitted under clause (ii) to the proviso to Section 6.04(c) and outstanding intercompany loans permitted under clause (ii) to the proviso to Section 6.04(d)) shall not exceed $50,000,000 at any time outstanding;

(f) loans or advances made by a Loan Party to its employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $10,000,000 in the aggregate at any one time outstanding;

(g) subject to Section 4.2(a) and Section 4.4 of the Security Agreement, notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;

(h) Investments in the form of Swap Agreements permitted by Section 6.07;

(i) Investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates or merges with Kodiak Corp or any of the Restricted Subsidiaries (including in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such merger;

(j) Investments received in connection with the disposition of assets permitted by Section 6.05;

(k) Investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;

(l) Permitted Acquisitions so long as the Acquisition Payment Conditions are satisfied;

(m) other Investments (other than Acquisitions), so long as the Payment Conditions shall have been satisfied at the time such Investment is made;

(n) the acquisition by Kodiak Corp and any Restricted Subsidiaries of the Equity Interests in the Burro Entities pursuant to the Burro Mergers;

(o) other Investments by Kodiak Corp or any Restricted Subsidiary in an aggregate amount not to exceed $50,000,000 at any time outstanding; and

(p) Investments in Foreign Subsidiaries in an aggregate amount not to exceed $20,000,000.

For purposes of this Section 6.04, the amount of any Investment shall be the original cost of such Investment, plus the cost of any addition thereto that otherwise constitutes an Investment (but excluding any increase in the form of payment in kind interest or dividends), without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment).

Section 6.05 Asset Sales. No Obligor will, nor will it permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Kodiak Corp permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than to Kodiak Corp or another Subsidiary in compliance with Section 6.04), except:

(a) sales, transfers and dispositions of (i) Inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus equipment or other property in the ordinary course of business;

(b) sales, transfers and dispositions of assets to Kodiak Corp or any Restricted Subsidiary, provided that any such sales, transfers or dispositions involving a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

(c) sales, transfers and dispositions of Accounts in connection with the compromise, settlement or collection thereof;

(d) sales, transfers and dispositions of Permitted Investments and other Investments permitted by clauses (i) and (k) of Section 6.04;

(e) Sale and Leaseback Transactions permitted by Section 6.06;

(f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Kodiak Borrower or any Restricted Subsidiary;

(g) sales, transfers and other dispositions of assets (other than Equity Interests in a Restricted Subsidiary unless all Equity Interests in such Restricted Subsidiary are sold) that are not permitted by any other paragraph of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (g) shall not exceed $100,000,000 during any fiscal year of the Kodiak Borrower (the “Asset Disposition Limitation”), provided, however, in the event the Obligors and their Restricted Subsidiaries do not utilize the entire Asset Disposition Limitation in any fiscal year, the Obligors and their Restricted Subsidiaries may carry forward to the next two succeeding fiscal years 100% of the unutilized portion; provided, further, that if more than 5.0% of the assets included in the most recent calculation of the Borrowing Base are being disposed of in a transaction permitted by this clause (g), then the Borrower Representative shall deliver an updated Borrowing Base Certificate to the Administrative Agent within three (3) Business Days (or such later date as the Administrative Agent may agree in its sole discretion) after such disposition;

(h) sales, transfers or dispositions of equipment or Inventory, including, without limitation, Compressor Units or Compressor Packages, which were acquired in the ordinary course of business pursuant to a Sale and Leaseback Transaction or otherwise, so long as the net proceeds of such sale, transfer or disposition exceeds the amount advanced on the applicable equipment or Inventory in the most recently delivered Borrowing Base Certificate; and

(i) sales, transfers and dispositions of the KGS Units pursuant to the Burro Merger Agreement and Amended LLC Agreement;

(j) sales, transfer and dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(k) the lapse or abandonment (including failure to maintain) in the ordinary course of business of any registrations or applications for registration of any (i) registered intellectual property of any Obligor or any Restricted Subsidiary that are not used, or cease to be used, in the business of any Obligor or any Restricted Subsidiary, or (ii) immaterial intellectual property rights that in the reasonable good faith judgment of the respective owner is no longer economically practicable or commercially desirable to maintain or use in the business of the respective owner (taken as a whole);

(l) sales, transfer or other dispositions of assets (other than Equity Interests in a Restricted Subsidiary unless all Equity Interests in such Restricted Subsidiary are sold) that are not permitted by any other clause of this Section, so long as the Payment Conditions shall have been satisfied with respect to such sale, transfer or other disposition;

(m) sales, transfer and other dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sale, transfer or other disposition are promptly applied to the purchase price of such replacement property;

(n) sales, transfers or other dispositions of real property in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, or consultants of Kodiak Corp and the Restricted Subsidiaries;

(o) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(p) Liens permitted by Section 6.02, Investments permitted by Section 6.04 and Restricted Payments permitted by Section 6.08(a);

(q) terminations of Swap Agreements;

(r) sales, transfers or other dispositions of Unrestricted Subsidiaries;

provided that (x) all sales, transfers, leases and other dispositions permitted under this Section 6.05 (other than those permitted by clauses (b), (c), (f), (i), (k) above) shall be made for fair value and (y) all sales, transfers, leases and other dispositions permitted under this Section 6.05 (other than those permitted by clauses (b), (c), (f), (i), (k), (m), (n), (o), (p), (q) and (r)), shall be made for at least 75% cash consideration. Upon a sale, transfer or other disposition of any Collateral expressly permitted by this Agreement, such Collateral shall automatically be released from the Liens created by the Collateral Documents and, if requested by the Administrative Agent, upon the certification of the Borrower Representative that such sale, transfer or other disposition is permitted by this Agreement, the Administrative Agent shall be authorized to take and shall take any actions deemed appropriate in order to effectuate the foregoing.

Section 6.06 Sale and Leaseback Transactions. No Obligor will, nor will it permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), except for any such sale of any fixed or capital assets by Kodiak Corp or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and, solely with respect to any property other than real property, is consummated within ninety (90) days after Kodiak Corp or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset.

Section 6.07 Swap Agreements. No Obligor will, nor will it permit any Restricted Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which Kodiak Corp or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of the Kodiak Borrower or any Restricted Subsidiary), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Kodiak Corp or any Restricted Subsidiary.

Section 6.08 Restricted Payments; Certain Payments of Indebtedness.

(a) No Obligor will, nor will it permit any Restricted Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(i) Kodiak Corp may declare and pay dividends with respect to its common Equity Interests payable solely in additional common Equity Interests, and, with respect to its preferred Equity Interests, payable solely in additional shares or units of such preferred Equity Interests or in shares or units of its common Equity Interests;

(ii) Restricted Subsidiaries of the Kodiak Borrower may declare and pay dividends ratably with respect to their Equity Interests;

(iii) Kodiak Corp and its Restricted Subsidiaries may pay cash in lieu of the issuance of fractional shares of Equity Interests in connection with (x) the Burro Mergers (provided that the aggregate amount of cash paid under this subclause (x) shall not exceed $10,000,000) and (y) any other merger, consolidation, amalgamation or other business combination permitted hereunder, or in connection with any conversion or exchange of KGS Units into Equity Interests of Kodiak Corp pursuant to the Amended LLC Agreement (provided that the aggregate amount of cash paid under this subclause (y) during any fiscal year shall not exceed $10,000,000 in any fiscal year of Kodiak Corp);

(iv) Kodiak Corp and its Restricted Subsidiaries may make Restricted Payments, not exceeding $15,000,000 during any fiscal year, pursuant to and in accordance with the KGS Omnibus Plan; provided that in the event that Kodiak Corp and its Restricted Subsidiaries do not utilize the entire $15,000,000 in any fiscal year, Kodiak Corp and its Restricted Subsidiaries may carry forward any unutilized amounts to the immediately succeeding fiscal year but, for the avoidance of doubt, not thereafter;

(v) Kodiak Corp and its Restricted Subsidiaries may make other Restricted Payments, so long as the Payment Conditions shall have been satisfied after giving effect to such Restricted Payment;

(vi) so long as there exists no Event of Default, any Loan Party and its Restricted Subsidiaries may make Restricted Payments; provided that the aggregate amount of Restricted Payments made under this clause (v) during any fiscal year of Kodiak Corp does not exceed $35,000,000;

(vii) Kodiak Corp and the Kodiak Borrower may make any Restricted Payments that have been declared by Kodiak Corp or the Kodiak Borrower, as applicable, so long as (x) such Restricted Payment would be otherwise permitted under Section 6.08(v) at the time so declared and (y) such Restricted Payment is made within thirty (30) days after such declaration;

(viii) Kodiak Corp may purchase, redeem or otherwise acquire for value any of its Equity Interests held by any current or former officers, directors or employees of Kodiak Corp or any of the Restricted Subsidiaries in connection with the exercise of vesting of any equity compensation (including, without limitation, stock option, restricted stock and phantom stock) in order to satisfy any withholding obligation with respect to such exercise or vesting;

(ix) the Kodiak Borrower may make Restricted Payments to Kodiak Corp so long as Kodiak Corp is a Loan Party;

(x) solely after the Burro Mergers Effective Date, the Kodiak Borrower may make Restricted Payments to the holders of its Equity Interests pursuant to Section 6.2 of the Amended LLC Agreement (as set forth in the Amended LLC Agreement on the Third Amendment Effective Date);

(xi) solely after the Burro Mergers Effective Date, the Kodiak Borrower may redeem units of its common Equity Interests solely in exchange for shares of common Equity Interests of Kodiak Corp pursuant to Section 4.6 of the Amended LLC Agreement (as set forth in the Amended LLC Agreement on the Third Amendment Effective Date);

(xii) solely after the Burro Mergers Effective Date, if Kodiak Corp redeems, repurchases or otherwise acquires any shares of its Equity Interests in a transaction otherwise permitted by this Section 6.08(a), then the Kodiak Borrower may redeem, repurchase or otherwise acquire an equal number of units of its Equity Interests from Kodiak Corp in accordance with Section 4.1(f) of the Amended LLC Agreement;

(xiii) solely after the Burro Mergers Effective Date, if Kodiak Corp issues common Equity Interests in a public offering, Kodiak Corp may use the net proceeds of such public offering, solely for the thirty (30) consecutive day period immediately following Kodiak Corp’s receipt of such net proceeds, to either (x) repurchase Equity Interests of the Kodiak Borrower (including Equity Interests held by unaffiliated third parties) or (y) contribute such net proceeds to the Kodiak Borrower and cause the Kodiak Borrower to repurchase Equity Interests of the Kodiak Borrower (including Equity Interests held by unaffiliated third parties); and

(xiv) solely after the Burro Mergers Effective Date, Kodiak Corp may redeem Equity Interests in the Kodiak Borrower owned by Kodiak Corp, cause Equity Interests in the Kodiak Borrower owned by Kodiak Corp to be cancelled or cause the Kodiak Borrower to issue new Equity Interests to Kodiak Corp, in each case, for purposes of maintaining a 1:1 ratio of the outstanding Equity Interests of Kodiak Corp to the outstanding Equity Interests of the Kodiak Borrower, so long as the transaction does not involve the transfer of consideration to any party other than Kodiak Corp or the Kodiak Borrower.

(b) No Obligor will, nor will it permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i) payment of Indebtedness created under the Loan Documents;

(ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under Section 6.01, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof;

(iii) refinancings of Indebtedness to the extent permitted by Section 6.01;

(iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by the terms of Section 6.05;

(v) the repayment or redemption of Indebtedness permitted under Section 6.01(l) in an aggregate amount not to exceed an amount equal to the Net Proceeds received by Kodiak Corp from the issuance of the Senior Notes;

(vi) payments made as part of an applicable high yield discount obligation catch-up payments;

(vii) prior to the Burro Mergers Effective Date, purchases, redemptions, retirements, acquisitions or other terminations, payments or prepayments of any Indebtedness and interest in respect of the Senior Notes upon the exercise of a Special Mandatory Redemption; provided that the aggregate amount of purchases, redemptions, retirements, acquisitions and other terminations, payments or prepayments pursuant to this clause (vii) shall not exceed an amount equal to the Net Proceeds received from the issuance of the Senior Notes; and

(viii) other purchases, redemptions, retirements, acquisitions or other terminations, payments or prepayments of the principal amount of any Indebtedness and interest on any Indebtedness of Kodiak Corp or its Restricted Subsidiaries (whether by mandatory prepayment or scheduled principal payment, including any excess cash flow payment required thereunder, or any voluntary prepayment) so long as the Payment Conditions shall have been satisfied at the time such purchase, redemption, retirement, acquisition, termination, payment or prepayment is made.

Section 6.09 Transactions with Affiliates. No Obligor will, nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions that are not materially less favorable to such Obligor or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among Kodiak Corp and the Kodiak Cares Foundation or any of Kodiak Corp’s Restricted Subsidiaries, in each case, not involving any other Affiliate, (c) any Investment permitted by Section 6.04(c) or Section 6.04(d), (d) any Indebtedness permitted under Section 6.01(c) or Section 6.01(k), (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.04, (g) the payment of reasonable fees to directors (or equivalent managers) of Kodiak Corp or any Restricted Subsidiary who are not employees of Kodiak Corp or any Restricted Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of Kodiak Corp or its Restricted Subsidiaries in the ordinary course of business, (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by Kodiak Corp’s board of directors, (i) any issuances of Equity Interests not otherwise prohibited hereunder,

(j) any Guarantee of Indebtedness permitted by Section 6.01, (k) transactions with customers, clients, suppliers or joint ventures for the purchase or sale of goods and services entered into in the ordinary course of business and (l) transactions between Kodiak Corp and any of its Restricted Subsidiaries pursuant to the Burro Merger Agreement or the Amended LLC Agreement.

Section 6.10 Restrictive Agreements. No Obligor will, nor will it permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Obligor or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Administrative Agent to secure the Secured Obligations, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to Kodiak Corp or any other Restricted Subsidiary or to Guarantee Indebtedness of Kodiak Corp or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by Requirement of Law, by any Loan Document or by any documents governing any Unsecured Debt, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (vi) the foregoing shall not apply to any agreement in effect at the time any Person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary and (vii) the foregoing shall not apply to any agreement entered into by a Foreign Subsidiary or joint venture.

Section 6.11 Amendment of Material Documents. No Obligor will, nor will it permit any Restricted Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness to the extent such amendment, modification or waiver would be adverse to the Lenders as determined by the Administrative Agent in its reasonable discretion (except to the extent such amendment is permitted by the applicable subordination agreement related thereto), (b) its certificate or articles of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, including, without limitation, the LLC Agreement (except as contemplated by the Amended LLC Agreement), in each case to the extent any such amendment, modification or waiver would be materially adverse to the Lenders as determined by the Administrative Agent in its reasonable discretion or (c) the Burro Merger Agreement to the extent any such amendment, modification or waiver would be materially adverse to the Lenders as determined by the Administrative Agent in its reasonable discretion.

Section 6.12 Financial Covenants.

(a) Interest Coverage Ratio. The Obligors will not permit the Interest Coverage Ratio, determined quarterly as of the last day of each fiscal quarter, to be less than 2.50 to 1.00.

(b) Leverage Ratio; Secured Leverage Ratio.

(i) Prior to the occurrence of the Conversion Event, the Obligors will not permit the Leverage Ratio, determined quarterly as of the last day of each fiscal quarter, to exceed (A) 5.50 to 1.00 for the fiscal quarters ending March 31, 2023 and June 30, 2023, (B) 5.25 to 1.00 for the fiscal quarters ending September 30, 2023 and December 31, 2023, (C) 5.00 to 1.00 for the fiscal quarter ending March 31, 2024, (D) 4.75 to 1.00 for the fiscal quarter ending June 30, 2024 and (E) 4.50 to 1.00 for each fiscal quarter ending on or after September 30, 2024.

(ii) Commencing on the last day of the first fiscal quarter ending after the Conversion Event, the Obligors will not permit:

(A) the Leverage Ratio, determined quarterly as of the last day of each fiscal quarter, to exceed (A) 5.75 to 1.00 for the first four fiscal quarters ending after the occurrence of the Conversion Event and (B) 5.25 to 1.00 for each fiscal quarter ending thereafter; and

(B) the Secured Leverage Ratio, determined quarterly as of the last day of each fiscal quarter, to exceed (x) 3.75 to 1.00 for the first four fiscal quarters ending after the occurrence of the Conversion Event and (y) 3.25 to 1.00 for each fiscal quarter ending thereafter.

Section 6.13 Sanctions.

(a) The Borrowers shall not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or obtain any Letter of Credit (i) to fund any activities or business of or with any Sanctioned Person, or in any country or territory, that at the time of such funding is the subject of any sanctions under any Sanctions, or (ii) in any other manner that would result in a violation of any Sanctions by any party to this Agreement.

(b) None of the funds or assets of the Obligors that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Sanctioned Persons or countries which are the subject of sanctions under any Sanctions.

Section 6.14 Permitted Activities. The Kodiak Corp Intermediate Entities shall not (i) create, incur, assume or suffer to exist any Indebtedness (other than the Obligations and any Guarantee of the Unsecured Debt), (ii) create, assume, or suffer to exist any Lien upon, or grant any options or other rights with respect to, any of its revenues, property or other assets, whether now owned or hereafter acquired (other than the Liens securing the Secured Obligations), (iii) wind-up, liquidate or dissolve itself (or suffer to exist any of the foregoing), consolidate or amalgamate with or merge into or with any other Person (other than another Obligor), or convey, sell, transfer, lease or otherwise dispose of all or any part of its assets (other than as specifically permitted hereunder or under the other Loan Documents) in one transaction or a series of transactions, to any Person or Persons (other than another Obligor) or (iv) create, incur, assume or suffer to exist any Investment in any Person (other than its continuing ownership of all of its subsidiaries or the transfer or other disposition of cash, securities or other property held by such Kodiak Corp Intermediate Entities to other Obligors). Notwithstanding anything to the contrary contained in this Section 6.14, nothing in this Section 6.14 shall prohibit the consummation of the Burro Mergers or the taking of any action to consummate the Burro Mergers (including authorizing the execution, delivery and performance of the transaction contemplated under the Burro Merger Agreement).

ARTICLE VII

Events of Default

Section 7.01 Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days following notice;

(c) any representation or warranty made or deemed made by or on behalf of any Obligor or any Restricted Subsidiary in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made;

(d) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), Section 5.03 (with respect to an Obligor’s existence), Section 5.08, Section 5.15(a) or Section 5.17 or in Article VI;

(e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another clause of this Section 7.01) or any other Loan Document, and (i) in the case of the failure to deliver any Borrowing Base Certificate required to be delivered pursuant to Section 5.01(f), such failure shall continue unremedied for a period of five (5) Business Days after its due date or (ii) in any other case, such failure shall continue unremedied for a period of thirty (30) days after the earlier of any Obligor’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement or any other Loan Document;

(f) any Obligor or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable to the extent a default thereunder;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both, but in any event only after the expiration of any applicable cure or grace periods) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by Section 6.05 or (ii) any Indebtedness becoming due as a result of a voluntary refinancing or full repayment thereof permitted hereunder (including under Section 6.01);

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of an Obligor or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Obligor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for ninety (90) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Obligor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Obligor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) any Obligor shall become unable, admit in writing its inability, or publicly declare its intention not to, or fail generally to pay its debts as they become due;

(k) (i) one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against any Obligor, any Restricted Subsidiary of any Obligor or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed by an appeal or otherwise, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Obligor or any Restricted Subsidiary of an Obligor to enforce any such judgment; or (ii) any Obligor or any of its Restricted Subsidiaries shall fail within sixty (60) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control shall occur unless consented to by the Required Lenders;

(n) [reserved];

(o) the Loan Guaranty shall fail to remain in full force or effect with respect to any Loan Guarantor or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty, or shall give notice to such effect, including, but not limited to notice of termination delivered pursuant to Section 10.08;

(p) except as permitted by the terms of any Collateral Document, (i) any Collateral Document shall for any reason fail to create a valid security interest in any Collateral purported to be covered thereby, or (ii) any Lien securing any Secured Obligation shall cease to be a perfected, first priority Lien, except, in each case, other than with respect to any Lien under any Collateral Document or securing any Secured Obligation ceasing to be a valid, first priority Lien solely as a result of a UCC financing statement expiring if not extended in accordance with the applicable UCC;

(q) any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document (other than solely by reason of (x) the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or the failure of the Administrative Agent to file UCC (or equivalent) continuation statements, (y) a release of Collateral in accordance with the terms hereof or thereof or (z) the occurrence of the latest occurring Maturity Date or any other termination of such Collateral Document in accordance with the terms thereof); or

(r) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Obligor shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

then, and in every such event (other than an event with respect to any Obligor described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Commitments (including the Swingline Commitment), whereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(j) hereof; and in the case of any event with respect to any Obligor described in clause (h) or (i) of this Article, the Commitments (including the Swingline Commitment) shall automatically terminate and the principal of the Loans then outstanding and the cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

Section 7.02 EBITDA Equity Cure.

(a) Notwithstanding anything to the contrary in Section 7.01, but subject to the limitations set forth in clause (e) below, the Borrowers may cure (and shall be deemed to have cured) an Event of Default arising out of a breach of the financial covenant set forth in Section 6.12(a) (the “Coverage Ratio Financial Covenant”) or Section 6.12(b) (the “Leverage Financial Covenant”), as applicable, if it receives the cash proceeds of EBITDA Curative Equity at any time during the period beginning on the first day of the fiscal quarter following the fiscal quarter with respect to which any such breach occurred or is anticipated to occur and ending 10 Business Days after the date on which the Compliance Certificate in respect of such fiscal quarter (which in the case of the fourth fiscal quarter shall be the Compliance Certificate for the fiscal year then ended) (such period the “Equity Cure Period”); provided that the amount of any EBITDA Curative Equity will be used solely to increase EBITDA (i) subject to the limitations set forth in clause (e) below and (ii) for the applicable period(s) solely for purposes of testing compliance with the Coverage Ratio Financial Covenant or the Leverage Financial Covenant, as applicable, and not for any other purposes under this Agreement or any other Loan Document, including any pro forma calculation of the covenants set forth in Section 6.12(a) or Section 6.12(b) under the definition of Payment Conditions. For the avoidance of doubt, the Borrowers will not be permitted to request a Borrowing or the issuance of a Letter of Credit during any Equity Cure Period for which Kodiak Corp has received EBITDA Curative Equity proceeds until the initial Compliance Certificate or the updated version of the Compliance Certificate is delivered by the Borrowers to the Administrative Agent in accordance with Section 5.01(c) or Section 7.02(c), as applicable, with respect to the fiscal quarter for which such EBITDA Curative Equity proceeds apply, confirming that no breach of the Coverage Ratio Financial Covenant or the Leverage Financial Covenant occurred, or that the breach or anticipated breach of the Coverage Ratio Financial Covenant or the Leverage Financial Covenant, as applicable, has been deemed cured.

(b) Any EBITDA Curative Equity shall be in immediately available funds and, subject to the limitations set forth in clause (e) below, shall be in an amount that is sufficient or expected to be sufficient to cause the Borrowers to be in compliance with the Coverage Ratio Financial Covenant or the Leverage Financial Covenant, as applicable, as of the last day of the most recently ended fiscal quarter calculated for such purpose as if such amount of EBITDA Curative Equity were additional EBITDA as of such date.

(c) An updated version of the Compliance Certificate in respect of the fiscal quarter end for which Kodiak Corp has received EBITDA Curative Equity proceeds shall be delivered by the Borrowers to the Administrative Agent prior to the end of the applicable Equity Cure Period and shall (i) include evidence of Kodiak Corp’s receipt of EBITDA Curative Equity proceeds, and (ii) set forth a calculation of the financial results and balance sheet of Kodiak Corp and its Restricted Subsidiaries as of such fiscal quarter end (including for such purposes the proceeds of such EBITDA Curative Equity (broken out separately) as, subject to clause (e), deemed EBITDA as if received on such date), which shall confirm that on a pro forma basis after taking into account the receipt of the EBITDA Curative Equity proceeds of the amount specified therein, the Borrowers would have been in compliance with the Coverage Ratio Financial Covenant or the Leverage Financial Covenant, as applicable, as of such date. With respect to any election by the Borrowers pursuant to clause (e)(B) of this Section 7.02 to include 25% of the amount of EBITDA Curative Equity received by Kodiak Corp in its calculation of the financial results and balance sheet of Kodiak Corp and its Subsidiaries for the fiscal quarter immediately following the fiscal quarter with respect to which any such breach occurred or is anticipated to occur as set forth in the Cure Notice for such EBITDA Curative Equity, the Borrowers shall be permitted to include such portion of the EBITDA Curative Equity (including for such purposes the permitted portion of such proceeds of such EBITDA Curative Equity (broken out separately) as, subject to clause (e) of this Section 7.02, deemed EBITDA as if received on such date) in the Compliance Certificate for such fiscal quarter when delivered.

(d) Upon delivery by the Borrowers to the Administrative Agent of an updated version of the Compliance Certificate with respect to the fiscal quarter for which EBITDA Curative Equity proceeds have been received conforming to the requirements of this Section 7.02, any Event of Default that is continuing from a breach of the Coverage Ratio Financial Covenant or the Leverage Financial Covenant, as applicable, shall be deemed cured with no further action required by the Administrative Agent and the Lenders. In the event the Borrowers do not cure the Coverage Ratio Financial Covenant or the Leverage Financial Covenant, as applicable, violations as provided in this Section 7.02, the Events of Default arising therefrom shall continue unless waived by the applicable Lenders in writing.

(e) Notwithstanding the foregoing, in connection with each exercise of the Borrowers’ rights under this Section 7.02, (A) Kodiak Corp shall be credited with EBITDA in an amount equal to 50% of the amount of EBITDA Curative Equity received by Kodiak Corp in connection with such exercise for the fiscal quarter with respect to which any such breach occurred or is anticipated to occur as set forth in the Cure Notice for such EBITDA Curative Equity (each such fiscal quarter being a “Specified Fiscal Quarter”) and (B) in addition to any amounts credited with respect to any Specified Fiscal Quarter pursuant to clause (A) above, Kodiak Corp may, at Kodiak Corp’s election, be credited with EBITDA for the fiscal quarter immediately following a Specified Fiscal Quarter in an amount equal to 25% of the amount of EBITDA Curative Equity received by Kodiak Corp in connection with the corresponding preceding Specified Fiscal Quarter; provided that, in each case, (i) the Kodiak Borrower and Kodiak Corp may not, collectively, designate equity contributions received by it to be EBITDA Curative Equity pursuant to a Cure Notice more than five times in the aggregate prior to the latest occurring Maturity Date, and

(ii) with respect to any four consecutive fiscal quarters, there shall be at least two fiscal quarters in respect of which no EBITDA Curative Equity is received by the Kodiak Borrower or Kodiak Corp (it being agreed that and for the avoidance of doubt, the application of any credit equal to 25% of the amount of EBITDA Curative Equity in accordance with clause (B) above shall not be treated as an additional receipt of EBITDA Curative Equity for purposes of the limitations set forth in clauses (i) and (ii) above). To the extent that EBITDA Curative Equity is received and included in the calculation of the Coverage Ratio Financial Covenant or the Leverage Financial Covenant, as applicable, as deemed EBITDA for any fiscal quarter pursuant to this Section 7.02, such EBITDA Curative Equity, subject to, and consistent with, the limitations set forth in the preceding sentence, shall be deemed to be EBITDA for purposes of determining compliance with the Coverage Ratio Financial Covenant or the Leverage Financial Covenant, as applicable, and not for purposes of any other calculation of EBITDA for subsequent periods that include such fiscal quarter. For the avoidance of doubt, if Kodiak Corp utilizes EBITDA Curative Equity proceeds to cure both the Coverage Ratio Financial Covenant and the Leverage Financial Covenant in one fiscal quarter, such occurrence will count as one financial covenant test date for purposes of this clause (e).

(f) Upon the Administrative Agent’s receipt of a Cure Notice, until the end of the applicable Equity Cure Period, neither the Administrative Agent nor any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and none of Administrative Agent, any Lender or any Secured Party shall exercise any right to foreclose on or take possession of the Collateral or exercise any other remedy pursuant to Section 7.01, the other Loan Documents or applicable law prior to the end of the applicable Equity Cure Period solely on the basis of an Event of Default having occurred and continuing under Section 6.12(a) or Section 6.12(b) in respect of the fiscal quarter for which the Cure Notice was delivered.

ARTICLE VIII

The Administrative Agent

Section 8.01 Appointment.

(a) Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, and each of the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower, any other Obligor, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or Secured Party or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby; and

(ii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) None of the Lenders (or Affiliates thereof) identified in this Agreement, or hereafter appointed by the Administrative Agent, as “Documentation Agents”, “Lead Left Lead Arranger”, “Joint Lead Arranger”, “Joint Bookrunner”, “Syndication Agent” or other similar titles shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f) In case of the pendency of any proceeding with respect to any Obligor under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrowers’ right to consent pursuant to and subject to the conditions set forth in this Article, no Borrower nor any subsidiary of a Borrower, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

Section 8.02 Administrative Agent’s Reliance, Indemnification, Etc.

(a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Obligor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Obligor to perform its obligations hereunder or thereunder.

(b) The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower Representative, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower Representative, a Lender or an Issuing Bank; provided that, for the avoidance of doubt, the Borrower Representative shall not be deemed to have breached its obligations under Section 5.02 so long as it delivers any notice required under such Section in accordance with the requirements set forth in Section 5.02 and Section 9.01. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral.

(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(c), (iii) may consult with legal counsel (including counsel to the Borrowers), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or any Issuing Bank and shall not be responsible to any Lender or any Issuing Bank for any statements, warranties or representations made by or on behalf of any Obligor in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

(d) Notwithstanding anything to the contrary in this Agreement, the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information in accordance with Section 9.12, to any Disqualified Institution. Each Lender represents and warrants to the parties hereto that at the time it becomes a Lender, it is not a Disqualified Institution.

Section 8.03 Posting of Communications.

(a) The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic system chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Banks and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Banks and each Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE LEAD LEFT LEAD ARRANGER, ANY JOINT LEAD ARRANGER, ANY DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY OBLIGOR’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Obligor pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d) Each Lender and Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders, the Issuing Banks and each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 8.04 The Administrative Agent Individually. With respect to its Commitment, Loans and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, any Obligor, any subsidiary of an Obligor or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

Section 8.05 Successor Administrative Agent.

(a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower Representative, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower Representative (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Sections 2.17(d) and 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under paragraph (a) above.

Section 8.06 Acknowledgements of Lenders and Issuing Bank.

(a) Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender in the ordinary course of business and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, the Lead Left Lead Arranger, any Joint Lead Arranger, any Co-Syndication Agent, any Co-Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Left Lead Arranger, any Joint Lead Arranger, any Co-Syndication Agent, any Co-Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date or the effective date of any such Assignment and Assumption or any other Loan Document pursuant to which it shall have become a Lender hereunder.

(c) Each Lender hereby agrees that (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to a Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

(d) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(d) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) Each Borrower, each other Obligor and each Lender hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Obligor, except, in each case, to the extent such erroneous Payment (or any portion thereof) is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds of an Obligor for the purpose of making a payment to satisfy any Obligations and is not otherwise repaid or returned to an Obligor by the Administrative Agent, any Lender or any of their respective Affiliates, whether pursuant to a legal proceeding or otherwise.

(iv) Each party’s obligations under this Section 8.06(d) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 8.07 Collateral Matters.

(a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

(b) In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Secured Obligations and no Swap Agreement the obligations under which constitute Secured Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Obligor under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Banking Services or Swap Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c) The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(d), 6.02(n) and 6.02(o). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Obligor in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

Section 8.08 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which an Obligor is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 8.09 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Left Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Obligor, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender, subject to the consent of the Borrower Representative (which consent shall not be unreasonably withheld, conditioned or delayed).

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Left Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Obligor, that the Administrative Agent and the Lead Arranger are not fiduciaries with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or the Lead Left Lead Arranger under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE IX

Miscellaneous

Section 9.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i)	if to any Obligor, to the Borrower Representative at:

Kodiak Gas Services, LLC

Attn: Legal Department

15320 Hwy 105W, Suite 210

Montgomery, TX 77356

Phone No: (936) 539-3300

Email: Legal@kodiakgas.com

ewan.hamilton@kodiakgas.com

jason.stewart@kodiakgas.com

john.griggs@kodiakgas.com

(ii) if to the Administrative Agent, JPMCB in its capacity as an Issuing Bank or the Swingline Lender, to JPMorgan Chase Bank, N.A. at:

JPMorgan Chase Bank, N.A.

131 S Dearborn St, Floor 04

Chicago, IL 60603-5506

Attention: Loan and Agency Servicing

Email: jpm.agency.cri@jpmorgan.com

Agency Withholding Tax Inquiries:

Email: agency.tax.reporting@jpmorgan.com

Agency Compliance/Financials/Intralinks:

Email: covenant.compliance@jpmchase.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201

Attention: Erec Winandy

Facsimile No: 214.999.7756

Email: ewinandy@velaw.com

; provided that any DQ List or any updates thereto on or after the Effective Date must be sent via electronic mail to JPMDQ_Contact@jpmorgan.com to be deemed received by the Administrative Agent.

(iii) if to any other Lender or an Issuing Bank, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Electronic Systems or Approved Electronic Platforms, as applicable, to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems or Approved Electronic Platforms, as applicable, or pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to Compliance Certificates delivered pursuant to Section 5.01(c) unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower Representative (on behalf of the Obligors) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems or Approved Electronic Platforms, as applicable, pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c) Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as provided in the first sentence of Section 2.09(f) (with respect to any commitment increase) and subject to Section 2.14(c), (d) and (e) and Section 9.02(e) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Obligor or Obligors that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (B) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby (provided that any amendment or modification of the financial covenants in this Agreement (or any defined term used therein) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (B)), (C) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (D) change Section 2.09(d), Section 2.18(b) or (d) in a manner that would alter the ratable reduction of Commitments or the manner in which payments are shared, without the written consent of each Lender (including any such Lender that is a Defaulting Lender), (E) increase the advance rates set forth in the definition of Borrowing Base or add new categories of eligible assets, without the written consent of each Lender (other than any Defaulting Lender), (F) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (G) change Section 2.20, without the consent of each Lender (other than any Defaulting Lender), (H) release any Loan Guarantor from its obligation under its Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender (other than any Defaulting Lender), (I) (A) subordinate any of the Secured Obligations owed to the Lenders in right of payment or otherwise adversely affect the contractual priority of payment of any of such Secured Obligations or (B) subordinate any of the Liens securing the Secured Obligations owed to the Lenders (except as otherwise set forth in Section 8.07(c) or in connection with a debtor-in-possession financing), in each case, without the written consent of each Lender, or (J) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender (other than any Defaulting Lender); provided that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Banks or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Banks or the Swingline Lender, as the case may be (it being understood that any change to Section 2.20 shall require the consent of the Administrative Agent, the Issuing Banks and the Swingline Lender); provided further that that no such agreement shall amend or modify the provisions of Section 2.06 or any letter of credit application and any bilateral agreement between the Borrower Representative and the applicable Issuing Bank regarding such Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the Borrower Representative and such Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and such Issuing Bank, respectively. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04. Any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

(c) The Lenders and the Issuing Banks hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Obligors on any Collateral (i) upon the Payment in Full of all Secured Obligations, and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Obligor disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interests of a Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty provided by such Subsidiary, (iii) constituting property leased to an Obligor under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $5,000,000 during any calendar year without the prior written authorization of the Required Lenders (it being agreed that the Administrative Agent may rely conclusively on one or more certificates of the Borrowers as to the value of any Collateral to be so released, without further inquiry). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Obligors in respect of) all interests retained by the Obligors, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.

(d) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers, the Administrative Agent and the Issuing Banks shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Section 2.15 and Section 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

(e) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower Representative only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency, in each case that is not material.

Section 9.03 Expenses; Indemnity; Damage Waiver.

(a) The Obligors, jointly and severally, shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through any Electronic System or Approved Electronic Platform) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Obligors under this Section include, without limiting the generality of the foregoing, fees, costs and expenses incurred in connection with:

(A) appraisals and insurance reviews;

(B) field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination;

(C) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;

(D) Taxes, fees and other charges for (A) lien and title searches and title insurance and (B) filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens;

(E) sums paid or incurred to take any action required of any Obligor under the Loan Documents that such Obligor fails to pay or take; and

(F) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing fees, costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).

(b) The Obligors shall, jointly and severally, indemnify the Administrative Agent, the Lead Left Lead Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the

Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the applicable Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by an Obligor or a Subsidiary, or any Environmental Liability related in any way to an Obligor or a Subsidiary, (iv) the failure of an Obligor to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by an Obligor for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by any Obligor or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF EACH BORROWER AND EACH BORROWER AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR), WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNITEE. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c) Each Lender severally agrees to pay any amount required to be paid by any Obligor under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent, each Issuing Bank and the Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by an Obligor and without limiting the obligation of any Obligor to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent Indemnitee in its capacity as such; provided, further, that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section 9.03 shall survive the termination of this Agreement and the Payment in Full of the Secured Obligations.

(d) To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) unless violative of the confidentiality provisions of Section 9.12 or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this paragraph (d) shall relieve any Obligor of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e) All amounts due under this Section shall be payable not later than ten (10) days after written demand therefor.

Section 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (d) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution, it being understood that any Disqualified Institution is subject to Section 9.04(g)) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower Representative, provided that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof, and provided further that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 7.01(a), Section 7.01(b), Section 7.01(h) or Section 7.01(i) has occurred and is continuing, any other assignee properly assigned an interest hereunder;

(B) the Administrative Agent;

(C) the Issuing Banks; and

(D) the Swingline Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if an Event of Default under Section 7.01(a), Section 7.01(b), Section 7.01(h) or Section 7.01(i) has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the other Obligors and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means a (a) natural person, (b) Defaulting Lender or its Parent, (c) Disqualified Institution, provided that the Administrative Agent shall have the right, and the Borrowers hereby expressly authorize the Administrative Agent, to (i) post the list of Disqualified Institutions provided by the Borrowers and any updates thereto from time to time (collectively, the “DQ List”) on the Approved Electronic Platform, including that portion of the Approved Electronic Platform that is designated for “public side” Lenders, as applicable and/or (ii) provide such list and such updates thereto to each Lender requesting the same, (d) holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; provided that upon the occurrence and during the continuance of an Event of Default, any Person (other than a Lender) shall be an Ineligible Institution if after giving effect to any proposed assignment to such Person, such Person would hold more than 25% of the then outstanding Aggregate Credit Exposure or Commitments, as the case may be or (e) an Obligor or a Subsidiary or other Affiliate of an Obligor.

(c) (i) Subject to acceptance and recording thereof pursuant to paragraph (c)(ii) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement including the obligation of confidentiality pursuant to Section 9.12 hereof, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.15, Section 2.16, Section 2.17 and Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(ii) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(iii) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, Section 2.06(d), Section 2.06(e), Section 2.07(b), Section 2.18(d) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(d) Any Lender may, without the consent of, or notice to, the Borrowers, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) other than an Ineligible Institution in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Section 2.15, Section 2.16 and Section 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) and Section 2.17(g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.17(g) will be delivered to the Borrowers and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.18 and Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(e) Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any

Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) (i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower Representative has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower Representative of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (g)(i) shall not be void, but the other provisions of this clause (g) shall apply.

(ii) If any assignment or participation is made to any Disqualified Institution without the Borrower Representative’s prior written consent in violation of clause (g)(i) above, the Borrowers may, at their sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Persons that meet the requirements to be an assignee under Section 9.04(b) (subject to such consents, if any, as may be required thereunder) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder. Notwithstanding anything herein to the contrary, each party hereto agrees that an assignment required pursuant to this Section 9.04(g)(ii) may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and the applicable Disqualified Institution required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Disqualified Institution, provided that any such documents shall be without recourse to or warranty by the parties thereto.

(iii) Notwithstanding anything to the contrary contained in this Agreement, (A) Disqualified Institutions will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrowers, the Administrative Agent or any other Lender (other than any disclosure of the DQ List made in accordance with Section 9.12(f)), (y) attend or participate in meetings attended by the Lenders and the Administrative Agent or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders; it being understood and agreed that the foregoing provisions shall only apply to a Disqualified Institution and not to any assignee of such Disqualified Institution that becomes a Lender so long as such assignee is not a Disqualified Institution and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Bankruptcy Plan”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Bankruptcy Plan, (2) if such Disqualified Institution does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by any applicable court of competent jurisdiction effectuating the foregoing clause (2).

Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Obligors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.15, Section 2.16, Section 2.17 and Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

Section 9.06 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent, including, without limitation, the Fee Letter, and (ii) increases or reductions of the Issuing Bank Sublimit of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or any other Obligor without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower and each Obligor hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrowers and the Obligors, Electronic Signatures transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against the Administrative Agent, the Lead Left Lead Arranger, any Issuing Bank and any Lender (and any Related Party of any of the foregoing Persons) for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Borrower and/or any Obligor to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of any Obligor against any of and all the Secured Obligations held by such Lender, such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, such Issuing Bank or their respective Affiliates shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate of such Lender or such Issuing Bank holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender, the applicable Issuing Bank or such Affiliate shall notify the Borrower Representative and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender, such Issuing Bank or their respective Affiliates may have.

Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) The Loan Documents (other than those containing a contrary express choice of law provision) and any claim, controversy or dispute arising under or related to the Loan Documents, whether in tort, contract (at law or in equity) or any other theory, shall be governed by and construed and interpreted in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks.

(b) Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. federal or New York state court sitting in the borough of Manhattan, in the City of New York (or any appellate court therefrom) in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Obligor or its properties in the courts of any jurisdiction.

(d) Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) with notice to be given to any affected Obligor promptly thereafter to the extent such notice is permitted by such Governmental Authority, (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process with notice to be given to any affected Obligor promptly thereafter to the extent such notice is permitted, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Obligors and their obligations (it being understood and agreed that the DQ List may be disclosed to any such actual or bona fide prospective assignee, Participant or counterparty in reliance on this clause (f)), (g) with the consent of the Borrower Representative, (h) to holders of Equity Interests in any Borrower, (i) to any Person providing a Guarantee of all or any portion of the Secured Obligations, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrowers, or (k) on a confidential basis to (1) any rating agency in connection with rating any Borrower or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than information pertaining to this Agreement provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13 Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Federal Reserve Board) for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, none of the Issuing Banks or Lenders shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

Section 9.14 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies each Obligor that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the USA PATRIOT Act.

Section 9.15 Disclosure. Each Obligor and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Obligors and their respective Affiliates.

Section 9.16 Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the other Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.17 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loans or Letters of Credit, together with all fees, charges and other amounts which are treated as interest on such Loans or Letters of Credit under applicable Requirements of Law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender or applicable Issuing Bank holding such Loan or Letter of Credit in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan or Letter of Credit hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Loan or Letter of Credit but were not payable as a result of the operation of this Section 9.17 shall be cumulated and the interest and Charged Amounts payable to such Lender or such Issuing Bank in respect of other Loans or Letters of Credit shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, have been received by such Lender or such Issuing Bank.

Section 9.18 No Fiduciary Duty. Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to each Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, any Borrower or any other person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising any Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to any Borrower with respect thereto. Each Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, any Borrower and other companies with which any Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which a Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party or any of its Affiliates will use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with such Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party or any of its Affiliates has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Borrower, confidential information obtained from other companies.

Section 9.19 [Reserved].

Section 9.20 Marketing Consent. Each Obligor hereby authorizes the Lenders and their Affiliates, at their respective sole expense, but without any prior approval by such Obligor, to include such Obligor’s name and logo in advertising slicks posted on their internet sites, in pitchbooks or sent in mailings to prospective customers and to give such other publicity to this Agreement as each may from time to time determine in its sole discretion. Notwithstanding the foregoing, the Lenders and their Affiliates shall not publish any Obligor’s name in a newspaper or magazine without obtaining such Obligor’s prior written approval. The foregoing authorization shall remain in effect unless and until the Borrower Representative notifies such Lender in writing that such authorization is revoked.

Section 9.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.22 Existing Credit Agreement Amended and Restated; Reaffirmation of Liens. This Agreement shall amend and restate the Existing Credit Agreement in its entirety. On the Effective Date, the rights and obligations of the parties under the Existing Credit Agreement shall be subsumed within and be governed by this Agreement; provided, however, that each of the “Loans” (as such term is defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement on the Effective Date shall, for purposes of this Agreement, be included as Loans hereunder. All Liens and security interests, created and granted by the Security Agreement shall continue to exist, remain valid and subsisting, shall not be impaired or released hereby, shall remain in full force and effect and are hereby ratified, affirmed, extended and conveyed as continuing security for the Secured Obligations. The Obligors hereby extend the Liens and security interests securing the Secured Obligations until the Secured Obligations have been Paid in Full, and agree that the amendments herein contained shall in no manner affect or impair the Secured Obligations or the Liens and security interests securing payment and performance thereof, all of which are ratified and confirmed.

Section 9.23 Acknowledgement Regarding Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.24 Joint and Several. Each Borrower hereby unconditionally and irrevocably agrees it is jointly and severally liable to the Administrative Agent, the Issuing Banks, the Lenders and the other Secured Parties for the Secured Obligations. In furtherance thereof, each Borrower agrees that wherever in this Agreement it is provided that a Borrower is liable for a payment, such obligation is the joint and several obligation of each Borrower. Each Borrower acknowledges and agrees that its joint and several liability under this Agreement and the Loan Documents is absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever by the Administrative Agent, any Issuing Bank, any Lender, any Secured Party or any other Person. Each Borrower’s liability for the Secured Obligations shall not in any manner be impaired or affected by who receives or uses the proceeds of the credit extended hereunder or for what purposes such proceeds are used, and each Borrower waives notice of borrowing requests issued by, and loans or other extensions of credit made to, other Borrowers. Each Borrower hereby agrees not to exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Borrower against any party liable for payment under this

Agreement and the Loan Documents unless and until the Administrative Agent, each Issuing Bank, each Lender and each other Secured Party have been paid in full and all of the Secured Obligations are satisfied and discharged following termination or expiration of all commitments of the Lenders to extend credit to the Borrowers. Each Borrower’s joint and several liability hereunder with respect to the Secured Obligations shall, to the fullest extent permitted by applicable law, be the unconditional liability of such Borrower irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Secured Obligations or of any other document evidencing all or any part of the Secured Obligations, (ii) the absence of any attempt to collect any of the Secured Obligations from any other Obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the amendment, modification, waiver, consent, extension, forbearance or granting of any indulgence by the Administrative Agent or any Lender with respect to any provision of any instrument executed by any other Obligor evidencing or securing the payment of any of the Secured Obligations, or any other agreement now or hereafter executed by any other Obligor and delivered to the Administrative Agent, (iv) the failure by the Administrative Agent or any Lender to take any steps to perfect or maintain the perfected status of its Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Secured Obligations or the Administrative Agent’s release of any Collateral or of its Liens upon any Collateral, (v) the release or compromise, in whole or in part, of the liability of any other Obligor for the payment of any of the Secured Obligations, (vi) any increase in the amount of the Secured Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, in each case, if consented to by any other Borrower, or any decrease in the same, or (vii) any other circumstance that might constitute a legal or equitable discharge or defense of any Obligor. After the occurrence and during the continuance of any Event of Default, the Administrative Agent may proceed directly and at once, without notice to any Borrower, against any or all of Obligors to collect and recover all or any part of the Secured Obligations, without first proceeding against any other Obligor or against any Collateral or other security for the payment or performance of any of the Secured Obligations, and each Borrower waives any provision that might otherwise require the Administrative Agent or the Lenders under applicable law to pursue or exhaust remedies against any Collateral or other Obligor before pursuing such Borrower or its property. Each Borrower consents and agrees that neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Obligor or against or in payment of any or all of the Secured Obligations.

Section 9.25 Exiting Lender. Each of BMO Harris Bank, N.A., The Prudential Insurance Company of America, Prudential Legacy Insurance Company of New Jersey, KeyBank National Association, Sterling National Bank and Allegiance Bank (each, an “Exiting Lender”), hereby sells, assigns, transfers and conveys to the Lenders hereto, and each of the Lenders hereto hereby purchases and accepts, so much of the aggregate Commitments under, and Loans outstanding under, the Existing Credit Agreement such that, after giving effect to this Agreement (a) such Exiting Lender shall (i) be paid in full in cash for all amounts owing under the Existing Credit Agreement as agreed and calculated by such Exiting Lender and the Administrative Agent in accordance with the Existing Credit Agreement, (ii) cease to be a “Lender” under the Existing Credit Agreement and the “Loan Documents” as defined therein and (iii) relinquish its rights (other than those rights applicable to all Lenders which would expressly survive a termination of the Existing Credit Agreement) and be released from its obligations under the Existing Credit Agreement and the other “Loan Documents” as defined therein, and (b) the Commitment of each

Lender shall be as set forth on the Commitment Schedule. The foregoing assignments, transfers and conveyances are without recourse to such Exiting Lender and without any warranties whatsoever by the Administrative Agent or such Exiting Lender as to title, enforceability, collectability, documentation or freedom from liens or encumbrances, in whole or in part, other than the warranty of such Exiting Lender that it has not previously sold, transferred, conveyed or encumbered such interests. The Exiting Lender is executing this Agreement for the sole purpose of evidencing its agreement to this Section 9.25 only and for no other purpose and shall have no obligations under this Agreement except as set forth in this Section 9.25.

ARTICLE X

Loan Guaranty

Section 10.01 Guaranty. Each Loan Guarantor (other than those that have delivered a separate guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as a surety, absolutely, unconditionally and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses, including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing Banks and the other Secured Parties in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”; provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

Section 10.02 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, any Issuing Bank or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

Section 10.03 No Discharge or Diminishment of Loan Guaranty.

(a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the Payment in Full of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other

Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Issuing Bank, any Lender or any other Person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, any Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the Payment in Full of the Guaranteed Obligations).

Section 10.04 Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower, any Loan Guarantor or any other Obligated Party, other than the indefeasible Payment in Full of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been Paid in Full. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

Section 10.05 Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party or any collateral, until the Obligors and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Banks and the Lenders.

Section 10.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise (including a payment effected through exercise of a right of setoff), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Banks and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.

Section 10.07 Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, any Issuing Bank or any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

Section 10.08 Termination. Each of the Lenders and the Issuing Banks may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five (5) days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations. Nothing in this Section 10.08 shall be deemed to constitute a waiver of, or eliminate, limit, reduce or otherwise impair any rights or remedies the Administrative Agent or any Lender may have in respect of, any Default or Event of Default that may exist under clause (o) of Article VII hereof as a result of any such notice of termination.

Section 10.09 Taxes. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Administrative Agent, the applicable Lender or the applicable Issuing Bank (as the case may be) receives the amount it would have received had no such withholding been made.

Section 10.10 Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Administrative Agent, any Issuing Bank or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”). This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Administrative Agent, the Issuing Banks and the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor or any other Person shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Administrative Agent, the Issuing Banks or the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

Section 10.11 Contribution. In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article X, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the Payment in Full of the Guaranteed Obligations. This provision is for the benefit of all of the Administrative Agent, the Issuing Banks, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

Section 10.12 Liability Cumulative. The liability of each Obligor as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Obligor to the Administrative Agent, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such Obligor is a party or in respect of any obligations or liabilities of the other Obligors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 10.13 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of its obligations under this Loan Guaranty in respect of a Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 10.13 shall remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 10.14 Release. The Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Borrower Representative, release any Loan Guarantor (other than any Borrower) from its obligations under this Loan Guaranty if (i) so long as no Default or Event of Default has occurred and is continuing, such Loan Guarantor is no longer a Material Domestic Subsidiary or is otherwise not required pursuant to the terms of this Agreement to provide a Loan Guaranty (provided that, if requested by the Administrative Agent, the Borrower Representative shall have delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent certifying that such release is permitted by this Agreement) or (ii) such release is approved, authorized or ratified by the requisite Lenders pursuant to Section 9.02.

ARTICLE XI

The Borrower Representative

Section 11.01 Appointment; Nature of Relationship. The Kodiak Borrower is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account or such other account as may be designated by the Borrower Representative in consultation with the Administrative Agent, at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower(s), provided that, in the case of a Revolving Loan, such amount shall not exceed Availability. The Administrative Agent, the Issuing Banks, the Lenders and the other Secured Parties, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.

Section 11.02 Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

Section 11.03 Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

Section 11.04 Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default or Event of Default hereunder referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

Section 11.05 Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

Section 11.06 Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent, the Issuing Banks, the Lenders and the other Secured Parties the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including, without limitation, the Borrowing Base Certificates and the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

Section 11.07 Reporting. Each Borrower hereby agrees, upon the request of the Administrative Agent, that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Borrowing Base Certificates and Compliance Certificate required pursuant to the provisions of this Agreement.

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